UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Mead Johnson Nutrition Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2701 Patriot Boulevard, Fourth Floor    Glenview, Illinois 60026-8039    (847) 832-2420

April 2, 2010

Dear Fellow Stockholder:

We are pleased to invite you to attend our Annual Meeting of Stockholders on May 11, 2010, at 9:30 a.m. Central Daylight Time, at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend in person, you can ensure that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by Internet or by telephone or by signing, dating and returning your proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Sincerely,

James M. Cornelius	Stephen W. Golsby
Chairman of the Board of Directors	President and Chief Executive Officer

2701 Patriot Boulevard, Fourth Floor    Glenview, Illinois 60026-8039    (847) 832-2420

Notice of Annual Meeting of Stockholders

April 2, 2010

The 2010 Annual Meeting of Stockholders of Mead Johnson Nutrition Company (the “Company”) will be held at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026, on May 11, 2010, at 9:30 a.m. Central Daylight Time, for the following purposes:

1.	To elect as directors the nominees named in the attached Proxy Statement to hold office for a term of one year;

2.	To approve the Mead Johnson Nutrition Company 2009 Amended and Restated Stock Award and Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010; and

4.	To transact any other business that may properly come before the meeting.

The Board of Directors recommends a vote FOR Items 1, 2 and 3. Stockholders of record at the close of business on March 22, 2010, will be entitled to vote at the meeting.

By order of the Board of Directors,

William C. P’Pool
Senior Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2010

The Proxy Statement relating to our 2010 Annual Meeting of Stockholders, our Annual Report to Stockholders for the year ended December 31, 2009 and our Annual Report on Form 10-K for the year ended December 31, 2009 are available at www.meadjohnson.com/eproxy.

YOUR VOTE IS IMPORTANT

Please vote as promptly as possible

by using the Internet or telephone or by signing, dating and returning the proxy card.

If you plan to attend the meeting, you must request an admission ticket in advance following the instructions set forth on page 4 of the attached Proxy Statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than May 6, 2010. Please note that seating is limited and requests will be accepted on a first-come, first-served basis. On the day of the meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. Central Daylight Time and the meeting will begin at 9:30 a.m. Central Daylight Time. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting.

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 11, 2010. This Proxy Statement and accompanying proxy card are being mailed to stockholders on or about April 7, 2010.

In this Proxy Statement, we refer to Mead Johnson Nutrition Company, together with its subsidiaries, as “Company”, “we” or “us” and the Board of Directors as the “Board”.   References to “MJN” or “Mead Johnson” are to Mead Johnson Nutrition Company only. When we refer to the “split-off”, we mean the Bristol-Myers Squibb Company (“BMS”) exchange offer that was completed on December 23, 2009, resulting in the split-off of MJN from BMS. Prior to the completion of the exchange offer, BMS converted all of its MJN Class B common stock into Class A common stock. Effective January 7, 2010, all of our Class A common stock was reclassified as common stock, par value $0.01 per share.

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MAP AND DIRECTIONS TO 2010 ANNUAL MEETING OF STOCKHOLDERS OF MEAD JOHNSON NUTRITION COMPANY	Inside Back Cover

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THE PROXY PROCESS AND STOCKHOLDER VOTING

Q:	Why am I receiving these materials?

A:	We have made these materials available to you in connection with our solicitation of proxies for use at the Annual Meeting to be held on Tuesday, May 11, 2010 at 9:30 a.m. Central Daylight Time, and at any postponement(s) or adjournment(s) thereof. These materials were first mailed to stockholders on or about April 7, 2010. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What is included in these materials?

A:	These materials include:

•	This Proxy Statement for the Annual Meeting;

•	The Company’s Annual Report to Stockholders for the year ended December 31, 2009;

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission (“SEC”) on February 25, 2010; and

•	A proxy card for the Annual Meeting.

Q:	What items will be voted on at the Annual Meeting?

A:	Stockholders will vote on three items at the Annual Meeting:

•	The election to the Board of the nine nominees named in this Proxy Statement (Proposal No. 1);

•	Approval of the Mead Johnson Nutrition Company 2009 Amended and Restated Stock Award and Incentive Plan (the “2009 Stock Award and Incentive Plan”) (Proposal No. 2); and

•	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for 2010 (Proposal No. 3).

Q:	What are the Board’s voting recommendations?

A:	The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);

•	“FOR” approval of the 2009 Stock Award and Incentive Plan (Proposal No. 2); and

•	“FOR” ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2010 (Proposal No. 3).

Q:	Who is entitled to vote?

A:	All record holders of our common stock as of the close of business on March 22, 2010 are entitled to vote. On that day, 204,516,132 shares were issued and outstanding. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares, and we sent the proxy materials directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name”, and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	If I am a stockholder of record of the Company’s shares, how do I vote?

A:	There are four ways to vote:

•	In Person. If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive upon request.

•	By Internet. You may vote by proxy over the Internet by following the instructions provided on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Q:	If I am a beneficial owner of the Company’s shares held in street name, how do I vote?

A:	There are four ways to vote:

•	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

•	By Internet. You may vote by proxy over the Internet by following the instructions provided on the vote instruction form provided to you by the organization that holds your shares.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by the organization that holds your shares.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by the organization that holds your shares.

Q:	If I hold shares through a benefit plan, such as a 401(k) plan, how do I vote?

A:	For voting purposes, the proxy card includes all shares credited to your account under the benefit plans of Mead Johnson, BMS or ConvaTec Inc., held in custody by the plan trustee.

In order to direct the plan(s) trustee(s) to vote the shares held in your benefit plan account(s), you must vote the shares by 11:59 p.m. Eastern Daylight Time on May 6, 2010. If your voting instructions are not received by that time, the trustee(s) will vote the shares credited to your account(s) in the same proportion as the respective plan shares for which voting instructions have been received, unless contrary to the Employee Retirement Income Security Act of 1974. Please follow the instructions in this Q&A for voting of stockholders of record to cast your vote. Although you may attend the Annual Meeting, you may not vote shares held in your Mead Johnson, BMS or ConvaTec Inc. benefit plan(s) account(s) at the Annual Meeting.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In voting by proxy, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR each of the nominees to the Board;

•	FOR the approval of the 2009 Stock Award and Incentive Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2010.

Q:	What if I submit a proxy and later change my mind?

A:	If you have given your proxy and later wish to revoke it, you may do so by giving written notice to our Corporate Secretary at the address indicated in the Notice of Annual Meeting of Stockholders, submitting another proxy bearing a later date (in any of the permitted forms) or casting a ballot in person at the Annual Meeting.

Q:	What happens if other matters are raised at the Annual Meeting?

A:	If other matters are properly presented at the Annual Meeting, the individuals named as proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However, our Corporate Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the Annual Meeting.

Q:	How is it determined whether a matter has been approved?

A:	Assuming a quorum is present, the approval of the matters specified in the Notice of Annual Meeting will be determined as follows:

•	Those nominees for director receiving a plurality of votes cast will be elected as directors; and

•	Each other matter requires the affirmative vote of a majority of the shares of our common stock, present in person or by proxy and entitled to vote at the Annual Meeting.

Q:	What constitutes a quorum?

A:	A majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting, constitutes a quorum. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the “NYSE”), the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote”.

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2010 (Proposal No. 3) is the only matter considered routine under NYSE rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

The election of directors (Proposal No. 1) and the approval of our 2009 Stock Award and Incentive Plan (Proposal No. 2) are matters considered non-routine under NYSE rules. A broker or other nominee cannot vote without instructions from beneficial owners on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1 and No. 2. Broker non-votes will have no effect on the outcome of these proposals.

Q:	What effect does an abstention have?

A:	Abstentions or directions to withhold authority will have no effect on the outcome of the election of directors. Abstentions will have the same effect as a vote against any of the other matters specified in the Notice of Annual Meeting.

Q:	Who will count the vote?

A:	Broadridge Financial Solutions, Inc. will tabulate votes and act as the Inspector of Election at the Annual Meeting.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC by May 17, 2010.

Q:	How can I attend the Annual Meeting?

A:	If you plan to attend the Annual Meeting, you must request an admission ticket in advance. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You may request tickets by:

•	Visiting www.meadjohnson.com/annual meeting 2010 and following the instructions provided;

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Sending an email to the Shareholder Services Department at mjn.shareholderservices@mjn.com providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets;

•	Sending a fax to (812) 647-8602 and following the instructions provided; or

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Sending a request by mail to Shareholder Services, Mead Johnson Nutrition Company, 2701 Patriot Blvd., Glenview, Illinois 60026 and providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets.

If you hold shares in street name (that is, through a broker or other nominee), you will need to send a written request for an admission ticket either by regular mail, fax or e-mail, along with proof of share ownership, such as a copy of your voting instruction form, a letter from your bank or broker or a photocopy of your current account statement.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than May 6, 2010. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the date of the meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. Central Daylight Time.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting.

Q:	Does the Company offer an opportunity to receive future proxy materials electronically?

A:	Yes. If you wish to view future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, you will not have the option to elect electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year and will send you an e-mail message notifying you of the Internet address or addresses where you may access next year’s proxy materials and annual report and vote your shares.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

Our business and affairs are managed under the direction of our Board. Currently, our Board consists of the following seven members: Dr. Steven M. Altschuler, Mr. Howard B. Bernick, Mr. James M. Cornelius, Mr. Stephen W. Golsby, Mr. Peter G. Ratcliffe, Dr. Elliott Sigal and Mr. Robert S. Singer. In addition, the Board has nominated the following two individuals to stand for election as new directors: Ms. Kimberly A. Casiano and Ms. Anna C. Catalano.

During 2009, the Board held 10 meetings. Prior to our initial public offering (“IPO”) on February 11, 2009, the Board consisted entirely of senior executives of BMS. In connection with our IPO, Messrs. Bernick, Ratcliffe and Singer joined the Board effective February 13, 2009, followed by Drs. Altschuler and Sigal on March 10, 2009. Other than Mr. Cornelius, Dr. Sigal and Mr. Golsby, our President and Chief Executive Officer, all of our current directors are independent directors, as defined by the rules of the NYSE. The directors have discretion to increase or decrease the size of the Board.

In connection with our split-off from BMS, which was completed on December 23, 2009, four of our former Board members, who were senior executives of BMS, resigned, and the Board decreased in size from eleven members to seven. In addition, after the split-off we are no longer a “controlled company” as set forth in the corporate governance rules of the NYSE. As a result, we are required by NYSE rules to have a majority of independent directors on the Board within one year of the split-off. Our current board meets this requirement.

During 2009, all of our directors attended 75% or more of the aggregate number of meetings of the Board and Board committees on which they served. Our directors are expected to attend our annual meeting of stockholders.

Committees of the Board of Directors

The standing committees of the Board are the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. The members of each committee are appointed by the Board and serve until their successors are elected and qualified, unless they are earlier removed or resign.

As noted above, we are no longer a “controlled company” as set forth in the corporate governance rules of the NYSE. As a result, we are required to have a majority of independent directors on each of our Compensation and Management Development and Nominating and Corporate Governance Committees within 90 days of our split-off from BMS, and solely independent directors on each of these two committees within one year of the split-off.

Currently, all members of the Audit Committee and a majority of the members of the Compensation and Management Development and Nominating and Corporate Governance Committees satisfy the standards of independence applicable to members of such committees. Prior to the split-off, while we were a “controlled company”, we did not have, and were not required to have, a majority of independent directors on our Board, nor did we have, nor were we required to have, a Compensation and Management Development Committee and a Nominating and Corporate Governance Committee composed entirely of independent directors as defined under the rules of the NYSE. The “controlled company” exception does not modify the independence requirements for the Audit Committee. Thus, prior to the split-off, our Audit Committee was made up of three independent directors.

Each committee is governed by a written charter that is available on our website at www.meadjohnson.com under the caption “About Mead Johnson—Corporate Governance—Committee Charters”.

Audit Committee

The Audit Committee is currently composed of Messrs. Singer (Chair), Bernick and Ratcliffe, each of whom is independent under the rules of the NYSE. The Board has determined that each of Messrs. Singer, Bernick and Ratcliffe qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee has responsibility for, among other things:

•	overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

•	overseeing management’s establishment and maintenance of processes to ensure that an adequate system of internal control is functioning;

•	overseeing management’s establishment and maintenance of processes to ensure our compliance with all applicable laws, regulations and corporate policies;

•	reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings; and

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reviewing the performance of the independent accountants and making recommendations to the Board regarding the appointment or termination of the independent accountants and considering and approving any non-audit services proposed to be performed by the independent accountants.

The Audit Committee met 11 times in 2009. The Audit Committee Report appears on page 61. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

Compensation and Management Development Committee

The Compensation and Management Development Committee is currently composed of Mr. Bernick (Chair) and Dr. Altschuler, each of whom is independent under the rules of the NYSE, and Mr. Cornelius. The Compensation and Management Development Committee exercises the authority of the Board relating to employee benefit plans and is responsible for the oversight of compensation generally. The Compensation and Management Development Committee has responsibility for, among other things:

•	reviewing our compensation practices and policies, including equity benefit plans and incentive compensation;

•	reviewing key employee compensation policies;

•	monitoring the performance and compensation of our chief executive officer, executive officers and other key employees;

•	reviewing senior management succession planning and organization structure, and reviewing our policies and programs for the development of management personnel; and

•	preparing recommendations and periodic reports to the Board concerning these matters.

The Compensation and Management Development Committee met six times in 2009. The Compensation and Management Development Committee Report begins on page 17. The Compensation and Management Development Committee has directly engaged Hewitt Associates LLC (“Hewitt”) as its compensation consultant, effective April 2009.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Messrs. Ratcliffe (Chair) and Singer, each of whom is independent under the rules of the NYSE, and Mr. Cornelius. The Nominating and Corporate Governance Committee assists and advises the Board on director nominations, corporate governance and general Board organization and planning matters. The Nominating and Corporate Governance Committee has responsibility for, among other things:

•	making recommendations as to the size, composition, structure, operations, performance and effectiveness of the Board;

•	establishing criteria and qualifications for membership on the Board and its committees;

•	assessing and recommending to the Board strong and capable candidates qualified to serve on the Board and its committees;

•	developing and recommending to the Board a set of corporate governance principles;

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considering matters relating to our responsibilities as a global corporate citizen pertaining to corporate social responsibility and corporate public policy and the impact on our employees and stockholders; and

•	considering and recommending to the Board other actions relating to corporate governance.

The Nominating and Corporate Governance Committee met three times in 2009.

Director Independence

To be considered independent, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Corporate Governance Guidelines require that the Board be composed of a majority of directors who meet the criteria for “independence” established by rules of the NYSE.

Our Board annually undertakes a review of director independence. During its review, the Board considered transactions and relationships between each director or any member of his or her immediate family and us and our subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below beginning on page 13. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that Dr. Altschuler and Messrs. Bernick, Ratcliffe and Singer, as well as Mmes. Casiano and Catalano, who together constitute a majority of the directors nominated for election at the Annual Meeting, are independent. Mr. Golsby is considered an inside director because of his employment as our President and Chief Executive Officer. The Board determined that Mr. Cornelius and Dr. Sigal are not independent directors as a result of their employment with BMS, our former parent, as well as our related transactions with BMS reported under “Certain Relationships and Related Transactions”. Mr. Cornelius will be retiring from his position as chief executive officer of BMS effective May 4, 2010, but he will remain Chairman of the Board of BMS.

In determining the independence of each director, the Board considered the following relationship, which it determined was immaterial to the director’s independence. The Board considered that we and our subsidiaries have, in the ordinary course of business during the last three years, sold products to The Children’s Hospital of Philadelphia, at which one of our directors, Dr. Altschuler, was president and chief executive officer during 2009. However, the amount received from the hospital in each of the last three fiscal years was approximately $260,000 and did not approach 2% of the hospital’s total revenue. In addition, the Board considered Dr. Altschuler’s participation in our Scientific Advisory Board (“SAB”), which is a non-Board consultative body that has been established to advise the Chief Executive Officer on various medical and nutritional issues. For his participation on, and role as Chair of, the SAB, Dr. Altschuler received an aggregate of $15,000 in fees in 2009. The Board determined that these relationships did not impair the independence of Dr. Altschuler.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern its operation and that of its committees. From time to time, our Board may revise the Corporate Governance Guidelines in response to changing regulatory requirements, evolving corporate governance best practices and the concerns of our stockholders and other constituents. A copy of the Corporate Governance Guidelines is available on our website at www.meadjohnson.com under the caption “About Mead Johnson—Corporate Governance—Guidelines”. The Corporate Governance Guidelines address, among other matters, the Board’s composition and structure, the Board’s responsibilities, the Board’s meeting procedures, the Board’s involvement with senior management, the Board’s role in leadership development and general committee matters.

Code of Ethics

We have established a Standards of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and Code of Conduct and Ethics for Directors (collectively, the “Codes”). These Codes establish the standards of ethical conduct applicable to all of our directors, officers, employees, consultants and contractors and communicate our commitment to the highest standards of moral and ethical behavior in all of our business activities and our commitment to compliance with all applicable laws and regulations. The Standards of Business Conduct and Ethics address, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, conflicts of interest or other violations.

The Codes are publicly available on our website at www.meadjohnson.com, under the caption “About Mead Johnson––Corporate Governance––Governance Documents––Standards of Business Conduct and Ethics”. Any amendment or waiver to the Codes with respect to our chief executive officer, chief financial officer, controller or persons performing similar functions may only be authorized by our Audit Committee and will be disclosed as required by applicable law and will be posted promptly on our website.

Board Leadership Structure and Lead Independent Director

Mr. Cornelius serves as our non-executive Chairman of the Board. The Chairman of the Board organizes Board activities to enable the Board to effectively provide guidance to, and oversight and accountability of, management. To fulfill that role, the Chairman of the Board, among other things: creates and maintains an effective working relationship with the Chief Executive Officer and the other members of management and the Board; provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions; and assures that the Board agenda is appropriately directed to the matters of greatest importance to our Company. In carrying out his responsibilities, the Chairman of the Board preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy.

Although the roles of Chairman of the Board and Chief Executive Officer are currently held by different individuals, our Chairman of the Board does not satisfy the independence criteria under NYSE rules because he serves as chief executive officer and chairman of the board of BMS, our former parent. While Mr. Cornelius will be retiring from his position as chief executive officer of BMS effective May 4, 2010, he will remain chairman of the board of BMS. Under applicable NYSE rules, Mr. Cornelius will not be deemed independent until three years after our split-off from BMS. Accordingly, our Board determined that, as a matter of good corporate governance, it was preferable to create the position of, and appoint a director as, the Lead Independent Director. We believe that this arrangement is appropriate because, as described below, the Lead Independent Director provides an additional element of independence to the leadership of our Board.

Following our split-off from BMS, the Board created the position of Lead Independent Director and designated Mr. Singer, who is Chair of the Audit Committee, as the initial Lead Independent Director. The position of Lead Independent Director includes the following duties:

•	being available to stockholders and other stakeholders as may be necessary;

•	presiding over meetings of the independent directors;

•	standing in for the Chairman at Board meetings when the Chairman is not present; and

•	organizing the performance assessment of the Chairman of the Board.

To preserve the independence of the position, the Lead Independent Director is appointed by the independent directors and must have at least one year of experience on our Board. In addition, the Lead Independent Director is selected from among the Chairs of the Audit, Compensation and Management Development and Nominating and Governance Committees, which appointment is by annual rotation.

Risk Oversight

The Board is responsible for oversight of the Company’s enterprise risk management processes designed by senior management. The Audit Committee also provides specific oversight of the Company’s financial risk exposures. The Chief Executive Officer informs the Board of the Company’s major risk exposures and describes the steps taken by senior management to monitor and control such exposures. Such steps include management reviewing the results of a formal risk analysis, defining responsive mitigation plans and incorporating such plans in our overall strategic plan. Senior management, with Board oversight, is responsible for daily oversight of the Company’s risk management processes and sets the Company’s tone at the top. In addition to prioritizing risks based on the magnitude and probability of occurrence, senior management monitors significant risks and responses and ensures that the Company’s overall business strategy is risk-responsive.

Communicating with the Board of Directors

Stockholders and other interested parties wishing to contact one or more of our directors, including the non-management directors as a group, may do so by sending a letter to the director, the Chairman of the Board, the Chairman of the Audit Committee or the Lead Independent Director, in each case c/o the Corporate Secretary at the address indicated in the Notice of Annual Meeting of Stockholders. Any such correspondence will be forwarded to the appropriate director or directors for review.

Nomination of Directors

Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate criteria for membership to the Board. Directors are selected based on, among other things, diversity of backgrounds and experience, integrity, independence, wisdom, an inquiring mind, vision, a proven record of accomplishment and an ability to work with others. The full Board has final approval authority with respect to any candidate.

In developing criteria for open Board positions, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, which may include: the current Board composition; the range of talents, experiences and skills that would best complement those already represented on the Board; and the need for financial or other specialized expertise. Applying these criteria, the Nominating and Corporate Governance Committee considers candidates for Board membership that may be suggested by its members and other Board members, as well as by management and stockholders. The Nominating and Corporate Governance Committee also may from time to time retain a third-party executive search firm to assist it with identifying and reviewing candidates.

Based primarily on the need for additional Board members, the Nominating and Corporate Governance Committee will identify a prospective nominee and make an initial determination as to whether to conduct a full evaluation of the nominee. In making this determination, the Nominating and Corporate Governance Committee considers the information provided to it with the candidate’s recommendation, as well as information available on hand or obtained through inquiries to third parties. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party executive search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, which may include:

•	the ability of the prospective nominee to represent the interests of our stockholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in our Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of our stockholders, employees, customers and the communities in which we operate; and

•	the willingness of the prospective nominee to meet our minimum equity interest holding guidelines for directors.

If the Nominating and Corporate Governance Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board, as appropriate, interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new director after considering the Nominating and Corporate Governance Committee’s report.

A stockholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. Any prospective nominee recommended by a stockholder will be considered and evaluated on the same basis as other prospective nominees. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our bylaws relating to stockholder nominations as described in “Stockholder Proposals for the 2011 Annual Meeting” below on page 77.

Director Compensation

We have adopted a director compensation program that establishes annual compensation for our non-employee directors that will enable us to attract and retain high quality directors, provide them with compensation at a level that is consistent with our compensation objectives and encourage their ownership of our common stock to further align their interests with those of our stockholders.

In January 2009, our Board reviewed market data and other analysis prepared by Frederic W. Cook & Co. and determined that it was appropriate to target non-employee director compensation at levels that were commensurate with their experience and expected commitment to Board and committee matters. Based on that review, our Board adopted an initial non-employee director compensation program that includes cash compensation and equity-based awards as described below. Any of our directors who was a full-time employee of MJN or BMS received no additional compensation for service as a director of MJN. As a result of our split-off from BMS, Mr. Cornelius and Dr. Sigal will participate in our director compensation program in 2010.

Cash Compensation

For 2009, our Board adopted an initial director compensation program that included the following cash compensation:

•	An annual cash retainer of $55,000 payable to each non-employee director;

•

Annual cash retainers of $20,000, $15,000 and $10,000 payable to the chairs of our Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee, respectively; and

•

Annual cash retainers of $10,000, $7,500 and $5,000 payable to each non-employee director who was a member of our Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee, respectively (in each case, other than the chair of the relevant committee).

For 2010, based upon a review of market data and an analysis provided by Hewitt, and in consideration of our new status as a fully-independent company and the fact that the Company has been engaged in several complex transactions requiring more of the directors’ time and attention, the Nominating and Corporate Governance Committee recommended that the Board revise its director compensation program, effective January 1, 2010, to include the following cash compensation:

•	An annual cash retainer of $85,000 payable to each non-employee director;

•

Annual cash retainers of $25,000, $20,000 and $15,000 payable to the chairs of our Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee, respectively; and

•

Annual cash retainers of $10,000, $7,500 and $6,500 payable to each non-employee director who is a member of our Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee, respectively (in each case, other than the chair of the relevant committee).

Restricted Stock Units

For 2009, each non-employee director was entitled to an annual grant of MJN equity-based awards under our 2009 Stock Award and Incentive Plan having a grant date fair market value of approximately $80,000. Upon the consummation of our IPO, each individual then serving as a non-employee director received, in lieu of an annual grant for 2009, a founder’s award of 3,334 restricted stock units under our 2009 Stock Award and Incentive Plan having a grant date fair market value of approximately $80,000. The terms of the founder’s awards provided that the restricted stock units would fully vest on the first anniversary of the grant date. Upon joining the Board in March 2009, Dr. Altschuler received a grant of 3,024 restricted stock units under our 2009 Stock Award and Incentive Plan having a grant date fair market value of approximately $80,000, which fully vested on the first anniversary of the grant date.

For 2010, each director is entitled to an annual grant of MJN equity-based awards under our 2009 Stock Award and Incentive Plan having a grant date fair market value of $100,000.

Generally, these equity grants to our directors are made concurrently with annual equity grants to our employees.

Other Director Compensation

For 2010, the non-executive Chairman shall be entitled to compensation in lieu of the compensation payable to non-employee directors as follows:

•	An annual cash retainer of $190,000; and

•	An annual grant of restricted stock units having a grant date fair value of $285,000, which will fully vest on the first anniversary of the grant date.

For 2010, the Lead Independent Director shall be entitled to an additional annual cash retainer of $15,000.

Director Compensation Table

The following table provides information on 2009 compensation for non-employee directors who served on the Board during 2009.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Dr. Steven M. Altschuler	$62,500	$80,338	$15,000	$157,838
Howard B. Bernick	$80,000	$80,016	—	$160,016
James M. Cornelius	—	—	—	—
Peter G. Ratcliffe	$75,000	$80,016	—	$155,016
Dr. Elliott Sigal	—	—	—	—
Robert S. Singer	$80,000	$80,016	—	$160,016

(1)	Consists of the amounts described above under “Director Compensation—Cash Compensation”.
(2)	Consists of restricted stock units described above under “Director Compensation—Restricted Stock Units”. As of December 31, 2009, Dr. Altschuler held 3,024 restricted stock units and Messrs. Bernick, Ratcliffe and Singer each held 3,334 restricted stock units.
(3)	Includes $10,000 paid to Dr. Altschuler in connection with his participation on the SAB and $5,000 for his role as Chair of the SAB.

Director Stock Ownership Guidelines

Our non-employee directors are subject to ownership guidelines regarding shares of our common stock. Our guidelines require that within four years of becoming a director, each of our non-employee directors hold common stock with a value equal to four times his or her annual cash retainer. This common stock is to be acquired through the retention of the annual stock awards as well as any other acquisition of common stock. Our non-employee directors may not sell any of their common stock awards until the director has achieved the ownership threshold (except to satisfy tax withholding requirements), after which the director is free to sell any common stock awards acquired following vesting. If one of our non-employee directors departs from the Board, the director must retain common stock with a value equal to four times his or her annual cash retainer for a six-month period following the director’s date of departure.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Review, Approval or Ratification of Transactions with Related Persons

The Board must approve any transactions involving the Company in which any of our directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members has a direct or indirect material interest and where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. In doing so, the Board takes into account, among other factors it deems appropriate:

•	The related person’s interest in the transaction;

•	The approximate dollar value of the amount involved in the transaction;

•	The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	Whether the transaction was undertaken in the ordinary course of our business;

•	Whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	The purpose of, and the potential benefits to us of, the transaction; and

•

Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The transactions with BMS described below were, for the most part, approved prior to our IPO and therefore were not approved pursuant to this policy.

Certain Relationships and Related Transactions

Our Split-off From Our Former Parent, BMS

On December 23, 2009, BMS completed an exchange offer whereby BMS disposed its entire ownership and voting interest in us, resulting in our split-off from BMS. Prior to the split-off, BMS beneficially owned 42,344,571 shares of our Class A common stock (or approximately 55.1% of our outstanding shares of Class A common stock) and 127,655,429 shares of our Class B common stock (representing 100% of the outstanding shares of Class B common stock). Prior to the completion of our split-off from BMS, BMS converted all of its MJN Class B common stock to Class A common stock. To effect the split-off, BMS distributed its 170,000,000 shares of MJN Class A common stock to its participating stockholders in exchange for 269,285,601 shares of BMS common stock. As a result of the split-off, we became completely independent from BMS subject to certain agreements between BMS and us that will remain in place for specified terms.

Separation Agreement

As part of our IPO, we entered into a separation agreement with BMS, which governed the transfer of assets and assumption of liabilities between BMS and us.

The separation agreement provided for a full and complete release and discharge of all liabilities between BMS and us, and our respective subsidiaries, except as expressly set forth in the separation agreement. The liabilities released or discharged include liabilities arising under any contractual agreements or from any acts, events or conditions existing or alleged to exist on or before the completion of our IPO (other than tax liabilities, which are addressed by the tax matters agreement described under “—Tax Matters Agreement”).

We also agreed to indemnify, hold harmless and defend BMS, each of its affiliates and each of their respective directors, officers, members, managers and employees, from and against all liabilities relating to, arising out of or resulting from (i) the businesses contributed by BMS to us, (ii) our breaches of the separation agreement and (iii) our IPO.

BMS agreed to indemnify, hold harmless and defend us, each of our affiliates and each of our respective directors, officers, members, managers and employees from and against all liabilities relating to, arising out of or resulting from (i) the BMS businesses or any liability of BMS (other than businesses contributed to us or liabilities associated with our separation from BMS) and (ii) BMS breaches of the separation agreement.

The separation agreement also specified procedures with respect to claims subject to indemnification and related matters.

Transitional Services Agreement

Historically, BMS has provided significant corporate and shared services functions to us, such as executive oversight, risk management, information technology, accounting, audit, legal, investor relations, human resources, tax, treasury, procurement and other services.

On January 31, 2009, we entered into a transitional services agreement with BMS whereby BMS agreed to provide us with various corporate support services (the “BMS Services”), and we agreed to provide BMS with certain services (the “MJN Services”). The transitional services agreement was amended and restated on December 18, 2009. The BMS Services and the MJN Services will continue for a specified initial term, which will vary with the types of services to be provided, unless earlier terminated or extended according to the terms of the transitional services agreement. We will pay BMS mutually agreed-upon fees for the BMS Services and BMS will pay us mutually agreed-upon fees for the MJN Services. The majority of the services have a term through December 31, 2011. The total net costs under the transitional services agreement for the year ended December 31, 2009 were $58.3 million. Total net costs in 2010 under the transitional services agreement are expected to be approximately $45 million.

The transitional services agreement provides that the performance of a service according to the agreement, whether by us or BMS, will not subject the provider of such service to any liability whatsoever except as directly caused by the gross negligence or willful misconduct of the service provider. Liability for gross negligence or willful misconduct is limited to the lesser of the price paid for the particular service or the cost of the service’s recipient performing the service itself or hiring a third party to perform the service. Under the transitional services agreement, the service provider of each service is indemnified by the recipient against all third-party claims relating to provision of services or the recipient’s material breach of a third-party agreement, except where the claim is directly caused by the service provider’s gross negligence or willful misconduct. BMS is the service provider and we are the recipient of the majority of the services to be provided under the transitional services agreement.

The aggregate cost of the services provided under the transitional services agreement is consistent with general and administrative expenses that BMS has historically allocated or incurred with respect to the BMS Services and the MJN Services.

The terms of the transitional services agreement, including the fees charged for the BMS Services and the MJN Services, are substantially similar to those that would be agreed to by parties bargaining at arm’s length for similar services. We believe the payments we make to BMS and BMS makes to us are reasonable. However, these payments are not necessarily indicative of, and it is not practical for us to estimate, the level of expenses we might incur in procuring these BMS Services from alternative sources.

Tax Matters Agreement

In connection with our IPO, on February 10, 2009, we entered into a tax matters agreement with BMS. This agreement governs the tax relationship between us and BMS for the tax periods through our December 23, 2009 split-off from BMS. Under this agreement, responsibility is allocated between BMS and its subsidiaries, and us for the payment of taxes resulting from filing (i) tax returns on a combined, consolidated or unitary basis and (ii) single entity tax returns for entities that have both MJN and non-MJN operations. Accordingly, BMS prepares returns for us for all periods during which we are included in a combined, consolidated or unitary group with BMS or any of its subsidiaries for federal, state, local or foreign tax purposes, as if we ourselves were filing as a combined, consolidated or unitary group. BMS also prepares returns for us for all periods during which a single-entity tax return is filed for an entity that has both MJN and non-MJN operations. We make payments to BMS and BMS makes payments to us with respect to such returns, as if such returns were actually required to be filed under the laws of the applicable taxing jurisdiction and BMS were the relevant taxing authority of such jurisdiction.

On December 18, 2009, we entered into an amended and restated tax matters agreement with BMS. With respect to the period before the split-off, the amended and restated tax matters agreement allocates the responsibility of BMS and its subsidiaries and us for the payment of taxes in the same manner as discussed above with respect to the tax matters agreement. Pursuant to the amended and restated tax matters agreement, we have consented to join BMS in electing to allocate items ratably between the portion of the taxable year in which we were included in the BMS consolidated tax group and the short period beginning after the split-off on December 23, 2009 and ending on December 31, 2009 when we were a separate taxpayer.

Under the amended and restated tax matters agreement, BMS also has agreed to indemnify us for (i) any tax attributable to a Mead Johnson legal entity for any taxable period ending on or before December 31, 2008, (ii) any tax arising solely as a result of the IPO and the restructuring which preceded the IPO and (iii) any transaction tax associated with the split-off transaction. We have agreed to indemnify BMS for (i) any tax payable with respect to any separate return that we are required to file or cause to be filed, (ii) any tax incurred as a result of any gain which may be recognized by a member of the BMS affiliated group with respect to a transfer of certain foreign affiliates by us in preparation for the IPO and (iii) any tax arising from the failure or breach of any representation or covenant made by us which failure or breach results in the intended tax consequences of the split-off transaction not being achieved.

As of December 31, 2009, based on the terms of the tax matters agreement discussed above, we had a net payable of $12.0 million owing to BMS. Effective as of our split-off from BMS, we no longer are included in BMS’s consolidated tax return.

Employee Matters Agreement

On January 31, 2009, we entered into an employee matters agreement with BMS. The employee matters agreement governs BMS’s, our and the parties’ respective subsidiaries’ and affiliates’ rights, responsibilities and obligations after our IPO with respect to:

•	employees and former employees (and their respective dependents and beneficiaries) who are or were associated with BMS, us or the parties’ respective subsidiaries or affiliates;

•	the allocation of assets and liabilities as it relates to certain employee benefit, pension, welfare, compensation, employment, severance and termination-related matters; and

•	other human resources, employment and employee benefits matters.

Intercompany Notes

On August 26, 2008, Mead Johnson & Company, LLC (“MJC”), a wholly owned subsidiary of MJN, distributed a $2.0 billion intercompany note to E.R. Squibb, a subsidiary of BMS. On February 17, 2009, the $2.0 billion note was reduced to $1.7442 billion and restructured into three notes issued by MJC and guaranteed by MJN (the “BMS Notes”):

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a Floating Rate Note Due 2014 in the principal amount of $744.2 million, bearing interest at a floating rate equal to LIBOR plus 3.00% per annum, payable quarterly, and, starting on June 1, 2010, requiring quarterly principal payments of $18.75 million;

•	a Fixed Rate Note Due 2016 in the principal amount of $500.0 million, bearing interest at a fixed rate of 6.43% per annum; and

•	a Fixed Rate Note Due 2019 in the principal amount of $500.0 million, bearing interest at a fixed rate of 6.91% per annum.

During 2009, we paid BMS a total of $130.5 million in interest on the BMS Notes and the intercompany note that they replaced. In November 2009, we repaid the BMS Notes in full with the net proceeds from a private placement of notes totaling $1.5 billion, along with borrowings under our credit facility and cash on hand.

Other Transactions with BMS

Inventory and Services

In 2009, we entered into transactions with BMS and its subsidiaries for the sale of inventory and services provided to and received from BMS pharmaceutical divisions in various markets worldwide, as well as corporate services provided by BMS. Product transfers from BMS to us were made at various transfer prices. For the year ended December 31, 2009, we had sales to BMS of $84.2 million. Purchases of goods from BMS and its subsidiaries were $13.6 million for the year ended December 31, 2009.

Manufacturing Facility in Delicias, Mexico

On January 31, 2009, one of our subsidiaries, Mead Johnson Nutricionales de Mexico, S. De R.L. de C.V., entered into an agreement with BMS to lease all of the property, plant and equipment assets at the manufacturing facility in Delicias, Mexico, for 20 years. The lease qualified as a capital lease, and the property, plant and equipment are included in our financial statements for all periods. As part of our split-off from BMS, we purchased these assets for $48.7 million plus the applicable taxes in December 2009, and the lease was terminated. The liability related to this purchase was paid in full in January 2010.

Promissory Note from BMS

As of December 31, 2009, BMS owed us $30.0 million under the terms of a promissory note. We received payment in full from BMS on this note in January 2010.

EXECUTIVE COMPENSATION

Compensation and Management Development Committee Report

The Compensation and Management Development Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement. Based upon this review and discussion, the Compensation and Management Development Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Members of the Compensation and Management
Development Committee,

Howard B. Bernick, Chairman
Steven M. Altschuler, M.D.
James M. Cornelius

Compensation Discussion and Analysis

Our executive officers whose compensation is discussed in this Compensation Discussion and Analysis (“CD&A”), and who we refer to as the Named Executive Officers for purposes of this Proxy Statement, are:

•	Stephen W. Golsby—Our President and Chief Executive Officer;

•	Peter G. Leemputte—Our Senior Vice President and Chief Financial Officer;

•	Peter Kasper Jakobsen—Our President, Americas;

•	Charles M. Urbain—Our President, Asia and Europe;

•	Christiaan Augustijns—Our former Senior Vice President and Chief Marketing Officer; and

•	Lynn H. Clark—Our Senior Vice President, Human Resources.

Mr. Augustijns, our former Senior Vice President and Chief Marketing Officer, concluded his employment with us effective October 22, 2009. A discussion of Mr. Augustijns’ compensation as a Named Executive Officer is included in the various tables below and under “—Compensation and Severance Arrangements with Mr. Augustijns”.

Our Transition to Becoming a Completely Independent Company

We completed our IPO on February 17, 2009. Prior to the IPO, we were wholly owned by BMS, and BMS was responsible for determining our historical compensation strategy together with the BMS Compensation and Management Development Committee (the “BMS Compensation Committee”) of BMS’s board of directors (the “BMS Board”). Prior to the IPO, our Board was comprised entirely of directors who were executives of BMS. In connection with our IPO, our Board formed its own Compensation Committee (now known as the Compensation and Management Development Committee and referred to in this CD&A as the “MJN Compensation and Management Development Committee”), which now includes Mr. Cornelius and two independent directors, Mr. Bernick and Dr. Altschuler. The MJN Compensation and Management Development Committee is now responsible for determining our executive compensation strategy.

In anticipation of our IPO, our Board met in December 2008 to review and approve our global compensation plan structure and design, including plans and arrangements for our employees that generally became effective following the completion of the IPO. The plans included the 2009 Stock Award and Incentive Plan and the Mead Johnson Nutrition Company 2009 Senior Executive Performance Incentive Plan (the “2009 Senior Executive Performance Incentive Plan”). The Board also approved guidelines for granting founder’s awards based on an employee’s grade level as described below in “—Principal Components of the 2009 Compensation Program for Named Executive Officers”. In addition, the Board approved the general plan design for the retirement, savings and health and welfare benefit plans that are generally applicable to our employees globally.

In December 2009, BMS completed an exchange offer pursuant to which BMS divested itself of all remaining equity interests in us, resulting in our split-off from BMS. Prior to our split-off from BMS, BMS continued to treat each of the Named Executive Officers as a BMS employee for purposes of continued vesting under BMS’s equity compensation plans. However, the split-off from BMS was considered an involuntary termination of employment without cause under the BMS equity compensation plans for purposes of the Named Executive Officers’ BMS equity awards. This treatment resulted in the immediate vesting of all BMS stock option awards and a pro-rata portion of BMS restricted stock unit awards and BMS long-term performance awards previously received by the Named Executive Officers, as described below under “—Long-Term Performance Share Awards”, “—Stock Option Awards” and “—Restricted Stock Unit Awards”. The remaining unvested portion of BMS restricted stock units and BMS long-term performance awards that were granted to the Named Executive Officers under the BMS equity compensation plans were forfeited. The exercise term of the accelerated BMS stock options was shortened to 90 days from the termination date, unless certain retirement eligibility requirements were met, in which case the full BMS stock option exercise term was retained.

Introduction

This CD&A aims to explain how our compensation program is designed and how it operates with respect to the Named Executive Officers. This CD&A first describes our executive compensation philosophy and then details the process for the decisions made with respect to the 2009 compensation of the Named Executive Officers. This includes a discussion of individual arrangements with the Named Executive Officers and other benefits provided to them. Finally, this CD&A describes several of our key corporate governance policies covering executive compensation.

Because the compensation of the Named Executive Officers was determined by BMS prior to the IPO, the following discussion of the Named Executive Officers’ compensation for 2009 includes a discussion of legacy salary, bonus and equity grants that were determined and awarded by BMS prior to the IPO. Such legacy BMS compensation matters are distinguished from post-IPO compensation matters in the following discussion, and, where appropriate, are identified either as “BMS” or “MJN” components of compensation.

Executive Compensation Philosophy

Our executive compensation philosophy is based on three core elements: (1) pay for performance, (2) competitive pay and (3) stockholder value creation. Each of these elements is described below.

Pay for Performance

We structure our compensation program to align the interests of our senior executives with the interests of our stockholders. We believe that an employee’s compensation should be tied directly to helping us achieve our mission and deliver value to our stockholders. We also believe that a significant amount of compensation should be long-term and at risk. Therefore, a significant part of each executive’s pay depends on his or her performance measured against financial and operational objectives, and a substantial portion is delivered in the form of equity awards that tie the executive’s compensation directly to creating stockholder value.

Competitive Pay

We believe that a competitive compensation program is an important tool to help attract and retain talented employees. We aim to pay our executives at approximately the median level of pay of our peer group when targeted levels of performance are achieved. As Company or individual performance fluctuates above or below targeted levels, our executives’ pay also will fluctuate above or below the peer group median level. By providing compensation that is competitive with our peer companies, we enhance our ability to recruit new talent and retain the talent that we need to continue to build and lead our business over the long term.

Stockholder Value Creation

All of our compensation plans are designed to increase the value we deliver to our stockholders. We try to achieve this in the design, metrics and oversight of the plans by the MJN Compensation and Management Development Committee. While managing risk, we believe that investing for growth and profitability of our brands and business is critical to the long-term success of our Company. Our compensation plans are designed to reinforce this and to make sure we are appropriately investing in our future.

Our compensation program is also designed with the following principles in mind:

•	To pay employees equitably relative to one another based on the work they do, the capabilities and experience they possess and the performance they demonstrate;

•	To promote a nondiscriminatory work environment that enables us to leverage the diversity of thought that comes with a diverse workforce;

•	To motivate executives to deliver high performance with integrity; and

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To continue to focus on good corporate governance practices by implementing compensation best practices and corporate policies, several of which are described in greater detail under “—Corporate Governance Policies Covering Executive Compensation”.

Compensation Program Design

This section will explain how we determined the design of the 2009 post-IPO executive compensation program as it relates to the Named Executive Officers. As discussed below, three significant components of the Named Executive Officers’ compensation in 2009 were unique one-time awards relating to our IPO and split-off from BMS: cash Retention Bonuses, Founders’ Awards and Replacement Equity Grants. These unique one-time awards are not part of our ongoing compensation program design.

Role of the MJN Compensation and Management Development Committee

The MJN Compensation and Management Development Committee is responsible for determining the executive compensation strategy and philosophy for our organization. Furthermore, the MJN Compensation and Management Development Committee reviews and approves individual compensation packages for our most senior executives and reviewed and approved 2009 annual incentive award goals and payouts to each of the Named Executive Officers, as described under “—Annual Incentive Awards” below. In the case of compensation for individuals below the most senior level, the MJN Compensation and Management Development Committee delegated certain authority to members of management to make determinations in accordance with guidelines established by the MJN Compensation and Management Development Committee. In addition, the MJN Compensation and Management Development Committee is responsible for reviewing senior management succession planning and organization structure, and reviewing our policies and programs for the development of management personnel.

Interaction between Executive Officers and the MJN Compensation and Management Development Committee

Management plays a supportive role in our executive compensation program. The Chief Executive Officer and Chief Financial Officer are involved in recommending the performance goals that are used for the annual and long-term incentive programs, subject to MJN Compensation and Management Development Committee approval. In addition, the Senior Vice President of Human Resources works with the MJN Compensation and Management Development Committee, its compensation consultant and senior management to (i) ensure that the MJN Compensation and Management Development Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for MJN Compensation and Management Development Committee consideration and (iii) communicate those decisions to senior management for implementation.

Role of the Compensation Consultants

The MJN Compensation and Management Development Committee retained Hewitt as its compensation consultant commencing in April 2009. Hewitt reports directly to the MJN Compensation and Management Development Committee, and the MJN Compensation and Management Development Committee directly oversees the fees paid for services provided by Hewitt. The MJN Compensation and Management Development Committee instructs Hewitt to give it advice, independent of management, and to provide such advice for the benefit of our Company and our stockholders. Hewitt assisted the MJN Compensation and Management Development Committee by providing the following services in 2009:

•	Advising on the changes made to the Company’s compensation program post-IPO and post-split-off to reflect the compensation philosophy of a completely independent public company;

•	Participating in the design and development of our executive compensation program for 2010;

•	Providing competitive benchmarking and market data analysis, including expanding the number of companies comprising our peer group;

•	Providing recommendations for the compensation of our most senior executives, including Mr. Golsby;

•	Providing recommendations for the design of new change-in-control and severance plans covering senior executives, which were implemented in December 2009; and

•	Attending all of the MJN Compensation and Management Development Committee’s regular meetings from April 2009 through December 2009.

During 2008, BMS and MJN management had engaged Frederic W. Cook & Co. to assist in the initial pre-IPO design of our 2009 compensation program, as described later in more detail. In addition, Frederic W. Cook & Co. provided input regarding the initial compensation arrangements for Mr. Leemputte at the time of his hiring in 2008.

Peer Group Analysis

Our executive compensation program seeks to provide total compensation at the median of the pay levels provided by a designated peer group of U.S.-based multinational companies when targeted levels of performance are achieved. Specifically, we target the competitive pay median on all components of pay, including base salary, annual bonuses, long-term incentive awards and total compensation. We review competitive median pay levels to maintain our compensation program guidelines on an annual basis (i.e., our salary structure, the leveling of our positions, our annual target bonus levels and our long-term incentive award guidelines). We also use competitive pay levels to help in determining individual pay decisions. Paying at the competitive median when targeted levels of performance are achieved allows us to attract and retain talent, while also enabling us to maintain a competitive cost base with respect to compensation expense and performance.

Prior to our IPO, Frederic W. Cook & Co. identified the following peer group of companies that BMS used for competitive benchmarking of the compensation program for Mead Johnson:

Alberto-Culver Company	Herbalife Ltd.
Allergan, Inc.	The Hershey Company
Campbell Soup Company	H.J. Heinz Company
Church & Dwight Co., Inc.	The J.M. Smucker Company
The Clorox Company	Kellogg Company
Del Monte Foods Company	McCormick & Company, Incorporated
Energizer Holdings, Inc.	Tupperware Brands Corporation
The Estée Lauder Companies Inc.

Following the IPO, the MJN Compensation and Management Development Committee reviewed our existing peer group and, based on Hewitt’s analysis and recommendation, added the following companies:

Chiquita Brands International Inc.	Mattel Inc.
Colgate-Palmolive Co.	Molson Coors Brewing Company
Corn Products International Inc.	Sara Lee Corporation
Hain Celestial Group Inc.	The Sherwin-Williams Company
Hanesbrand Inc.	TreeHouse Foods, Inc.
Hasbro Inc.

We believe this expanded peer group of 26 companies is appropriate given the nature of the consumer products industry. The companies were chosen for a variety of reasons, including: comparability in size in terms of revenue and market capitalization; global business footprint; and strategic characteristics specific to the food and beverage and consumer products industries. We also consider whether a peer group company competes directly with us for executive talent. We monitor the composition of our peer group regularly and will make changes when appropriate. We believe it is critical to pay at a competitive level relative to this peer group in order to attract and retain the talent we need; therefore, for 2009, we targeted total compensation for our executives, including the Named Executive Officers, at the median of our peer group.

Risk Considerations

The MJN Compensation and Management Development Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the MJN Compensation and Management Development Committee include:

•

the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

•	our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

•	how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;

•	our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

•	material adjustments that we have made to our compensation policies and practices as a result of changes in our risk profile.

The MJN Compensation and Management Development Committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because (i) payments under all of our management compensation plans are capped, (ii) the performance goals relate directly to the business plan approved by the Board and (iii) there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation for our executives.

Determining the Individual Compensation of Named Executive Officers for 2009

Our executive compensation program is designed to provide value to the executive based on the extent to which (i) individual performance, (ii) our performance versus annual budgeted financial targets, (iii) longer-term financial performance and (iv) total return to our stockholders (stock price appreciation plus dividends) meet, exceed or fall short of expectations. We believe this approach, with our emphasis on long-term compensation, serves to focus the efforts of our executives on the attainment of sustained long-term growth and profitability for our benefit and the benefit of our stockholders. All elements of executive compensation are reviewed both separately and in the aggregate to ensure that the amount and type of compensation is within appropriate competitive parameters and the program design encourages the creation of long-term stockholder value. When determining the individual award levels for base salary increases, annual incentive awards, stock option awards and performance share awards for the Named Executive Officers, other than the Chief Executive Officer, the MJN Compensation and Management Development Committee considered individual performance measured against financial and operational objectives that are linked to our business strategy and total stockholder return, as assessed by the Chief Executive Officer. The performance of the Chief Executive Officer was assessed directly by the MJN Compensation and Management Development Committee.

Performance Management System

We use a system, which we refer to as the “Performance Management System”, to annually review and assess all of our executives, including, for 2009, the Named Executive Officers. This system measures individual performance over the course of the previous year against preset financial and operational performance goals. The system also assists in ensuring that each executive’s compensation is tied to our financial and operational performance and to our stockholder return.

The annual review and assessment under the Performance Management System is generally conducted in the first two months of the year following the relevant performance year. We conducted this review in January 2009 in order to determine 2009 base salary increases and 2009 stock option and performance share awards for the Named Executive Officers, as described under “—Base Salaries”, “—Long Term Performance Share Awards” and “—Stock Option Awards”. Payout levels pursuant to the 2009 annual incentive awards, as described under “—Annual Incentive Awards” below, were reviewed and approved by the MJN Compensation and Management Development Committee in February 2010, and are reflected in the tables below. The process for assessing the performance of each of the Named Executive Officers (except Mr. Augustijns) under the Performance Management System for 2009 is described below:

Stephen W. Golsby

Mr. Golsby’s performance against predetermined objectives was assessed by the MJN Compensation and Management Development Committee, including the Chairman of the Board, in executive session with no members of management present. The MJN Compensation and Management Development Committee reviewed year-end financial results and a summary of other financial and operational results.

Peter G. Leemputte, Charles M. Urbain, Peter Kasper Jakobsen and Lynn H. Clark

Mr. Golsby reviewed and assessed Messrs. Leemputte, Urbain and Jakobsen and Ms. Clark’s performance against financial and operational objectives set at the beginning of 2009.

Listed below are the key performance results against the 2009 performance objectives for each of the Named Executive Officers (except Mr. Augustijns). The MJN Compensation and Management Development Committee used these results as the basis for making individual compensation decisions for 2009, as detailed below:

Stephen W. Golsby

Mr. Golsby led the execution of a highly successful IPO completed in February 2009, and the Company’s subsequent split-off from BMS completed in December 2009. Throughout this process, he developed leadership talent and established capabilities to operate as a high-performing independent global company. Under his leadership, we grew revenues, exceeded earnings per share and cash flow targets and restructured the Company’s $1.7 billion of debt in part with the proceeds of a $1.5 billion private placement of debt, thereby achieving lower interest rates on the Company’s debt. The price per share of our common stock increased significantly during 2009 thus creating increased value for stockholders.

Peter G. Leemputte

During 2009, Mr. Leemputte provided critical leadership across the business, contributing to the successful execution of the IPO, debt restructuring and split-off from BMS. He helped guide the overall management of the business by establishing a strong team of functional leaders and developing critical infrastructure, analytics and reporting capabilities required for us to operate as an independent company. His efforts contributed to a reduction in the 2009 effective tax rate, as well as a significant drop in interest expense for 2010.

Charles M. Urbain

Mr. Urbain, who has been continually employed by us since January 1996 in various capacities, assumed responsibility for our Asia and Europe regions on January 1, 2009, and delivered excellent financial performance. He upgraded capabilities throughout Europe and exceeded market share objectives in Asia. Mr. Urbain was a critical member of the senior leadership team throughout the IPO.

Peter Kasper Jakobsen

Mr. Jakobsen, who has been continually employed by us since March 1998 in various capacities, assumed leadership of our North American and Latin American regions on January 1, 2009. He took steps to restructure the U.S. business infrastructure and build new leadership capabilities, which resulted in the stabilization of our U.S. market share. He oversaw the development and execution of a strengthened innovation pipeline in both regions and delivered strong financial results in Latin America. Mr. Jakobsen was a critical member of the senior leadership team throughout the IPO.

Lynn H. Clark

Ms. Clark, who has been continually employed by BMS or us since March 2001 in various capacities, successfully led the separation of our global workforce into the new public company. She established a new human resources infrastructure and outsourced partnerships to deliver critical programs and services such as global payroll and employee benefits. This was accomplished in a cost-effective manner and with minimal business disruption. She also partnered with other members of senior leadership to add to our leadership capability through the recruitment of several key hires. Ms. Clark was also a critical member of the senior leadership team throughout the IPO.

Principal Components of the 2009 Compensation Program for Named Executive Officers

The main components of the 2009 executive compensation program for the Named Executive Officers included elements considered to be part of our ongoing program, as well as special elements related to the IPO and split-off.

Components of our ongoing compensation program include:

•	Base Salary;

•	Annual Incentive Awards;

•	Long-Term Incentive Awards:

•	Long-Term Performance Share Awards;

•	Stock Option Awards; and

•	Restricted Stock Unit Awards.

2009 compensation program elements specifically related to the IPO and split-off, which were one-time in nature, included:

•	Retention Bonuses;

•	Founders’ Awards; and

•	Replacement Equity Grants.

The following chart shows the 2009 target compensation mix, on an aggregate basis, for the main ongoing components of Named Executive Officer compensation, based on targeted compensation for each of the Named Executive Officers:

This target mix supports the core elements of our executive compensation philosophy by emphasizing long-term incentives while providing competitive short-term components. The following discussion explains how each of these pay components is determined. In addition, the following discussion describes the specific pay decisions that were made in 2009 with respect to the Named Executive Officers (except Mr. Augustijns).

Base Salaries

The base salaries of executives are determined based primarily upon the pay levels of comparable positions within our peer group and the unique qualifications and experience of the individual executive. Merit increases for these executives are determined based upon both the performance of an individual and the size of our merit increase budget in a given year. Management reviews results of surveys that forecast what other companies’ salary increase budgets will be and sets the annual salary increase budgets based upon such forecasts, along with business performance and economic conditions. In addition, salary adjustments may be granted when executives assume significant increases in responsibility, achieve outstanding accomplishments, exceed performance expectations or if they are determined to be below the market based on the peer group analysis.

Mr. Golsby was granted a base salary increase in February 2009 in conjunction with the IPO and in recognition of his new role as the Chief Executive Officer of a public company. Messrs. Urbain and Jakobsen were granted base salary increases effective January 1, 2009. In the case of Mr. Urbain, this increase was granted in connection with his promotion to the position of President, Asia and Europe, and in the case of Mr. Jakobsen, this increase was granted in connection with his promotion to the position of President, Americas. Mr. Leemputte and Ms. Clark received base salary increases in July 2009 as part of our annual salary review process.

Annual Incentive Awards

Annual incentive awards under the MJN 2009 Senior Executive Performance Incentive Plan are designed to reward executives for achieving short-term financial and operational goals and to reward their individual performance, consistent with our pay for performance philosophy. An executive’s annual incentive award opportunity is a percentage of the individual’s base salary as determined by the individual’s job level. These annual incentive opportunities are based on an analysis of the median of our peer group and are reviewed annually.

At the time of the IPO, BMS elected to pay out bonuses for the month of January 2009 to all MJN employees at 100% of target under the BMS incentive plans. The MJN 2009 Senior Executive Performance Incentive Plan became effective February 1, 2009. For the remainder of 2009, each executive’s annual incentive target was adjusted for corporate performance, which was determined as follows: 50% was based on our performance measured against target non-U.S. GAAP diluted earnings per share (the “EPS Goal”), 25% was based on our performance measured against a certain ratio of working capital plus capital expenditures (a measure of net operating cash flow that includes, among other things, the sum of inventories, accounts receivable and capital expenditures) expressed as a percentage of net sales (the “Operating Capital Goal”) and 25% was based on our net sales (excluding the impact of foreign currency fluctuations) (the “Net Sales Goal”). The 2009 EPS Goal was $1.91, the Operating Capital Goal was 17.5% and the Net Sales Goal was $2.895 billion. Our actual performance against the EPS Goal was $2.08, or 108.9% of target, our actual performance against the Operating Capital Goal was 16.9%, or 103.4% of target, and our actual performance against the Net Sales Goal was $2.803 billion, or 96.8% of target.

Our performance measured against these goals was used to adjust each participant’s target annual incentive award opportunity for 2009. The actual amount of each participant’s bonus was then based on the individual’s performance relating to the achievement of specific financial and operational goals, as described under “—Determining the Individual Compensation of Named Executive Officers for 2009”. 2009 bonuses for the Named Executive Officers were paid at a level ranging from 95% to 128% of each participant’s adjusted target bonus.

On February 24, 2010, the MJN Compensation and Management Development Committee met and approved 2009 annual incentive award payouts under the 2009 Senior Executive Performance Incentive Plan for the

eleven-month period beginning February 1, 2009 and ending December 31, 2009. Actual annual incentives paid to the Named Executive Officers under the 2009 Senior Executive Performance Incentive Plan for 2009 were as follows:

Name	Target Annual Incentive	Actual Annual Incentive
Mr. Golsby	$948,750	$1,400,000
Mr. Leemputte	$428,542	$542,000
Mr. Urbain	$318,714	$348,000
Mr. Jakobsen	$318,714	$348,000
Mr. Augustijns	$219,375	$252,281
Ms. Clark	$172,243	$198,000

These actual payout amounts shown above are also reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below, along with the payments under the BMS incentive plans for the month of January 2009.

Long-Term Incentive Awards

Long-term incentives are designed to tie executive interests to the interests of stockholders. The ultimate value of long-term incentive awards is driven by stock price, which provides a direct link to the creation of stockholder value. In addition, our long-term incentive award program is designed to reward individual performance, as the long-term incentive awards granted vary based on individual performance. During 2009, we provided four long-term incentive award vehicles, each of which served a different purpose.

Our ongoing long-term incentive award program includes the following:

•	Long-Term Performance Share Awards to reward the achievement of financial objectives; and

•	Stock Option Awards to reward the creation of incremental stockholder value and growth.

As part of our IPO and split-off from BMS, we also provided the following:

•	Founders’ Awards in the form of restricted stock units to align the executives’ interests with stockholders’ interests from the time of the IPO and enhance retention of executives; and

•	Replacement Equity Grants in the form of restricted stock units to replace the value of BMS equity that was forfeited due to our split-off from BMS in December 2009.

The following chart shows the 2009 target mix of the long-term incentive awards for each of the Named Executive Officers, excluding the value of the one-time Founders’ Awards and Replacement Equity Grants, as these were intended to enhance retention and to replace the value of forfeited BMS equity and are not part of our ongoing compensation program:

We typically make annual grants of long-term incentive awards in late February or early March to coincide with meetings of the MJN Compensation and Management Development Committee and the full Board. We believe that consistent timing of equity award grants is a good corporate governance practice that reduces the risk in selecting a grant date with a preferential stock price. For additional details regarding our policy for granting long-term performance rewards, see “—Equity Grant Policy”.

The number of long-term performance share awards and stock options granted to an employee is determined based on a long-term incentive target value, which varies by grade level. The long-term incentive target values reflect the 50th percentile of our peer group and are reviewed and approved annually. An employee’s long-term incentive value can be increased or decreased based on the executive’s performance in the prior year. Once the value of the annual long-term incentive award is determined, the number of shares and options is calculated based on the mix of long-term incentive vehicles determined by the MJN Compensation and Management Development Committee.

All of the long-term incentive awards granted by BMS and held by the Named Executive Officers remained outstanding following our IPO, and BMS continued to treat each of the Named Executives Officers as an employee of BMS for purposes of continued vesting pursuant to these awards. However, upon completion of our split-off from BMS, the employment of each of the Named Executive Officers was considered to have been involuntarily terminated without cause under applicable BMS plans for purposes of the BMS long-term incentive awards. The resulting treatment of each outstanding award following our split-off from BMS is explained below.

100% of the ongoing long-term incentive award mix for the Named Executive Officers for 2009, excluding the value of the one-time Founders’ Awards and Replacement Equity Grants, is payable based on the achievement of specific performance criteria, including the performance of our common stock.

The following discussion explains the long-term incentive awards granted under each of the BMS and MJN compensation programs that relate to the Named Executive Officers for 2009:

Long-Term Performance Share Awards

This type of award, which is denominated in the form of a target number of performance shares, is based on three-year performance cycles. The target number of performance shares in an executive’s award is based on his or her grade level and performance. The following discussion describes each grant of long-term performance share awards held by the Named Executive Officers that was outstanding during 2009.

BMS Performance Share Awards

BMS 2007-2009 Award: BMS granted each of the Named Executive Officers (other than Messrs. Leemputte and Augustijns, who were not employed by BMS at the time of grant) a 2007-2009 award related to the achievement of certain BMS financial and operational objectives. This award was based 50% on non-U.S. GAAP diluted earnings per share of BMS common stock and 50% on BMS’s net sales. In March 2007, the BMS Compensation Committee approved a 2007 non-U.S. GAAP diluted earnings per share target of $1.25 and a 2007 net sales target of $19.262 billion. In January 2008, the BMS Compensation Committee approved a 2008 non-U.S. GAAP diluted earnings per share target of $1.54 and a 2008 net sales target of $19.627 billion. Both of these targets reflect adjustments made in June 2008 in accordance with the terms of BMS’s equity incentive plan to reflect discontinued operations of Mead Johnson. In March 2009, the BMS Compensation Committee approved a 2009 non-U.S. GAAP diluted earnings per share target of $1.70 and a 2009 net sales target of $19.199 billion. Minimum performance of 92% of target on either the earnings per share or sales portion of the award was necessary for a threshold payout of 45% for that portion of the award. Maximum performance of 110% of target would have resulted in a payout of 220% for that portion of the award.

Below are the achievement levels for the first, second and third years of the 2007-2009 BMS performance cycle as they relate to the Named Executive Officers:

2007	Target	Actual	Achievement	Payout
BMS Earnings Per Share	$1.25	$1.48	118.4%	220.0%
BMS Net Sales	$19.262 billion	$19.977 billion	103.7%	127.1%
Combined				173.6%

2008	Target	Actual	Achievement	Payout
BMS Earnings Per Share	$1.54	$1.74	113.0%	220.0%
BMS Net Sales	$19.627 billion	$20.597 billion	104.9%	144.1%
Combined				182.1%

2009	Target	Actual	Achievement	Payout
BMS Earnings Per Share	$1.70	$1.89	111.2%	220.0%
BMS Net Sales	$19.199 billion	$19.537 billion	101.8%	109.0%
Combined				164.5%
Adjusted				156.5%

The first-year payout under the 2007-2009 award was 173.6%, the second-year payout was 182.1% and the third-year payout was 156.5%. The third-year payout reflects the discretionary determination of the BMS Compensation Committee to include the results of discontinued operations of Mead Johnson. Each payout factor applied to one-third of the target award only. Award earnings on each third of the award were tallied and a payout was made during the first quarter of 2010.

As noted above, our split-off from BMS was considered an involuntary termination of employment without cause for purposes of the Named Executive Officers’ BMS equity awards. Because such split-off was completed after December 15, each Named Executive Officer’s Service was rounded through the end of the month. As a result, the Named Executive Officers (except Messrs. Leemputte and Augustijns) received the full first, second and third-year payouts for the 2007-2009 awards based on actual achievement of performance goals.

BMS 2008-2010 Award: In 2008, the long-term performance award design for the 2008-2010 performance period was similar to the long-term performance award design for the 2007-2009 performance period described above, except that the award payout schedule differs from the 2007-2009 performance period awards. BMS granted each of the Named Executive Officers (except Messrs. Leemputte and Augustijns, who were not employed by BMS at the time of grant) a 2008-2010 award (based on a fixed number of shares rather than a dollar amount) related to the achievement of certain BMS financial and operational objectives. Each such award is based 50% on non-U.S. GAAP diluted earnings per share of BMS common stock and 50% on BMS net sales. The 2008 non-U.S. GAAP diluted earnings per share target was $1.54 and the 2008 net sales target was $19.627 billion. Both of these targets reflect an adjustment made in June 2008 in accordance with the terms of BMS’s equity incentive plan to reflect discontinued operations due to BMS’s divestiture of a business unit. In March 2009, the BMS Compensation Committee approved a 2009 non-U.S. GAAP diluted earnings per share target of $1.70 and a 2009 net sales target of $19.199 billion.

Under the BMS awards granted for the 2008-2010 performance period, an achievement of 80% on a given performance measure will yield a payout of 40% of target for that portion of the award, achievement below 80% will yield no payout and achievement levels of 115% or higher will yield a maximum payout of 165% for that portion of the award.

Below are the achievement levels for the first and second years of the 2008-2010 BMS performance cycle as they relate to the Named Executive Officers:

2008	Target	Actual	Achievement	Payout
BMS Earnings Per Share	$1.54	$1.74	113.0%	155.0%
BMS Net Sales	$19.627 billion	$20.597 billion	104.9%	110.8%
Combined				132.9%

2009	Target	Actual	Achievement	Payout
BMS Earnings Per Share	$1.70	$1.89	111.2%	146.0%
BMS Net Sales	$19.199 billion	$19.537 billion	101.8%	101.8%
Combined				123.9%
Adjusted				117.55%

The first-year payout under the BMS 2008-2010 award was 132.9% and the second-year payout was 117.55%. The second-year payout reflects the discretionary determination of the BMS Compensation Committee to include the results of discontinued operations of Mead Johnson. The first and second-year payout factors applied to one-third of the target award only. Such payouts will be made during the first quarter of 2011 following the completion of the 2008-2010 performance period. The Named Executive Officers forfeited the third-year payout.

BMS Special 2008-2010 Award: To drive continued cost reductions and productivity improvements, BMS granted in 2008 a special, one-time long-term performance award to all BMS executives worldwide, including each of the Named Executive Officers (except Messrs. Leemputte and Augustijns). The payout of this award is tied to the extent that BMS net operating cash flow and pretax profit margin goals, which are approved annually by the BMS Compensation Committee, are achieved over the 2008-2010 performance period. The 2008 BMS net operating cash flow target was $3.333 billion and the 2008 BMS pretax profit margin target was 18.8%. Both of these targets reflect adjustments made in June 2008 in accordance with the terms of BMS’s equity incentive plan to reflect discontinued operations of Mead Johnson. Although BMS previously had expressed the cash flow performance goal in absolute dollar terms, in 2009 the cash flow performance goal was measured as working capital plus capital expenditures expressed as a percentage of net sales. Accordingly, in March 2009, the BMS Compensation Committee approved a 2009 BMS net operating cash flow target of 18.1% and a 2009 BMS pretax profit margin target of 21.9%.

BMS’s actual performance against the pretax profit margin goal was 20.7%, or 110.1% of target, in 2008 and 24.5%, or 111.9% of target, in 2009. BMS’s actual performance against the net operating cash flow target was $3.852 billion, or 115.6% of target, in 2008, and performance on the 2009 BMS net operating cash flow target was 15.9%, or 112.2% of target, in 2009. Approximately 100 of the top executives of BMS, including, prior to our IPO, each of the Named Executive Officers (except Messrs. Leemputte and Augustijns), are normally eligible for long-term performance awards on an annual basis. For this group, the special award was granted by BMS in addition to a regular 2008-2010 long-term performance award and was granted in the same amount as the regular award (based on a fixed number of shares rather than a dollar amount). These awards have the same payout schedule as the regular 2008-2010 long-term performance awards described above.

Below are the achievement levels for the first and second years of the BMS Special 2008-2010 performance cycle as they relate to the Named Executive Officers:

2008	Target	Actual	Achievement	Payout
BMS Net Operating Cash Flow	$3.333 billion	$3.852 billion	115.6%	165.0%
BMS Pretax Profit Margin	18.8%	20.7%	110.1%	139.0%
Combined				152.1%

2009	Target	Actual	Achievement	Payout
BMS Net Operating Cash Flow	18.1%	15.9%	112.2%	151.0%
BMS Pretax Profit Margin	21.9%	24.5%	111.9%	149.5%
Combined				150.25%

The first-year payout under the BMS Special 2008-2010 award was 152.1%, a payout factor which applied to one-third of the target award only. The second-year payout under the BMS Special 2008-2010 award was 150.25%, which also applied to one-third of the target award only. Such payouts will be made during the first quarter of 2011 following the completion of the 2008-2010 performance period. The Named Executive Officers forfeited the third-year payout.

Payouts under the BMS Performance Share Awards are made, in each case, by BMS.

Messrs. Leemputte and Augustijns were hired in September 2008 and did not receive a grant of BMS long-term performance awards.

MJN Performance Share Awards

MJN 2009-2011 Award: In 2009, we granted each of the Named Executive Officers a MJN 2009-2011 award. Each such award vests at the end of the three-year cycle and can be earned in three equal portions, 33% per year. For the 2009 portion of the award, 50% is based on our performance measured against target non-U.S. GAAP diluted earnings per share, 25% is based on our performance measured against the ratio of working capital plus certain capital expenditures to net sales and 25% is based on our net sales. The 2009 non-U.S. GAAP diluted earnings per share target was $1.91, the 2009 operating capital ratio was 17.5% and the 2009 net sales target was $2.895 billion. For the 2009 portion of the award, an achievement of 80% on a given performance measure would have yielded a payout of 40% of target for that portion of the award, achievement below 80% would have yielded no payout and achievement levels of 115% or higher would have yielded a maximum payout of 165% for that portion of the award.

Below are the achievement levels for the first year of the MJN 2009-2011 performance cycle as they relate to the Named Executive Officers:

2009	Target	Actual	Achievement	Payout
MJN Earnings Per Share	$1.91	$2.08	108.9%	132.5%
MJN Operating Capital Ratio	17.5%	16.9%	103.4%	107.0%
Net Sales	$2.895 billion	$2.803 billion	96.8%	94.1%
Combined				116.5%

The first-year achievement under the MJN 2009-2011 award was 116.5%. The payout on this portion of the award is fixed, but will not be paid until the completion of the three-year cycle. In year two of the performance cycle, another one-third of the target award will be tied to 2010 annual targets, and the final one-third of the award will be tied to 2011 annual targets. Each payout factor applies to one-third of the target award only. Upon completion of the three-year cycle, award earnings on each one-third of the award will be tallied and a payout will be made.

Consistent with our philosophy to provide a competitive compensation program, an executive’s total compensation is divided between cash and equity awards based on an analysis of the median award levels of our peer group. Our objective is to provide cash and equity targets that approximate the median of the market if targeted performance levels are achieved. Equity compensation is the primary form of long-term incentive awards. The mix of long-term incentive awards is determined based on how each type of award meets our compensation objectives, including retention of executives, rewarding achievement of specific operational goals and alignment with stockholder interests.

Stock Option Awards

BMS Stock Option Awards

In prior years, BMS granted BMS stock options to executives, including the Named Executive Officers, as an incentive to create long-term stockholder value for BMS. Because our split-off from BMS was considered an involuntary termination of the Named Executive Officers’ employment without cause for purposes of their BMS equity awards, all of the Named Executive Officers’ BMS stock options vested immediately upon completion of the split-off, subject to their signing of a general release. The exercise term of each of the Named Executive Officers’ BMS stock option awards was reduced to 90 days, unless certain retirement requirements were met. Mr. Leemputte’s initial BMS stock option award contained special accelerated vesting provisions, which are described under “—Special Compensation Arrangements with Mr. Leemputte”.

MJN Stock Option Awards

In 2009, we granted annual MJN stock option awards with respect to our common stock to the Named Executive Officers and other senior executives under the 2009 Stock Award and Incentive Plan as an incentive to create long-term stockholder value. The MJN stock option awards granted in 2009 include performance-based exercise thresholds. To satisfy the exercise threshold, our common stock needed to close at a price at least 15% above the option exercise price for at least seven consecutive trading days. This threshold strengthened the link between the value realized by the executive and the creation of value for our stockholders. This exercise threshold has been satisfied, and the MJN stock options granted in 2009 will vest according to a traditional vesting schedule (25% per year over four years).

Individual MJN stock option awards were determined based on quantitative guidelines established for each salary grade level and a qualitative assessment of the executive’s performance for the preceding year. The guidelines for each grade level are determined based on the median of the peer group awards.

In 2009, the Named Executive Officers received MJN stock option grants and performance share awards ranging from 100% to 110% of the established guidelines.

Restricted Stock Unit Awards

BMS Restricted Stock Unit Awards

In prior years, BMS granted service-based BMS restricted stock unit awards to executives, including the Named Executive Officers, to assist BMS in retaining key talent. Because our split-off from BMS was considered an involuntary termination of the Named Executive Officers’ employment without cause for purposes of their BMS equity awards, upon completion of the split-off, subject to signing a general release, a pro-rata portion of the BMS restricted shares and restricted stock unit awards held by the Named Executive Officers vested (except Mr. Leemputte, whose initial restricted stock unit award became fully vested, as described under “—Special Compensation Arrangements with Mr. Leemputte”), and the remainder was forfeited.

MJN Restricted Stock Unit Awards

In 2009, we did not offer MJN restricted stock unit awards as part of our annual standard compensation program, but we intend to do so in 2010. In 2009, we instead offered 50% of our long-term incentive awards in the form of performance share awards and 50% in the form of stock options, as described above under “—Principal Components of the 2009 Compensation Program for Named Executive Officers”.

Founders’ Awards

Prior to our IPO, the BMS Compensation Committee recommended, and our pre-IPO Board approved, Founders’ Awards of MJN restricted stock units, subject to completion of the IPO. Like the Replacement Equity Grants described below, such Founders’ Awards were unique one-time awards that were granted in connection with the IPO and are not part of our ongoing compensation program design. On February 11, 2009, we granted an aggregate of 321,917 MJN restricted stock units as Founders’ Awards to approximately 121 of our employees, including each of the Named Executive Officers. Mr. Golsby received a Founders’ Award of 62,500 MJN restricted stock units, Mr. Leemputte received a Founders’ Award of 29,167 MJN restricted stock units, Messrs. Urbain and Jakobsen each received a Founders’ Award of 16,667 MJN restricted stock units and Mr. Augustijns and Ms. Clark each received a Founders’ Award of 9,375 MJN restricted stock units. The Founders’ Awards will vest in equal installments on each of the third, fourth and fifth anniversaries of the date of grant. The value of the Founders’ Awards was tied to each employee’s grade level and reflected 50% of the annual long-term incentive target for that level. These one-time awards were separate from other forms of compensation and were intended to link executives’ interests to the interests of stockholders at the time of the IPO, and increase retention of executives.

Replacement Equity Grants

As noted above, our split-off from BMS was considered an involuntary termination of employment without cause for purposes of our employees’ BMS equity awards. As a result, our employees, including the Named Executive Officers (except Mr. Augustijns), forfeited any unvested BMS equity awards that were granted under the BMS plans. Our Board determined that it was important to replace the value that would be lost upon such forfeiture, given that such BMS equity awards were an important part of our employees’ total annual compensation. As a result, the Board authorized replacement grants of MJN restricted stock units for all affected employees, including the Named Executive Officers (except Mr. Augustijns), which were equivalent in value to the forfeited BMS equity awards. Like the Founders’ Awards described above, such Replacement Equity Grants were unique one-time awards that were granted in connection with our split-off from BMS and are not part of our ongoing compensation program design. Mr. Golsby received a Replacement Equity Grant of 13,312 MJN restricted stock units, Mr. Leemputte received a Replacement Equity Grant of 2,553 MJN restricted stock units, Mr. Urbain received a Replacement Equity Grant of 5,102 MJN restricted stock units, Mr. Jakobsen received a Replacement Equity Grant of 11,974 MJN restricted stock units and Ms. Clark received a Replacement Equity Grant of 12,657 MJN restricted stock units. On December 30, 2009, we issued an aggregate of 320,000 restricted stock units to our employees to replace forfeited BMS equity awards. The MJN restricted stock units will vest in equal installments on the first and second anniversaries of the date of grant.

Retention Bonuses

BMS entered into retention agreements with certain executives, including each of the Named Executive Officers (except Mr. Leemputte). These agreements enabled BMS management to evaluate and support a range of potential transactions (such as our IPO) that might have been beneficial to BMS’s stockholders. In addition, the agreements provided for continuity of management in the event of such a transaction. The agreements provided for a special performance bonus up to an amount equal to each applicable Named Executive Officer’s target annual BMS bonus as of the closing of the transaction (except that for Mr. Golsby, the special performance bonus was to range from an amount equal to one time his target annual BMS bonus up to $1.6 million, as determined by the BMS Compensation Committee in its discretion) in the event such a transaction were consummated, as well as a pro-rata bonus at the executive’s target level under BMS’s annual bonus plan in the event the executive’s employment was transferred along with our business. The special performance bonus was payable in two installments. The first installment was paid within 30 days following the completion of our IPO. The second installment was paid within 30 days of the six-month anniversary of the completion of our IPO, subject to the Named Executive Officer’s continued employment on the payment date. However, the second installment would also have been paid upon an involuntary termination of employment prior to such six-month anniversary. These bonus arrangements were unique one-time awards that were granted in contemplation of a range of possible transactions, including our IPO, and are not part of our ongoing compensation program design. Pursuant to these agreements, Mr. Golsby received a cash bonus of $500,000, Messrs. Urbain and Jakobsen each received a cash bonus of $85,000 and Ms. Clark received a cash bonus of $55,311, each as the first installment of the special performance bonus. The second installment was in the same amount as the first for each of the Named Executive Officers and was paid to the appropriate Named Executive Officer during 2009. These retention agreements terminated on December 31, 2009.

Individual Compensation Arrangements

Generally, we have no employment contracts with our executives, unless required by local law or practice. We have not entered into an employment agreement with any of the Named Executive Officers.

Special Compensation Arrangements with Mr. Leemputte

In connection with hiring Mr. Leemputte to become our Chief Financial Officer, BMS provided him with an offer letter that entitles him to certain compensation and benefits. This includes a $300,000 cash sign-on bonus, $200,000 in sign-on BMS stock option awards and $800,000 in sign-on BMS restricted stock unit awards. The BMS Compensation Committee determined these amounts to be appropriate to compensate Mr. Leemputte for the equity-based awards he forfeited when he left his prior employer and to provide him with an incentive to join Mead Johnson. These stock option and restricted stock unit awards were granted on October 1, 2008, in connection with commencing employment. These stock option and restricted stock unit awards vest 25% per year over four years and provide for immediate vesting upon an involuntary termination of Mr. Leemputte’s employment for reasons other than cause (which, for purposes of these awards, occurred upon completion of our split-off from BMS). Mr. Leemputte was also eligible to participate in the 2009 Senior Executive Performance Incentive Plan (with a target bonus of 85% of base salary) and to receive a MJN 2009 annual performance share award (targeted at $700,000), a MJN 2009 annual stock option award (targeted at $700,000) and a MJN Founders’ Award of restricted stock units (targeted at $700,000) under the 2009 Stock Award and Incentive Plan. The Founders’ Award was granted to Mr. Leemputte on February 11, 2009, as described above under “—Founders’ Awards”. The 2009 annual performance share award and the 2009 annual stock option award were granted to Mr. Leemputte in March 2009.

In accordance with his offer letter, if Mr. Leemputte is terminated without cause or terminates his employment for good reason, he is entitled to the greater of 18 months base salary or the severance he would have been entitled to under the Bristol-Myers Squibb Company Severance Plan. Further, if Mr. Leemputte is involuntarily terminated without cause within 18 months after our split-off from BMS, BMS will pay Mr. Leemputte the same severance amount described above. Mr. Leemputte is not entitled to any additional cash severance under the MJN Severance Plan described under “—Other Elements of 2009 Compensation”. If Mr. Leemputte is terminated more than 18 months following our split-off from BMS, severance benefits (if any) will be paid by us.

BMS Individual Compensation Arrangements

Prior to our IPO, the BMS Compensation Committee approved, with input from Frederic W. Cook & Co., a compensation package for Mr. Golsby that became effective upon the consummation of our IPO. The compensation package includes an annual base salary of $900,000, a target annual incentive award opportunity equal to 115% of his base salary and annual long-term incentive awards with a target value of $3 million. Mr. Golsby’s total direct compensation (total cash compensation plus the value of long-term incentives) was targeted at between the 25th percentile and the median of our peer group of companies, as described above under “—Peer Group Analysis”, which was recommended by Frederic W. Cook & Co. as an appropriately competitive level given that Mr. Golsby is a new Chief Executive Officer. The BMS Compensation Committee determined that Mr. Golsby’s long-term incentive awards would be comprised of an equal value of performance shares and stock options, in each case, on the terms described above under “—Long-Term Incentive Awards”. In addition, the BMS Compensation Committee approved a grant to Mr. Golsby of a Founders’ Award of restricted stock units with a value targeted at $1.5 million on the effective date of our IPO, on the terms described above under “—Founders’ Awards”.

MJN Individual Compensation Arrangements

On February 18, 2009, the MJN Compensation and Management Development Committee approved a compensation package for each of Messrs. Urbain and Jakobsen that has applied since that date. The compensation package includes, for each individual, an annual base salary of $500,000, a target annual incentive award opportunity equal to 70% of base salary and annual long-term incentive awards with a target value of $800,000. Messrs. Urbain and Jakobsen’s long-term incentive awards are also comprised of an equal value of performance share awards and stock options, in each case, on the terms described above under “—Long-Term Incentive Awards”.

Compensation and Severance Arrangements with Mr. Augustijns

Mr. Augustijns’ separation agreement, dated December 7, 2009, provides for the following: (i) payment of severance in an amount equal to 18 months of his final base salary, (ii) exercise of vested equity awards in accordance with the terms of his applicable awards and the award programs, (iii) forfeiture of equity awards that were not vested as of the effective date of separation in accordance with the terms of his applicable awards and the award programs, (iv) a one-time payment in lieu of certain forfeited equity awards, (v) a one-time payment relating to certain relocation expenses, (vi) continuation of health and other specified benefits for a period of 18 months following the effective date of separation, (vii) specified outplacement and tax planning services, (viii) non-competition and non-solicitation restrictions for a period of one year from the date of separation, and (ix) continuing confidentiality obligations. All payments are intended to be exempt from, or to comply with, the requirements of Section 409(A), and they will be interpreted and administered accordingly, including requirements as to timing of payments. The amounts of these benefits paid or provided to Mr. Augustijns are described under “—Post-Termination Benefits”.

Other Elements of 2009 Compensation

In addition to the components set forth above, our senior executives, including each of the Named Executive Officers, were entitled to participate in the following programs in 2009:

•	Post-Employment Benefits:

•	Qualified and Non-Qualified Retirement Plans;

•	Qualified and Non-Qualified Savings Plans;

•	Severance Plan;

•	Change in Control Severance Plan;

•	Limited Perquisites; and

•	General Employee Benefits.

Post-Employment Benefits

We offer certain plans that provide compensation and benefits to employees, including, in 2009, the Named Executive Officers, if their employment is terminated. These plans are periodically reviewed by the MJN Compensation and Management Development Committee to ensure that they are consistent with competitive practice. The plans offered are common within our peer group and enhance our ability to attract and retain key talent.

Qualified and Non-Qualified Retirement Plans: During 2009, each of the Named Executive Officers participated in our defined benefit plans for U.S. employees, which provide income for employees following retirement. The

MJN Retirement Income Plan is a tax-qualified plan, as defined under Internal Revenue Service (“IRS”) regulations, and the MJN Benefit Equalization Plan—Retirement Plan is a non-qualified plan that provides pension benefits above those allowed under the contribution limits for tax-qualified plans. All of our U.S. employees who are not participants in a pension plan through a collective bargaining agreement are eligible for the qualified plan if they work at least 1,000 hours per year, and employees who participated in the 2009 Senior Executive Performance Incentive Plan or whose pay or benefits exceeds the IRS qualified plan limits are eligible for the non-qualified plan. Mr. Jakobsen was a U.S. expatriate prior to January 1, 2009, and during his expatriate assignment, he participated in the BMS Key International Pension Plan. This plan provides defined benefit retirement benefits to employees of BMS categorized as U.S. expatriates. The Summary Compensation Table reflects the increase in 2009 in the actuarial value of these benefits under each of these three plans. Accrued benefits for each of the Named Executive Officers, determined as of December 31, 2009, are provided in the Pension Benefits Table. Mr. Jakobsen became eligible to participate in the U.S. retirement plan on January 1, 2009.

In connection with our IPO, the Named Executive Officers ceased participating in BMS’s defined benefit plans and commenced participating in the Mead Johnson plans described above. The Named Executive Officers’ accrued benefits under the BMS plans were transferred to the Mead Johnson plans, and they will receive such benefits from us upon retirement from MJN.

Qualified and Non-Qualified Savings Plans: During 2009, each of the Named Executive Officers participated in our savings plans for U.S. employees, which allow employees to defer a portion of their base salary and to receive matching contributions from us to supplement their income in retirement. The MJN Retirement Savings Plan is a tax-qualified 401(k) plan, as defined under IRS regulations, and the MJN Benefit Equalization Plan–Savings Plan is a non-qualified deferred compensation plan that allows employees to defer a portion of their base salary and to receive matching contributions from us in excess of the contributions allowed under the MJN Retirement Savings Plan. The savings plans are designed to allow employees to accumulate savings for retirement on a tax-advantaged basis. All of our U.S. employees are eligible to participate in the qualified plan, and employees who participated in the qualified plan who participate in the MJN 2009 Senior Executive Performance Incentive Plan or whose pay or benefits exceeds the IRS qualified plan limits are eligible for the non-qualified plan. The Summary Compensation Table reflects our contributions to these plans during 2009. The Non-Qualified Deferred Compensation table provides more detail on the MJN Benefits Equalization Plan—Savings Plan. The Named Executive Officers ceased participating in similar BMS savings plans in connection with our IPO and commenced participating in the Mead Johnson plans described above. Their accounts under the BMS qualified savings plans were transferred to the Mead Johnson plans, and they will receive such amounts, as well as amounts owing to them under BMS’s non-qualified savings plan, from us upon their retirement from MJN.

Severance Plan: The Mead Johnson & Company, LLC Senior Executive Severance Plan provides a competitive level of severance protection for certain senior executives to help us attract and retain key talent necessary to run our Company. This plan covers ten executives, including, in 2009, the Named Executive Officers (except Mr. Augustijns). The plan provides for basic severance benefits equal to four weeks of base salary. Additional severance benefits are calculated based on a fixed multiple of pay and will consist of 2.0 times base salary for our Chief Executive Officer, 1.5 times base salary for our Chief Financial Officer and Regional Presidents, including Messrs. Urbain and Jakobsen, and 1.0 to 1.5 times base salary for other senior executives in salary grade 18 and above (not covered by either of the other categories), including Ms. Clark. The plan also provides for payment of a pro rata bonus, continuation of medical, dental and life insurance coverage under certain circumstances, continuation of employee assistance benefits and outplacement services for a period of time following termination. The amount of benefits under the plan for U.S. expatriates may be reduced by severance payments payable under local law and tax equalization payments payable to the individual. The value of the severance benefits for the Named Executive Officers, determined as if employment terminated on December 31, 2009, is shown below under “—Post-Termination Benefits”.

Change in Control Severance Plan: The Mead Johnson & Company, LLC Executive Change in Control Severance Plan enables management to evaluate and support potential transactions that might be beneficial to stockholders even though the result would be a change in control of our Company. The plan contains a “double-trigger”, which means that benefits are triggered upon a covered executive’s involuntary termination of employment with us other than for cause or by the covered executive’s termination of employment for good reason, in either case during the two-year period following the date of a change in control. The plan provides that treatment of equity awards in the event of a change in control are governed by the terms of the applicable agreement.

The amount of a covered executive’s severance pay is based on the executive’s position. The following table describes each Named Executive Officer’s tier and the corresponding severance benefits payable upon an applicable termination event.

Name	Tier	Amount of Severance Pay
Mr. Golsby	1	3.0 times base salary and bonus
Mr. Leemputte	2	2.0 times base salary and bonus
Mr. Urbain	2	2.0 times base salary and bonus
Mr. Jakobsen	2	2.0 times base salary and bonus
Ms. Clark	2	2.0 times base salary and bonus

The MJN Compensation and Management Development Committee reviews the benefits provided under the plan on an annual basis to ensure they meet our needs and, with Hewitt’s assistance, to ensure that the benefits are within competitive parameters. The Company is restricted in its ability to amend the plan during the two-year period following a change in control.

Executives who have been designated as eligible for benefits by the MJN Compensation and Management Development Committee but who are not a Tier 1 executive or a Tier 2 executive will receive an amount equal to one times base salary and bonus. The plan also provides for continued medical, dental and life insurance coverage under certain circumstances, continuation of employee assistance benefits, outplacement services, financial planning services for varying periods of time (and at varying levels) following termination, expatriation and repatriation benefits and an additional supplemental retirement benefit based on the amount of severance under the plan.

As of December 31, 2009, fifteen executives were covered by the plan. The value of these benefits for each of the Named Executive Officers, determined as if employment terminated on December 31, 2009, is provided under “—Post-Termination Benefits”.

Limited Perquisites

As of January 1, 2009, Mr. Urbain became a U.S. expatriate and participates in our expatriate program. As of January 1, 2009, Mr. Jakobsen became a U.S. local employee, but he has been entitled to continue to receive certain transitional benefits pursuant to our inpatriate policy.

General Employee Benefits

We maintain medical and dental insurance, accidental death insurance and disability insurance for all of our employees. The Named Executive Officers are eligible to participate in our welfare benefit plans and are covered by our vacation, leave of absence and similar policies.

Tax Implications of Executive Compensation Program

We believe that amounts payable under the MJN 2009 Senior Executive Performance Incentive Plan, gains from stock option awards and long-term performance share awards will be fully deductible “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Compensation attributable to the vesting of restricted stock unit awards is not “performance-based” under Section 162(m) of the Code. We also believe that all compensation provided to our Named Executive Officers is fully deductible, except that provided to Mr. Golsby, to the extent that the sum of his salary, retention bonus and compensation attributable to the vesting of BMS restricted stock units exceeds $1 million.

Corporate Governance Policies Covering Executive Compensation

Stock Ownership and Retention Guidelines for Executive Officers

We have adopted stock ownership and retention guidelines for our executive officers. Our guidelines require that Mr. Golsby hold shares of our common stock with a value of five times his base salary and that all remaining senior executives, including each of our Named Executive Officers, hold shares of our common stock with a value of three times their base salary before they can sell any net common stock following the exercise of options or the vesting of restricted stock units. Once these stock ownership retention amounts are attained, the executive must retain 75% of all net common stock acquired following any subsequent option exercises or vesting of restricted stock units for a period of one year.

Equity Grant Practices

The following describes our practices regarding equity grants to our employees.

Approval of Awards

Awards granted to our Chief Executive Officer are approved by the MJN Compensation and Management Development Committee.

The MJN Compensation and Management Development Committee must approve awards to all other employees, including the Named Executive Officers.

Grant Effective Date—Annual Awards

For regularly-scheduled annual awards, the grant effective date is the date in late February or early March on which the MJN Compensation and Management Development Committee meets.

Grant Effective Date—All Other Awards

For awards granted to current employees at any other time during the year, the grant effective date is the first business day of the month following the approval date, except that if the approval date falls on the first business day of a given month, the grant effective date is the approval date.

For awards granted to new hires, the grant effective date is the first business day of the month following the employee’s hire date, except that if the employee’s hire date falls on the first business day of a given month, the grant effective date is the employee’s hire date.

In no case whatsoever will the grant effective date precede the approval date of a given award.

Grant Price

The grant price of any and all awards is the fair market value (“FMV”) of our common stock as of the grant effective date.

FMV is defined under the stockholder-approved stock incentive plan pursuant to which the award is granted. Under the plan currently in effect, the 2009 Stock Award and Incentive Plan, FMV equals the closing price on the date of grant.

Clawback Provisions

We have adopted a policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board of Directors, upon recommendation by the MJN Compensation and Management Development Committee, determines that, as a result of a restatement of our financial statements or an act of malfeasance of office, an executive has received more compensation than would have been paid absent the action(s) or the incorrect financial statements, the Board, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the restatement or improper action and to prevent its recurrence. In certain cases, such action may include, to the extent permitted by applicable law: (i) requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, (ii) causing the partial or full cancellation of restricted stock or deferred stock awards and outstanding stock options, (iii) adjusting the future compensation of such executive and (iv) dismissing or taking legal action against the executive, in each case as the Board, upon recommendation by the MJN Compensation and Management Development Committee, determines to be in our best interests and that of our stockholders. The Board has designated the MJN Compensation and Management Development Committee to implement this policy.

Summary Compensation Table

2009 Fiscal Year

The following table and notes present, for the fiscal years indicated, the compensation earned by Stephen W. Golsby, our President and Chief Executive Officer, Peter G. Leemputte, our Senior Vice President and Chief Financial Officer, Charles M. Urbain, our President, Asia and Europe, Peter Kasper Jakobsen, our President, Americas, Christiaan Augustijns, our former Senior Vice President and Chief Marketing Officer and Lynn H. Clark, our Senior Vice President, Human Resources.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(5)(6)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Stephen W. Golsby	2009	$855,280	$1,000,000	$3,954,094	$1,277,500	$1,428,389	$902,392	$381,465	$9,799,120
President and Chief	2008	$561,871	—	$653,688	$266,095	$593,483	$492,008	$81,928	$2,649,073
Executive Officer

Peter G. Leemputte	2009	$550,000	—	$1,637,349	$577,328	$562,624	$114,687	$38,697	$3,480,685
Senior Vice President and	2008	$148,077	$300,000	$799,999	$190,394	$131,998	$61,606	—	$1,632,074
Chief Financial Officer

Peter Kasper Jakobsen	2009	$535,303	$170,000	$1,503,232	$399,179	$362,166	$214,234	$152,176	$3,336,290
President, Americas	2008	$291,256	—	$220,405	$84,828	$179,441	$110,130	$310,018	$1,196,078

Charles M. Urbain	2009	$489,450	$170,000	$1,098,054	$329,902	$362,166	$716,386	$344,463	$3,510,421
President, Asia and Europe	2008	$381,866	—	$317,366	$122,384	$244,464	$362,764	$17,327	$1,446,171

Christiaan Augustijns	2009	$374,712	—	$489,710	$185,566	$267,280	—	$812,068	$2,129,336
Former Senior Vice
President and Chief Marketing Officer

Lynn H. Clark	2009	$288,774	$100,086	$1,081,097	$204,590	$206,340	$228,222	$226,227	$2,335,336
Senior Vice President,
Human Resources

(1)	Amounts in the column for 2009 reflect amounts awarded as Retention Bonuses to our executives for staying with the Company through our IPO. These amounts were paid in two separate installments, one upon the completion of our IPO, and the other six months after our IPO, but in both cases such amounts were only payable if the executive was then employed by the Company. These Retention Bonuses were unique one-time awards that were granted in contemplation of a range of transactions, including our IPO, and are not part of our ongoing compensation plan design. See “—Principal Components of the 2009 Compensation Program for Named Executive Officers—Retention Bonuses” on page 32 of the CD&A.
(2)	Mr. Augustijns forfeited all of the equity awards he was granted by the Company in connection with his separation from us on October 22, 2009, as described on page 34 of the CD&A.
(3)	The assumptions used in determining the values disclosed in the Stock Awards and Option Awards columns are set out in the following notes to the Company’s Consolidated and Combined Financial Statements as indicated in the table below:

For Stock Awards and Option Awards Granted in	Consolidated and Combined Financial Statements	Included with Form 10-K filed:	Note
2009	December 31, 2009	February 25, 2010	15
2008	December 31, 2008	March 27, 2009	14

For Performance Share Awards granted during 2009 and 2008, the Company assumed that these would pay out at the targeted number of shares, and the amount shown in the Stock Awards column for each Named Executive Officer that holds a Performance Share Award grant reflects this assumption. Assuming maximum performance is achieved, the Performance Share Awards would have values as follows:

Value of Performance Share Awards Assuming Maximum Performance
Mr. Golsby	$3,069,990
Mr. Leemputte	$1,358,821
Mr. Jakobsen	$939,549
Mr. Urbain	$776,488
Mr. Augustijns	$436,772
Ms. Clark	$481,550

(4)	Includes the following amounts which represent the value of the one-time Founders’ Awards awarded in connection with our IPO and Replacement Equity Grants awarded in connection with our split-off from BMS:

	Value of One-time Founders’ Awards and Replacement Equity Grants
	Founders’ Awards	Replacement Equity Grants
Mr. Golsby	$1,500,000	$593,494
Mr. Leemputte	$700,000	$113,813
Mr. Jakobsen	$400,008	$533,801
Mr. Urbain	$400,008	$227,447
Mr. Augustijns	$225,000	$—
Ms. Clark	$225,000	$564,249

(5)	These amounts were earned under the MJN 2009 Senior Executive Performance Incentive Plan, which is discussed in the CD&A starting on page 25.
(6)	Includes payments received under the BMS incentive plans for the month of January 2009.
(7)	The amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column are attributable to the aggregate change in the actuarial present value of each executive’s pension benefits.
(8)	Amounts shown in the All Other Compensation column for 2009 are comprised of the following:

	Housing Allowance	Foreign Service Benefits	Relocation	Relocation and Expatriate Benefits Tax Gross-ups	Termination Payment	Company Contributions to Defined Contribution Plans	Group Term Life Insurance	Total
Mr. Golsby	$—	$—	$146,991	$50,625	$—	$169,396	$14,452	$381,465
Mr. Leemputte	$—	$—	$—	$—	$—	$30,598	$8,099	$38,697
Mr. Jakobsen	$1,713	$63	$72,175	$45,983	$—	$30,716	$1,525	$152,176
Mr. Urbain	$47,356	$170,916	$34,556	$2,907	$—	$83,940	$4,788	$344,463
Mr. Augustijns	$—	$—	$38,358	$22,736	$735,322	$10,800	$4,852	$812,068
Ms. Clark	$—	$—	$160,682	$21,334	$—	$42,903	$1,308	$226,227

Grants of Plan-Based Awards 2009 Fiscal Year

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($ / Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Golsby	1/1/2009	1/1/2009	BMS Annual Incentive	$9,226	$28,389	$46,842
	2/1/2009	2/1/2009	Annual Incentive	$308,344	$948,750	$1,565,438
	2/11/2009	2/11/2009	RSUs							62,500			$1,500,000
	3/11/2009	3/11/2009	Stock Options								175,000	$26.58	$1,277,500
	3/11/2009	3/11/2009	Performance Share Awards				28,000	70,000	115,500				$1,860,600
	12/30/2009	12/6/2009	RSUs							13,312			$593,449

Mr. Leemputte	1/1/2009	1/1/2009	BMS Annual Incentive	$6,703	$20,624	$34,030
	2/1/2009	2/1/2009	Annual Incentive	$139,276	$428,542	$707,094
	2/11/2009	2/11/2009	RSUs							29,167			$700,008
	3/11/2009	3/11/2009	Stock Options								79,086	$26.58	$577,328
	3/11/2009	3/11/2009	Performance Share Awards				12,393	30,983	51,122				$823,528
	12/30/2009	12/6/2009	RSUs							2,553			$113,813

Mr. Jakobsen	1/1/2009	1/1/2009	BMS Annual Incentive	$4,604	$14,166	$23,374
	2/1/2009	2/1/2009	Annual Incentive	$103,582	$318,714	$525,879
	2/11/2009	2/11/2009	RSUs							16,667			$400,008
	3/11/2009	3/11/2009	Stock Options								54,682	$26.58	$399,179
	3/11/2009	3/11/2009	Performance Share Awards				8,569	21,423	35,348				$569,423
	12/30/2009	12/6/2009	RSUs							11,974			$533,801

Mr. Urbain	1/1/2009	1/1/2009	BMS Annual Incentive	$4,604	$14,166	$23,374
	2/1/2009	2/1/2009	Annual Incentive	$103,582	$318,714	$525,879
	2/11/2009	2/11/2009	RSUs							16,667			$400,008
	3/11/2009	3/11/2009	Stock Options								45,192	$26.58	$329,902
	3/11/2009	3/11/2009	Performance Share Awards				7,082	17,705	29,213				$470,599
	12/30/2009	12/6/2009	RSUs							5,102			$227,447

Mr. Augustijns	1/1/2009	1/1/2009	BMS Annual Incentive	$4,875	$14,999	$24,748
	2/1/2009	2/1/2009	Annual Incentive	$71,297	$219,375	$361,969
	2/11/2009	2/11/2009	RSUs							9,375			$225,000
	3/11/2009	3/11/2009	Stock Options								25,420	$26.58	$185,566
	3/11/2009	3/11/2009	Performance Share Awards				3,984	9,959	16,432				$264,710

Ms. Clark	1/1/2009	1/1/2009	BMS Annual Incentive	$2,711	$8,340	$13,761
	2/1/2009	2/1/2009	Annual Incentive	$55,979	$172,243	$284,200
	2/11/2009	2/11/2009	RSUs							9,375			$225,000
	3/11/2009	3/11/2009	Stock Options								28,026	$26.58	$204,590
	3/11/2009	3/11/2009	Performance Share Awards				4,392	10,980	18,117				$291,848
	12/30/2009	12/6/2009	RSUs							12,657			$564,249

The following summarizes the material terms of the awards reported in the Grants of Plan-Based Awards table above:

Grant Date	Award Type	Named Executive Officers	Description of Material Terms
1/1/2009	BMS Annual Incentive	Mr. Golsby Mr. Leemputte Mr. Jakobsen Mr. Urbain Mr. Augustijns Ms. Clark	These non-equity incentive plan awards represent annual bonus award opportunities granted prior to our IPO to the Named Executive Officers under the Bristol-Myers Squibb Company Annual Incentive Plan. The target levels of these awards were generally set as a percentage of base salary based on grade level and targeted at the median of the peer group. These awards were paid out at the time of our IPO at 100% of target as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation table.

2/1/2009	Annual Incentive	Mr. Golsby Mr. Leemputte Mr. Jakobsen Mr. Urbain Mr. Augustijns Ms. Clark	These non-equity incentive plan awards represent annual bonus award opportunities granted to the Named Executive Officers under the Mead Johnson Nutrition Company 2009 Senior Executive Performance Incentive Plan. The target levels of these awards were generally set as a percentage of base salary based on grade level and targeted at the median of the peer group. At its meeting in March 2009 the MJN Compensation and Management Development Committee determined that the performance measures would be based on earnings per share (50%), net sales (25%), and ratio of working capital plus certain capital expenditures to net sales (25%). Performance targets for 2009 were set based on the 2009 business plan. Based on the performance achieved during 2009, the awards generally paid out above target, as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation table.

2/11/2009	Restricted Stock Units (Founders’ Awards)	Mr. Golsby Mr. Leemputte Mr. Jakobsen Mr. Urbain Mr. Augustijns Ms. Clark	These restricted stock units were granted to the Named Executive Officers under the 2009 Stock Award and Incentive Plan, and represent the Founders’ Awards described beginning on page 31 of the CD&A. These restricted stock units vest as to one-third on each of the third, fourth and fifth anniversaries of their date of grant. Additionally, all restricted stock units held for at least one year shall vest upon an executive’s attaining age 65 while still employed by the Company, and all other restricted stock units will become vested one year after grant after an executive reaches age 65, so long as the executive remains employed by the Company. Upon an executive’s death, retirement or termination not for misconduct or other detrimental conduct at least one year after the grant date (or otherwise upon a qualifying termination), the executive or the executive’s estate will be entitled to a proportionate number of the total number of restricted stock units granted. If executive’s employment is terminated for certain reasons during the three years following a change in control, all remaining restrictions will lapse and the restricted stock units will become fully vested. An executive’s right to the restricted stock units is generally subject to his or her continued employment by the Company and his or her agreement to not compete, solicit or engage in any activity that is harmful to the interests of the Company. Dividend equivalents are payable on these restricted stock units.

3/11/2009	Stock Options	Mr. Golsby Mr. Leemputte Mr. Jakobsen Mr. Urbain Mr. Augustijns Ms. Clark	These stock options were granted to the Named Executive Officers under the 2009 Stock Award and Incentive Plan, and represent part of the annual long-term incentive grants. These stock options vest 25% on each of the first, second, third and fourth anniversaries of their date of grant. These stock options have an exercise price equal to the closing stock price on the date the MJN Compensation and Management Development Committee approved their grant and can be exercised once vested, and before the expiration of their terms ten years following the date they were granted. The vesting of the stock options will be accelerated upon an executive’s attaining age 60 with one year of continuous employment with the Company and will become exercisable when and if the stock price appreciation threshold described above is achieved. The vesting of the stock options will be fully accelerated upon an executive’s death more than one year after the date of grant. Upon an executive’s death, retirement or termination not for misconduct or other detrimental conduct at least one year after the grant date (or otherwise upon a qualifying termination), the executive

Grant Date	Award Type	Named Executive Officers	Description of Material Terms
or the executive’s estate will be entitled to a proportionate number of the total number of stock options granted. If executive’s employment is terminated for certain reasons during the three years following a change in control, all remaining restrictions will lapse and these stock options will become fully vested. An executive’s right to these stock options are generally subject to his or her continued employment by the Company and his or her agreement to not compete, solicit or engage in any activity that is harmful to the interests of the Company.

3/11/2009	Performance Share Awards	Mr. Golsby Mr. Leemputte Mr. Jakobsen Mr. Urbain Mr. Augustijns Ms. Clark	These performance share awards were granted as part of the MJN 2009-2011 Performance Period and represent part of the annual long-term incentive grants. These performance share awards will vest at between zero to 165% of one-third of the target award amount based on the achievement of the performance goal(s) established for each year of the performance period, subject to performance criteria being met, and with continued employment through the end of 2011. Dividends or dividend equivalents are not payable on the performance shares. The performance-based conditions for the first one-third of these awards potentially earnable for 2009 were earnings per share (50%), net sales (25%), and ratio of working capital plus certain capital expenditures to net sales (25%). Performance targets for 2009 were set based on the 2009 business plan. Upon completion of one year of service after the grant date (or otherwise upon a qualifying termination), an executive shall be entitled to receive the performance shares that relate to each completed year of the performance period, plus a pro rata portion of the performance shares related to the year in progress upon death, retirement or termination by the Company not for cause. If the executive’s employment is terminated in a qualifying termination within three years following a change in control, the portion of the award for the performance period in effect at the executive’s termination date shall be deemed to be earned at the target level.

12/30/2009	Restricted Stock Units (Replacement Equity Grants)	Mr. Golsby Mr. Leemputte Mr. Jakobsen Mr. Urbain Ms. Clark	These restricted stock units were granted to the Named Executive Officers (except Mr. Augustijns) under the 2009 Stock Award and Incentive Plan, and represent special one-time grants intended to replace BMS equity awards that were forfeited, as described on page 32 of the CD&A under “—Replacement Equity Grants.” These restricted stock units vest in two equal installments on December 30, 2010 and December 30, 2011. In addition, all restricted stock units held for at least one year shall vest upon an executive’s attaining age 65 while still employed by the Company, and all other restricted stock units will become vested one year after grant after an executive reaches age 65, so long as the executive remains employed by the Company. Upon an executive’s death, retirement or a qualifying termination, the executive or the executive’s estate will be entitled to a proportionate number of the total number of restricted stock units granted. If executive’s employment is terminated for certain reasons during the two years following a change in control, all remaining restrictions will lapse and the restricted stock units will become fully vested. An executive’s right to these restricted stock units are generally subject to his or her continued employment by the Company and his or her agreement to not compete, solicit or engage in any activity that is harmful to the interests of the Company. Dividend equivalents are payable on these restricted stock units.

Outstanding Equity Awards At Fiscal Year-End

2009 Fiscal Year

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)
Name	Award Type	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Mr. Golsby	RSUs (Founders’ Awards)	2/11/2009					62,500	$2,731,250
	Stock Options	3/11/2009	—	175,000	$26.58	3/11/2019
	Performance Share Awards	3/11/2009							70,000	$3,059,000
	RSUs (Replacement Equity Grants)	12/30/2009					13,312	$593,449

				175,000			75,813	$3,313,028	70,000	$3,059,000

Mr. Leemputte	RSUs (Founders’ Awards)	2/11/2009					29,167	$1,274,598
	Stock Options	3/11/2009	—	79,086	$26.58	3/11/2019
	Performance Share Awards	3/11/2009							30,983	$1,353,957
	RSUs (Replacement Equity Grants)	12/30/2009					2,553	$111,566

				79,086			31,720	$1,386,164	30,983	$1,353,957

Mr. Jakobsen	RSUs (Founders’ Awards)	2/11/2009					16,667	$728,348
	Stock Options	3/11/2009	—	54,682	$26.58	3/11/2019
	Performance Share Awards	3/11/2009							21,423	$936,185
	RSUs (Replacement Equity Grants)	12/30/2009					11,974	$523,264

				64,682			28,641	$1,251,612	21,423	$936,185

Mr. Urbain	RSUs (Founders’ Awards)	2/11/2009					16,667	$728,348
	Stock Options	3/11/2009	—	45,192	$26.58	3/11/2019
	Performance Share Awards	3/11/2009							17,705	$773,709
	RSUs (Replacement Equity Grants)	12/30/2009					5,102	$222,957

				45,192			21,769	$951,305	17,705	$773,709

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)
Name	Award Type	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

Ms. Clark	RSUs (Founders’ Awards)	2/11/2009					9,375	$409,688
	Stock Options	3/11/2009		28,026	$26.58	3/11/2019
	Performance Share Awards	3/11/2009							10,980	$479,826
	RSUs (Replacement Equity Grants)	12/30/2009					12,657	$553,111

				28,026			22,032	$962,798	10,980	$479,826

The vesting dates of stock options, restricted stock units and performance share awards included in the Outstanding Equity Awards at Fiscal Year-End table above are as follows:

Named Executive Officers	Stock Options with Option Expiration Date of	Vesting
Mr. Golsby Mr. Leemputte Mr. Jakobsen Mr. Urbain Ms. Clark	3/11/2019	These stock options vest 25% on each of the first, second, third and fourth anniversaries of their date of grant. These stock options have an exercise price equal to the closing stock price on the date the MJN Compensation and Management Development Committee approved their grant and can be exercised once vested, and before the expiration of their terms ten years following the date they were granted. The vesting of the unvested stock options listed will be accelerated upon an executive’s attaining age 60 with one year of continuous employment with the Company and will become exercisable when and if the stock price appreciation threshold described above is achieved. The vesting of the unvested stock options will be fully accelerated upon an executive’s death more than one year after the date of grant.

Named Executive Officers	Performance Share Awards with Grant Date of	Vesting
Mr. Golsby Mr. Leemputte Mr. Jakobsen Mr. Urbain Ms. Clark	3/11/2009	The number of performance shares shown represents the target number of shares that could vest based on performance criteria being met in 2009, 2010 and 2011, and with continued employment through 2011. Upon completion of one year of service (or otherwise upon a qualifying termination), an executive shall be entitled to receive the performance shares that relate to each completed year of the performance period, plus a pro rata portion of the performance shares related to the year in progress upon retirement or termination by the Company not for cause or, after a qualifying termination following a change in control as though the award was earned at the target level.

Named Executive Officers	Restricted Stock Units with Grant Date of	Vesting
Mr. Golsby Mr. Leemputte Mr. Jakobsen Mr. Urbain Ms. Clark	(Founders’ Awards) 2/11/2009	Each restricted stock unit represents a right to receive one share of Company stock upon vesting. These restricted stock units vest as to one-third on each of the third, fourth and fifth anniversaries of their date of grant. Additionally, all restricted stock units held for at least one year shall vest upon an executive’s attaining age 65 while still employed by the Company, and all other restricted stock units will become vested one year after grant after an executive reaches age 65, so long as the executive remains employed by the Company.

Named Executive Officers	Restricted Stock Units with Grant Date of	Vesting
Upon an executive’s death, retirement or termination not for misconduct or other detrimental conduct at least one year after the grant date (or otherwise upon a qualifying termination), the executive or the executive’s estate will be entitled to a proportionate number of the total number of restricted stock units granted. If an executive’s employment is terminated for certain reasons during the three years following a change in control, all remaining restrictions will lapse and the restricted stock units will become fully vested. An executive’s right to the restricted stock units are generally subject to their continued employment by the Company and his or her agreement to not compete, solicit or engage in any activity that is harmful to the interests of the Company.

Mr. Golsby Mr. Leemputte Mr. Jakobsen Mr. Urbain Ms. Clark	(Replacement Equity Grants) 12/30/2009	The same vesting provisions generally apply to these restricted stock units as are described above for the Founders’ Awards, except that these restricted stock units vest in two equal installments on December 30, 2010 and December 30, 2011.

Option Exercises and Stock Vested

2009 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Mr. Golsby	—	—	—	—
Mr. Leemputte	—	—	—	—
Mr. Jakobsen	—	—	—	—
Mr. Urbain	—	—	—	—
Mr. Augustijns	—	—	—	—
Ms. Clark	—	—	—	—

None of the Named Executive Officers exercised MJN stock options or had MJN stock awards vest during 2009.

Pension Benefits

Benefit Equalization Plan—Retirement Plan

The MJN Benefit Equalization Plan—Retirement Plan is a non-qualified deferred compensation plan that provides income for employees after retirement in excess of the benefits payable under the qualified MJN Retirement Income Plan. The benefit is calculated using the same formula as the MJN Retirement Income Plan, but without the limits on compensation and benefits imposed under Section 401(a)(17) and Section 415(b) of the Code. The provisions are the same as those below for the MJN Retirement Income Plan, except for the following:

•	Compensation is not subject to the limits under Section 401(a)(17) of the Code;

•	Compensation includes the higher of bonus earned or paid during the year; and

•	The pension is paid as a cash lump sum or, if an election is made at least 12 months prior to retirement, the lump sum may be credited to the MJN Benefit Equalization Plan—Savings Plan.

Retirement Income Plan

The MJN Retirement Income Plan is a defined benefit pension plan that provides income for employees after retirement. The MJN Retirement Income Plan is a tax-qualified plan, as defined under Section 401(a) of the Code. The benefit is calculated based on the employee’s final average compensation and years of service. All participants in the BMS Retirement Income Plan who were active full-time employees of MJN on February 9, 2009 were automatically enrolled in the MJN Retirement Income Plan on that date. The MJN Retirement Income Plan is closed to new hires, which means that no person hired after February 9, 2009 will be eligible for participation in this plan. Employees who participate in the MJN 2009 Senior Executive Performance Incentive Plan or whose pay or benefits exceed the IRS qualified plan limits are eligible to participate in the MJN Benefit Equalization Plan—Retirement Plan. The key plan provisions of the MJN Retirement Income Plan are as follows:

•	The retirement benefit equals:

•	2% x Final Average Compensation x Years of Service (prior to February 9, 2009), up to 40, minus

•	1/70th of the Primary Social Security Benefit x Years of Service, up to 40.

•	Final Average Compensation equals the average of the five consecutive years out of the last ten in which the employee’s compensation was the highest. Compensation equals the base salary rate, plus bonuses paid during the year. Compensation is subject to the limits defined under Section 401(a) (17) of the Code. For purposes of calculating Final Average Compensation, compensation increases will continue to be recognized through February 8, 2014.

•	Normal retirement age is 65. Employees are eligible for early retirement at age 55 with 10 or more years of service.

•	Employees eligible for early retirement may receive their pension without any reduction at age 60. The pension is reduced by 4% for each year that the retirement age precedes age 60.

•	Employees are 100% vested after attaining five years of service.

•	The pension is payable as a monthly life annuity, with or without survivor benefits, or a lump sum.

Key International Pension Plan

The MJN Key International Pension Plan is a non-qualified plan. All individuals who were active participants in the BMS Key International Pension Plan on February 1, 2009 (non-U.S. employees) or February 9, 2009 (U.S. employees) automatically became participants in the MJN Key International Pension Plan. No new participants will be admitted to the MJN Key International Pension Plan. The plan provides income for these employees after retirement.

The benefit is calculated based on the employee’s final average compensation and years of service. The key plan provisions are as follows:

•	The retirement benefit equals:

•	1.75% x Final Average Compensation x Years of Service prior to February 1, 2009 (non-U.S. employees) or February 9, 2009 (U.S. employees), up to 40, minus

•	1/70th of the Primary Social Security Benefit x Years of Service, up to 40, only when applicable.

•

Final Average Compensation equals the average compensation in the five consecutive years out of the last ten in which the employee’s compensation was the highest. Compensation equals the base salary rate, plus bonuses paid during the year. For purposes of calculating Final Average Compensation, compensation increases will continue to be recognized through February 8, 2014.

•	Normal retirement age is 65. Employees are eligible for early retirement at age 55 with 10 or more years of service.

•	Employees eligible for early retirement may receive their pension without any reduction at age 60. The pension is reduced by 4% for each year that the retirement age precedes age 60.

•	Employees are 100% vested after attaining five years of service.

•	The pension is payable as a monthly life annuity, with or without survivor benefits, or a lump sum.

United Kingdom Bristol-Myers Squibb Company Pension Plan

The United Kingdom Bristol-Myers Pension Plan was a voluntary pension plan that covered BMS employees in the United Kingdom. Since January 1, 1992, the plan has been replaced by the United Kingdom Bristol-Myers Squibb Company Pension Plan with accrued prior plan benefits preserved. The plan was approved by the United Kingdom Inland Revenue Service. The plan was not contracted out from the United Kingdom government pension program, meaning that the benefits were additional to the government pension entitlements. Full-time employees were eligible to participate in the plan. The plan provides income for members after retirement as follows:

•

2% x Pensionable Salary up to the National Insurance Upper Earnings Limit x years and months of plan membership plus 1.67% of Pensionable Salary above the National Insurance Upper Earnings Limit x Years and months of plan membership, minus The State Pension Deduction.

•

Average Pensionable Salary equals the average salary in the highest three consecutive years of the last ten years before the employee retires or leaves MJN. Pensionable Salary is the base annual salary in effect on April 1.

•	Normal retirement age is 65. Employees are eligible for early retirement at age 55. Employees who were members of the plan prior to June 1989 are eligible to retire at age 50.

•

Employees eligible for early retirement may receive their pension without any reduction at age 60. The pension is reduced by 3.6% for each year that the retirement age is between ages 55 and 60 and 6% for each year that the retirement age is between ages 50 and 55.

•	The pension is payable as a monthly life annuity with an option for partial payment in a cash lump sum. 50% of the pension benefit would continue to the spouse upon death of the retiree.

•	Contributions to the plan were 1% of Pensionable Salary up to the National Insurance Upper Earnings Limit plus 6% of Pensionable Salary above the National Insurance Upper Earnings Limit.

Employees were eligible to make Additional Voluntary Contributions to the plan. The contributions are held in a separate account for the employee and are paid at retirement.

Pension Benefits

2009 Fiscal Year

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Mr. Golsby	MJN Benefit Equalization Plan— Retirement Plan	5.180	$1,003,819	—
	MJN Retirement Income Plan	5.180	$204,826	—
	MJN Key International Pension Plan	6.495	$1,324,645	—

			$2,533,290

Mr. Leemputte	MJN Benefit Equalization Plan— Retirement Plan	0.900	$143,686	—
	MJN Retirement Income Plan	0.900	$32,607	—

			$176,293

Mr. Jakobsen	MJN Benefit Equalization Plan— Retirement Plan	0.360	$11,467	—
	MJN Retirement Income Plan	0.360	$9,410	—
	MJN Key International Pension Plan	10.750	$524,625	—

			$545,502

Mr. Urbain	MJN Benefit Equalization Plan— Retirement Plan	19.770	$1,673,800	—
	MJN Retirement Income Plan	19.770	$803,737	—
	UK BMS Pension Plan	2.42	$67,206

			$2,544,743

Name	Plan Name	# of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

Mr. Augustijns	—	—	—	—

Ms. Clark	MJN Benefit Equalization Plan— Retirement Plan	8.270	$353,575	—
	MJN Retirement Income Plan	8.270	$283,360	—

			$636,936

The present values disclosed in the Pension Benefits table above, as of December 31, 2009, were based on the following assumptions:

•	65% lump sum utilization for the MJN Retirement Income Plan and the MJN Key International Plan and 100% lump sum utilization for the Benefit Equalization Plan—Retirement Plan;

•	5.75% discount rate for annuities and 5.75% discount rate for lump sums;

•	The MJN Retirement Income Plan 2000 mortality table projected to 2017 for annuities;

•	The 2010 lump sum mortality table under Code Section 417(e)(3) (combined annuitant and nonannuitant Retirement Plan 2000 mortality table with projections blended 50% male/50% female) for lump sums;

•	For the UK BMS Pension Plan:

•	Pre-retirement discount rate of 8.2% per annum;

•	Post-retirement discount rate of 5.0% per annum;

•	Pension increases in deferment of 3.5% per annum;

•	Pension increases in payment of 3% per annum; and

•

Mortality assumptions in line with the “SAPS Pensioners (Light)” tables rolled forward to December 31, 2007, assuming annual improvements in mortality of 4% per annum; future improvements assumed to be in line with “Medium Cohort” projections subject to a minimum rate of improvement of 1.5% per annum.

Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans

Non-Qualified Deferred Compensation 2009 Fiscal Year

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Mr. Golsby	$123,215	$158,627	$5,029	—	$519,601
Mr. Leemputte	—	$11,825	—	—	$11,825
Mr. Jakobsen	—	$17,454	—	—	$17,454
Mr. Urbain	$50,308	$72,155	$40,447	—	$309,530
Mr. Augustijns	—	—	—	—	—
Ms. Clark	$14,223	$31,384	$9,541	—	$77,566

(1)	Amounts reported as compensation in the last fiscal year in the “Salary” column of the Summary Compensation Table.

(2)	Includes amounts reported as compensation in the last fiscal year in the “All Other Compensation” column of the Summary Compensation Table.
(3)	Amounts not shown in the Summary Compensation Table because they are not above-market.
(4)	Of the amounts shown in this column, the following were reported in the Summary Compensation Table for the prior fiscal years: Mr. Golsby ($48,121); Mr. Leemputte ($0); Mr. Jakobsen ($0); Mr. Urbain ($22,021); and Ms. Clark ($0).

All of the amounts shown in the Non-Qualified Deferred Compensation table above were deferred under the MJN Benefit Equalization Plan—Retirement Savings Plan described below.

Benefit Equalization Plan—Retirement Savings Plan

The MJN Benefit Equalization Plan—Retirement Savings Plan is a non-qualified deferred compensation plan designed to allow participants to save for retirement and benefit from Company contributions and tax advantages available through the plan in excess of the benefits payable under the qualified MJN Retirement Savings Plan. The key plan provisions are the same as those described below for the MJN Retirement Savings Plan, except for the limits on compensation and benefits imposed under Section 401(a)(17) and Section 415(b) of the Code.

Retirement Savings Plan

The MJN Retirement Savings Plan is a defined contribution plan designed to allow participants to save for retirement and benefit from Company contributions and tax advantages available through the plan. The MJN Retirement Savings Plan is a tax-qualified 401(k) plan, as defined under Section 401(a) of the Code. All individuals who were employees of MJN and were participants in the BMS Savings and Investment Program as of February 8, 2009 automatically became participants in the MJN Retirement Savings Plan on February 9, 2009. Employees who participate in the MJN 2009 Senior Executive Performance Incentive Plan or whose pay or benefits exceed the IRS qualified plan limits under the MJN Retirement Savings Plan are eligible for the MJN Benefit Equalization Plan—Retirement Savings Plan. The key plan provisions of the MJN Retirement Savings Plan are as follows:

Participants are immediately eligible for Company contributions. Eligible pay is defined as an employee’s current base salary or wages and annual bonus before any pre-tax savings are deducted. Employees are eligible to contribute from 1% to 25% on a pre-tax, after tax or a combination of both to the plan. Employees may make additional pre-tax “catch-up” contributions at or after age 50. The Company will make matching contributions of $1 for each $1 on the first 6% of eligible pay (base pay plus annual bonus) that the employee contributes. The Company matching contribution is on pre-tax and/or after-tax dollars. The plan provides additional Company contributions of 2%, 3% or 4% of eligible pay (base pay plus bonus) to active employees based on employee points (age plus service) as follows:

Less than 40 points:	2%
40-59 points:	3%
60 or more points:	4%

The plan provides for a special transition Company contribution of 2% to be made to employees who as of February 9, 2009 have 60 or more employee points (age plus service) and at least 10 years of service. Employee contributions are always 100% vested. Company contributions become 100% vested as soon as they are made on the participant’s behalf and regardless of years of service. Participants are able to invest their savings and Company contributions into a variety of investment alternatives at their own discretion.

Post-Termination Benefits

The discussion below describes payments that are due the Named Executive Officers in the event of a termination of employment or a change in control assuming an effective date of December 31, 2009. To the extent payments and benefits are generally available to salaried employees on a non-discriminatory basis, they are excluded from the tabular disclosures which follow.

We have not entered into employment agreements with our Named Executive Officers. Therefore, post-termination benefits are typically addressed within the context of each element of compensation. For example, our equity awards set forth their treatment upon an executive’s termination of employment. Two exceptions to this general rule are (i) the treatment and payment of certain compensation with respect to terminations related to involuntary termination by the Company without Cause and (ii) termination by the executive with Good Reason.

Termination of Employment Obligations (Excluding Vested Benefits) 2009 Fiscal Year

Mr. Golsby
Benefit Type	Voluntary Termination	Retirement or Death	Involuntary Termination w/out Cause	Termination w/Good Reason	Change in Control Only	Change in Control + Involuntary Termination w/out Cause	Change in Control + Termination w/Good Reason
Cash Severance	$—	$—	$1,869,231	$1,869,231	$—	$5,546,250	$5,546,250
Pro-Rata Target Bonus	$—	$—	$948,750	$948,750	$—	$—	$—
Stock Options	$—	$—	$—	$—	$—	$2,996,000	$2,996,000
Restricted Stock	$—	$—	$1,195	$1,195	$1,195	$3,313,029	$3,313,029
Long-Term Performance Awards	$—	$—	$—	$—	$—	$1,019,667	$1,019,667
Retirement Benefit	$—	$—	$—	$—	$—	$748,610	$748,610
Welfare Benefits	$—	$—	$26,236	$26,236	$—	$39,354	$39,354
Outplacement, Financial Counseling & Relocation	$—	$—	$25,000	$25,000	$—	$205,000	$205,000
Excise Tax (paid by Company)	$—	$—	$—	$—	$—	$—	$—
Excise Tax (paid by Executive)	$—	$—	$—	$—	$—	$(1,694,687)	$(1,694,687)

Total	$—	$—	$2,870,412	$2,870,412	$1,195	$12,173,223	$12,173,223

Mr. Leemputte
Benefit Type	Voluntary Termination	Retirement or Death	Involuntary Termination w/out Cause	Termination w/Good Reason	Change in Control Only	Change in Control + Involuntary Termination w/out Cause	Change in Control + Termination w/Good Reason
Cash Severance	$—	$—	$867,308	$867,308	$—	$1,957,082	$1,957,082
Pro-Rata Target Bonus	$—	$—	$428,541	$428,541	$—	$—	$—
Stock Options	$—	$—	$—	$—	$—	$1,353,952	$1,353,952
Restricted Stock	$—	$—	$229	$229	$229	$1,386,164	$1,386,164
Long-Term Performance Awards	$—	$—	$—	$—	$—	$451,319	$451,319
Retirement Benefit	$—	$—	$—	$—	$—	$105,223	$105,223
Welfare Benefits	$—	$—	$22,214	$22,214	$—	$29,618	$29,618
Outplacement, Financial Counseling & Relocation	$—	$—	$25,000	$25,000	$—	$35,000	$35,000
Excise Tax (paid by Company)	$—	$—	$—	$—	$—	$—	$—
Excise Tax (paid by Executive)	$—	$—	$—	$—	$—	$(522,404)	$(522,404)

Total	$—	$—	$1,343,292	$1,343,292	$229	$4,795,954	$4,795,954

Mr. Jakobsen
Benefit Type	Voluntary Termination	Retirement or Death	Involuntary Termination w/out Cause	Termination w/Good Reason	Change in Control Only	Change in Control + Involuntary Termination w/out Cause	Change in Control + Termination w/Good Reason
Cash Severance	$—	$—	$788,462	$788,462	$—	$1,641,666	$1,641,666
Pro-Rata Target Bonus	$—	$—	$320,833	$320,833	$—	$—	$—
Stock Options	$—	$—	$—	$—	$—	$936,156	$936,156
Restricted Stock	$—	$—	$1,075	$1,075	$1,075	$1,251,613	$1,251,613
Long-Term Performance Awards	$—	$—	$—	$—	$—	$312,062	$312,062
Retirement Benefit	$—	$—	$—	$—	$—	$5,996	$5,996
Welfare Benefits	$—	$—	$22,214	$22,214	$—	$29,618	$29,618
Outplacement, Financial Counseling & Relocation	$—	$—	$25,000	$25,000	$—	$124,396	$124,396
Excise Tax (paid by Company)	$—	$—	$—	$—	$—	$—	$—
Excise Tax (paid by Executive)	$—	$—	$—	$—	$—	$(480,771)	$(480,771)

Total	$—	$—	$1,157,584	$1,157,584	$1,075	$3,820,736	$3,820,736

Mr. Urbain
Benefit Type	Voluntary Termination	Retirement or Death	Involuntary Termination w/out Cause	Termination w/Good Reason	Change in Control Only	Change in Control + Involuntary Termination w/out Cause	Change in Control + Termination w/Good Reason
Cash Severance	$—	$—	$788,462	$788,462	$—	$1,641,666	$1,641,666
Pro-Rata Target Bonus	$—	$—	$320,833	$320,833	$—	$—	$—
Stock Options	$—	$—	$—	$—	$—	$773,688	$773,688
Restricted Stock	$—	$—	$458	$458	$458	$951,307	$951,307
Long-Term Performance Awards	$—	$—	$—	$—	$—	$257,903	$257,903
Retirement Benefit	$—	$—	$—	$—	$—	$658,571	$658,571
Welfare Benefits	$—	$—	$13,718	$13,718	$—	$18,290	$18,290
Outplacement, Financial Counseling & Relocation	$—	$—	$25,000	$25,000	$—	$59,780	$59,780
Excise Tax (paid by Company)	$—	$—	$—	$—	$—	$—	$—
Excise Tax (paid by Executive)	$—	$—	$—	$—	$—	$(508,559)	$(508,559)

Total	$—	$—	$1,148,471	$1,148,471	$458	$3,852,646	$3,852,646

Mr. Augustijns
Benefit Type	Actual Termination
Cash Severance	$684,208
Pro-Rata Target Bonus	$—
Stock Options	$—
Restricted Stock	$—
Long-Term Performance Awards	$—
Retirement Benefit	$—
Welfare Benefits	$12,511
Outplacement, Financial Counseling & Relocation	$42,687
Excise Tax (paid by Company)	$—
Excise Tax (paid by Executive)	$—

Total	$739,405

Ms. Clark
Benefit Type	Voluntary Termination	Retirement or Death	Involuntary Termination w/out Cause	Termination w/ Good Reason	Change in Control Only	Change in Control + Involuntary Termination w/out Cause	Change in Control + Termination w/Good Reason
Cash Severance	$—	$—	$459,954	$459,954	$—	$927,840	$927,840
Pro-Rata Target Bonus	$—	$—	$172,242	$172,242	$—	$—	$—
Stock Options	$—	$—	$—	$—	$—	$479,804	$479,804
Restricted Stock	$—	$—	$1,137	$1,137	$1,137	$962,799	$962,799
Long-Term Performance Awards	$—	$—	$—	$—	$—	$159,942	$159,942
Retirement Benefit	$—	$—	$—	$—	$—	$48,628	$48,628
Welfare Benefits	$—	$—	$22,214	$22,214	$—	$29,618	$29,618
Outplacement, Financial Counseling & Relocation	$—	$—	$25,000	$25,000	$—	$195,682	$195,682
Excise Tax (paid by Company)	$—	$—	$—	$—	$—	$—	$—
Excise Tax (paid by Executive)	$—	$—	$—	$—	$—	$(274,940)	$(274,940)

Total	$—	$—	$680,546	$680,546	$1,137	$2,529,373	$2,529,373

The following discussion describes the payments and benefits available upon the types of termination events indicated in the tables above:

Voluntary Termination

We do not offer any payments or benefits to salaried employees, including the Named Executive Officers, upon a voluntary termination other than those that are vested at the time of termination and those payments and benefits payable upon a constructive termination or resignation for good reason, which are described below.

Retirement or Death

The following benefits are generally available to all salaried employees, including the Named Executive Officers upon full retirement at age 65 or death:

Annual Incentive Awards: Employees are eligible for a pro-rata portion of their annual incentive award. The pro-rata award is paid at target, adjusted for Company performance.

Stock Options: Employees are eligible for accelerated vesting of any stock options granted at least one year prior to the termination event and have the full term to exercise. Upon retirement, exercise thresholds (e.g. price appreciation of at least 15%) as described in the CD&A and Outstanding Equity Awards at Fiscal Year-End table, where applicable, remain in effect. Upon death, exercise thresholds lapse.

Restricted Stock/Restricted Stock Units: Employees are eligible for a pro-rata portion of Company restricted stock/restricted stock unit awards granted at least one year prior to the termination event.

Long-Term Performance Awards: Employees are eligible for a pro-rata portion of any long-term performance awards granted at least one year prior to the termination event.

Pension Plans: Employees are eligible for benefits accrued under the MJN Retirement Income Plan, MJN Key International Pension Plan, and MJN Benefit Equalization Plan—Retirement Plan.

Retirement Savings Plans: Employees are eligible for benefits accumulated under the MJN Retirement Savings Plan and the MJN Benefit Equalization Plan—Savings Plan.

Post-Retirement Medical and Life Insurance: Employees who are a minimum of age 55 with 10 years of service are eligible for post-retirement medical and life insurance benefits.

Involuntary Termination without Cause or Termination with Good Reason

The Company’s Named Executive Officers (except Mr. Augustijns) were eligible to receive severance payments and benefits under the Senior Executive Severance Plan if their employment was terminated for any of the following reasons:

•	Involuntary termination by the Company or participating employer without “Cause”; or

•	Termination by executive with “Good Reason”.

Mr. Augustiijn’s employment terminated prior to the adoption of the Senior Executive Severance Plan and so he was not entitled to any benefits under such plan.

An executive whose employment is terminated by the Company without Cause or by the executive with Good Reason and who complies with the applicable notice provisions in the case of a Good Reason termination, would have been eligible for the following:

Basic Severance Pay: Severance pay in the amount of four weeks of base salary, which is not subject to signing a general release.

Cash Severance Payment: Subject to signing a general release, a cash severance payment in the amount of two times base salary for Mr. Golsby and one and a half times base salary for Messrs. Leemputte, Jakobsen and Urbain and Ms. Clark.

Annual Incentive: The named executive officers were eligible for a pro-rata target award based on the number of days worked in the year, subject to signing a general release.

Stock Options: Subject to signing a general release, in accordance with the terms of the applicable agreement, employees are eligible for accelerated vesting of our stock options granted at least one year prior to the termination event and have three months to exercise. If an employee is eligible to retire or the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee will have the full term to exercise. Otherwise a pro-rata portion of the stock option will be vested and exercisable as of the termination date. Exercise thresholds as described in the Outstanding Equity Awards at Fiscal Year-End table, where applicable, remain in effect.

Restricted Stock/Restricted Stock Units: In accordance with the terms of the applicable agreement, employees are generally eligible for a proportionate number of Company restricted stock/restricted stock unit awards.

Long-Term Performance Awards: In accordance with the terms of the applicable agreement, if the employee is eligible to retire or the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee will be eligible for a pro-rata portion of any Company long-term performance awards granted at least one year prior to the termination event. Otherwise, the employee will be entitled to a pro rata portion of the award that he or she would otherwise have earned for the performance period in progress at the time of termination.

Pension Plans: Employees are eligible for benefits accrued under the MJN Retirement Income Plan, MJN Key International Pension Plan, and MJN Benefit Equalization Plan—Retirement Plan. If the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement, and the employee signs a general release, the retirement benefits are payable immediately following termination of employment with the enhanced adjustment factors that are applicable to employees eligible for early retirement.

Retirement Savings Plans: Employees are eligible for benefits accumulated under the MJN Retirement Savings Plan and the MJN Benefit Equalization Plan—Savings Plan.

Post-Retirement Medical Insurance: If the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement, and the employee signs a general release, the employee is eligible for continued medical coverage without a subsidy until age 55, and is eligible for the post-retirement medical benefits starting at age 55.

Continuation of Certain Benefits: Continuation of health, dental and life insurance coverage, employee assistance benefits and outplacement services, subject to signing a general release.

The maximum outplacement benefit under our policy is $25,000, which amount is included in the individual executive’s table above.

Additionally, executives who are expatriates (only Mr. Urbain of the current Named Executive Officers is an expatriate) are eligible for financial counseling and relocation benefits. However, the policy calls for these to be reasonable and customary in amount (e.g. economy air tickets home and tax preparation services). The policy does not establish a maximum and the Company cannot estimate what value these benefits would have. Consequently, no amount has been entered in Mr. Urbain’s table above for these benefits.

Note that as a result of the timing of the Company equity grants to executives and the deemed date of termination (December 31, 2009), none of the executives satisfied the one year continuous service requirement after the date of grant of the equity awards to be entitled to receive a prorated portion of their equity awards. As a result, the executives would have forfeited the equity awards which had the one year post-grant date service requirement (generally, in cases of death or retirement), which is reflected in the individual tables above. However, the Replacement Equity Grants provide for proration of the restricted stock units award if an executive is terminated without Cause or with Good Reason or if the restricted stock units would be cancelled or otherwise cease to be outstanding upon a change in control, regardless of the one year service after the date of grant requirement, providing a modest amount in the event of a December 31, 2009 termination.

For purposes of the Senior Executive Severance Plan, “Cause” means the following:

•	Failure or refusal of the executive to substantially perform his or her duties with the Company or a participating employer (except if a result of disability); or

•	Severe misconduct or activity deemed detrimental to the interests of the Company or a participating employer.

“Cause” will be interpreted by the Compensation and Management Development Committee in its sole discretion and such interpretation will be conclusive and binding.

For purposes of the Senior Executive Severance Plan, “Good Reason” means the occurrence of any of the following events without the executive’s consent:

•	A material reduction in the executive’s base salary;

•	A reduction in the executive’s grade level resulting in a material diminution of the executive’s authority, duties or responsibilities; or

•

A change in the principal location of the executive’s job or office, such that the executive will be based at a location that is 50 miles or more from the location of such place of employment immediately prior to the proposed change in job or office.

Change in Control Only

As disclosed in the CD&A, we adopted the Executive Change in Control Severance Plan on December 23, 2009, which provides enhanced benefits to certain designated employees, including the Named Executive Officers (except Mr. Augustijns) in the event of a covered termination following a Change in Control. The occurrence of a

Change in Control alone is generally insufficient to trigger benefits under the Executive Change in Control Severance Plan. However, pursuant to the terms of outstanding stock options, performance share awards and restricted stock units, there is an exception to this general treatment if any of these equity awards would be cancelled or otherwise cease to be outstanding upon a change in control.

Change in Control and Involuntary Termination without Cause or Termination with Good Reason

To trigger benefits under the Executive Change in Control Severance Plan, there must be both a “Change in Control” of the Company and either (1) a subsequent involuntary termination by the Company without Cause or (2) a termination by the executive with Good Reason. Thus, the only benefits that an executive would be entitled to upon a Change in Control alone are those that are vested at the time of the Change in Control.

The Company’s Named Executive Officers (except Mr. Augustijns) were eligible to receive severance payments and benefits under the Executive Change in Control Severance Plan if their employment was terminated within two years following a Change in Control for any of the following reasons:

•	Involuntary termination by Company without “Cause”;

•	Termination by executive with “Good Reason”.

Mr. Augustijns’ employment terminated prior to the adoption of the Executive Change in Control Severance Plan and so he was not entitled to any benefits under such plan.

An executive whose employment is terminated without Cause or with Good Reason within two years following a Change in Control would have been eligible for the following:

Cash Severance Payment: Subject to signing a general release, a cash payment equal to 3.0 times base salary plus target bonus for Mr. Golsby and 2.0 times base salary plus target bonus for each of the other Named Executive Officers (except for Mr. Augustijns).

Annual Incentive: If an executive is entitled to a Cash Severance Payment as detailed above, he or she will not receive payment of any portion of his or her bonus for the year in which the termination date occurs.

Stock Options: In accordance with the terms of the applicable award, vesting of unvested stock options.

Restricted Stock/Restricted Stock Units: In accordance with the terms of the applicable award, vesting of restricted stock/restricted stock units, including shares/units.

Long-Term Performance Awards: In accordance with the terms of the applicable award, long-term performance awards that relate to any completed performance year will be deemed vested, and those related to the year of termination will be deemed earned at target.

Retiree Medical: Eligibility for retiree medical benefits for executives who are terminated prior to age 55 as if the executive were 55 with at least 10 years of service.

Continuation of Certain Benefits: Continuation of medical, dental and life insurance coverage, employee assistance benefits, outplacement services and financial planning services, subject to signing a general release. Expatriation and repatriation benefits are also provided.

Supplemental Retirement Benefits: Subject to signing a release, additional supplemental retirement benefits based on early termination and the amount of severance payable under the plan.

The Company does not provide excise tax gross-ups to any executive.

For purposes of the Executive Change in Control Severance Plan, “Cause” means the following:

•

Willful and continued failure by the executive to substantially perform his or her duties with the Company (except if a result of disability) for a period of 30 consecutive days after written demand for substantial performance is delivered to the executive;

•	Willful engagement by executive in conduct that is demonstrably and materially injurious to the Company or its subsidiaries or affiliates, monetarily or otherwise; or

•	A felony conviction or the entry of plea of nolo contendere to a felony.

For purposes of the Executive Change in Control Severance Plan, “Good Reason” means the occurrence of any of the following events without the executive’s consent:

•

Assignment of any duties materially inconsistent with the executive’s status as an officer of the Company or a substantially adverse alteration in the nature or status of the executive’s authorities, duties or responsibilities from those in effect immediately prior to the Change in Control;

•	A material adverse change in the executive’s reporting relationships;

•

A material reduction by the Company in the executive’s base salary or bonus from the levels in effect immediately prior to a Change in Control or as the same may be increased from time to time after a Change in Control;

•

The relocation of the executive’s principal place of employment to a location more than 50 miles from the location of such place of employment immediately prior to a Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the executive’s business travel obligations prior to the Change in Control or, if executive has consented to a relocation, the failure by the Company to provide the executive with all of the benefits of the Company’s relocation policy as in operation immediately prior to a Change in Control;

•

The failure of the Company to pay the executive any material amount or portion of executive’s compensation or to pay to executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date on which such compensation was due; or

•

The failure of the Company to continue in effect any compensation or benefit plan which is material to the executive’s compensation and in which executive participated immediately prior to the Change in Control, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue the executive’s participation therein on a basis not materially less favorable, both in terms of the amounts of benefits provided and the level of executive’s participation relative to other participants, as existed at the time of the Change in Control.

For purposes of the Executive Change in Control Severance Plan, “Change in Control” means the occurrence of any of the following events:

•

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) shall have become the direct or indirect beneficial owner of thirty percent (30%) or more of (i) the then outstanding shares of common stock of the Company (the “Outstanding MJN Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding MJN Voting Securities”)(other than, in each case, in connection with a merger or consolidation as a result of which (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company, (2) the direct or indirect holders of the common stock and the voting securities of such holding company immediately following the transaction are substantially the same as the holders of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities, as the case may be, immediately prior to the transaction, and (3) immediately following the transaction no Person is the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the common stock or the voting securities of such holding company);

•

The consummation of a reorganization, merger, statutory share exchange, consolidation, or similar transaction involving the Company or any of its subsidiaries, the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries (taken as a whole), or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity surviving or resulting from such Business Combination (including an entity that, as a result of such transaction, owns all or substantially all of the common stock or the voting securities of the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities, as the case may be, (ii) no Person (excluding the Company or any employee benefit plan (or related trust) of the Company or such entity surviving or resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity surviving or resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such entity (or any parent thereof) entitled to vote generally in the election of members of the board of directors (or, for a non-corporate entity, equivalent governing body) and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity surviving or resulting from such Business Combination (or any parent thereof) were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination;

•	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

•

There shall have been a change in the composition of the Board within a two year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company’s stockholders or, if earlier, initial appointment to the Board was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two year period together with the directors who were previously so approved (either by a specific vote of approval or by approval of the Company’s proxy statement in which such person was named as a nominee for election as a director).

Securities Authorized For Issuance Under Equity Compensation Plans

The table below sets forth information with regard to securities authorized for issuance under our equity compensation plans as of December 31, 2009. As of December 31, 2009, we had one equity compensation plan, the 2009 Stock Award and Incentive Plan, which was approved on December 8, 2008, by BMS, our then-sole stockholder. This equity compensation plan is the subject of Proposal 2—Approval of the Mead Johnson Nutrition Company 2009 Stock Award and Incentive Plan in this Proxy Statement.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders	2,044,382	(1)	$26.79	(2)	22,955,618	(3)
Equity Compensation Plans Not Approved by Security Holders	0		—		0

Total	2,044,382		$26.79		22,955,618

(1)	Includes 662,293 shares of common stock deliverable in respect of restricted stock units and 385,572 shares of common stock deliverable in respect of performance share awards.
(2)	Weighted-average exercise price of outstanding options only; excludes restricted stock units and performance share awards.
(3)	Types of awards issuable under the 2009 Stock Award and Incentive Plan include: options, stock appreciation rights, restricted stock, restricted stock units, stock granted as a bonus or in lieu of another award, dividend equivalents, other stock-based awards or performance share awards.

AUDIT RELATED MATTERS

Audit Committee Report

Management is responsible for the preparation, presentation and integrity of our consolidated financial statements and our internal control over financial reporting. The independent registered public accounting firm of Deloitte & Touche is responsible for performing an independent integrated audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed with management our audited financial statements for the year ended December 31, 2009;

2.	The Audit Committee has discussed with representatives of Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended;

3.	The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche its independence; and

4.	The Audit Committee also has considered whether the provision by Deloitte & Touche of non-audit services to us is compatible with maintaining Deloitte & Touche’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Members of the Audit Committee,

Robert S. Singer, Chairman

Howard B. Bernick

Peter G. Ratcliffe

Audit and Non-Audit Fees

The table set forth below presents the fees for professional audit services rendered by Deloitte & Touche in connection with the integrated audits of our consolidated financial statements for the years ended December 31, 2009 and 2008, and fees for other services rendered by Deloitte & Touche during these periods.

	2009	2008
Audit Fees	$3,412,000	$2,029,000
Audit-Related Fees	950,000	421,000
Tax Fees	32,590	—
All Other Fees	276,000	—

Total	$4,670,590	$2,450,000

Audit Fees for 2009 and 2008 include fees for professional services rendered for the audits of our financial statements, including accounting consultation, for the fiscal year and of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, reviews of our quarterly financial statements, consents, and statutory audits. Audit Fees also include professional services rendered in connection with registrations of our shares of common stock in connection with employee benefit plans and our debt private placement.

Audit-Related Fees for 2009 were for internal control services related to our global SAP system implementation and fees associated with our IPO. For 2008, these fees were for services associated with our IPO.

Tax Fees for 2009 were for services related to tax compliance, including the preparation of tax returns and audit support services.

All Other Fees for 2009 were for fees associated with our European distribution assessment.

Pre-approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche during 2009 in accordance with our policy described below.

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. Our independent registered public accounting firm is generally prohibited from performing any management consulting projects, or from providing tax consulting services relating to transactions or proposals in which the sole purpose may be tax avoidance or for which the tax treatment may not be supported by the Internal Revenue Code. Prior to the engagement of our independent registered public accounting firm for the next year’s audit, management submits an aggregate of services expected to be rendered during that year for each of the four categories of services described above to the Audit Committee for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted by category of service and the Audit Committee receives periodic reports from management and our independent registered public accounting firm on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to its Chair. The Chair is required to report, for informational purposes, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

MATTERS TO BE VOTED ON

Overview of Proposals

This Proxy Statement contains three proposals requiring stockholder action. Proposal No. 1 requests the election of nine directors to the Board. Proposal No. 2 requests the approval of the 2009 Stock Award and Incentive Plan. Proposal No. 3 requests the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm in 2010. Each of the proposals is discussed in more detail in the pages that follow.

Proposal 1—Election of Directors

Our Board of Directors currently consists of seven members. The directors serve one year terms. The Board has nominated each of our seven current directors whose terms expire at the 2010 Annual Meeting for re-election as directors. In addition, the Board has nominated two new candidates to stand for election as directors.

Our bylaws require directors to be elected by a plurality of the votes cast by holders of shares represented in person or by proxy at any meeting of stockholders and entitled to vote on the election of directors.

All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board. No nominations for directors were received from stockholders, and no other candidates are eligible for election as directors at the 2010 Annual Meeting. Unless proxy cards are otherwise marked, the individuals named as proxies intend to vote the shares represented by proxy in favor of all of the Board’s nominees.

Set forth below is information concerning the nominees for election, including the two new director candidates.

Nominees for Director

Stephen W. Golsby. Age 55. Mr. Golsby, our President, Chief Executive Officer and one of our directors, has been continuously employed by Mead Johnson since October 1997 in various capacities. Before assuming his current role, Mr. Golsby had served as President of Mead Johnson since January 2004. He served as President, International of Mead Johnson from 2001 until 2003.

Dr. Steven M. Altschuler. Age 56. Dr. Altschuler is currently the President and Chief Executive Officer of The Children’s Hospital of Philadelphia, a position he has held since April 2000. Dr. Altschuler serves on the board of directors of the Children’s Miracle Network as well as the Free Library of Philadelphia.

Howard B. Bernick. Age 57. Mr. Bernick is currently the President of Bernick Advisory Limited, a private investment advisory company, and has served in such a role since November 2006. From November 1994 to November 2006, Mr. Bernick served as President and Chief Executive Officer and a director of Alberto-Culver Company, a global branded consumer products and beauty supply distribution company. From August 2001 through October 2008, Mr. Bernick served as a director of the Wm. Wrigley Jr. Company, a global confectionery company.

Kimberly A. Casiano. Age 52. Ms. Casiano is an advisor to top business leaders targeting the Hispanic market. From 1994 to 2009, Ms. Casiano was President and Chief Operating Officer of Casiano Communications, Inc., the largest Hispanic publisher of magazines and periodicals in the United States. Ms. Casiano has held various management positions at that firm since she joined in 1988, including leading the sales and editorial functions for consumer publications and managing the company’s bilingual direct marketing, CRM and multi-media contact center divisions. Prior to that, she managed her own company, Caribbean Marketing Overseas Corporation, to foster trade and investment in the Caribbean and Latin America. She has served on the board of directors of Ford Motor Company since 2003, including as a member of the audit committee, nominating and governance committee and environmental and public policy committee, having previously served on the finance committee. Ms. Casiano has also served on the board of directors of Mutual of America since 2006.

Anna C. Catalano. Age 50. Ms. Catalano had a 20-year career in the energy industry, serving in various marketing, branding and business development roles. Most recently, at BP plc, she was Group Vice President, Marketing from 2000 to 2003, and Group Vice President, Emerging Markets from 1999 to 2000. She has held senior positions in Asia, Europe and the United States, including President of Amoco Orient Oil Company. Ms. Catalano currently serves on the boards of directors of Willis Group Holdings, where she serves on the governance and nominating committee, and U.S. Dataworks, where she serves as chair of the compensation committee. Ms. Catalano is also an advisory board member for Amyris Biotechnologies and BT Global Services.

James M. Cornelius. Age 66. Mr. Cornelius, our Chairman of the Board, is currently the Chairman of the board of directors and Chief Executive Officer of BMS, and he has served in such a role since February 2008. He is scheduled to retire as Chief Executive Officer of BMS effective May 5, 2010. Mr. Cornelius served as the Chief Executive Officer, including serving as Interim Chief Executive Officer, of BMS since September 2006 when he ended his prior retirement. Mr. Cornelius served as the Interim Chief Executive Officer and Chairman of the board of directors for Guidant Corporation from November 2005 to April 2006 when it was acquired by Boston Scientific Corporation, at which point Mr. Cornelius retired. He served as Guidant’s Non-Executive Chairman of the board of directors from August 2000 until November 2005. Mr. Cornelius was a director of The DIRECTV Group and currently is a director and chairman of the compensation committee and member of the audit committee and executive committee of Given Imaging Ltd.

Peter G. Ratcliffe. Age 62. From April 2003 until his retirement in June 2007, Mr. Ratcliffe served as Chief Executive Officer of the P&O Princess International division of Carnival Corporation and PLC, a global cruise company. From January 2000 to April 2003, he served as Chief Executive Officer of Carnival PLC, a global cruise company. Mr. Ratcliffe is a director of Carnival Corporation and PLC. He is also a director of BBA Aviation PLC.

Elliott Sigal, M.D. Ph.D. Age 58. Dr. Sigal is currently Executive Vice President, Chief Scientific Officer and President, Research and Development of BMS, a position he has held since 2004. Since joining BMS in 1997, he has held positions of increasing responsibility in both research and clinical development. Dr. Sigal has served on the BMS executive committee since 2001. He is also a member of the Board of Trustees of Princeton Healthcare System and the University Medical Center at Princeton.

Robert S. Singer. Age 58. Mr. Singer served as Chief Executive Officer of Barilla Holding S.p.A, a major Italian food company, from January 2006 to April 2009. From May 2004 to September 2005, Mr. Singer served as President and Chief Operating Officer of Abercrombie & Fitch Co., an American clothing retailer. Between October 2005 and December 2005, he took the time to select his next opportunity. Prior to joining Abercrombie, Mr. Singer served as Chief Financial Officer of Gucci Group NV, a leading luxury goods company, from September 1995 to April 2004. Mr. Singer is a director and the chairman of the compensation committee of Benetton S.p.A. From 2003 to 2006, Mr. Singer served on the board of directors of Fairmont Hotels & Resorts, Inc., and as chairman of the audit committee from 2004 to 2006.

Our Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Other directors have experience as presidents of significant academic, research and philanthropic institutions, which brings unique perspectives to the Board. Further, the Company’s directors also have other experience that makes them valuable members, such as prior scientific experience that provides insight into issues faced by our Company.

The Nominating and Corporate Governance Committee and the Board believe that the above-mentioned attributes, along with the leadership skills and other experiences of its Board members described below, provide us with the perspectives and judgment necessary to guide our strategies and monitor their execution.

Mr. Golsby	•	Global business experience as president and chief executive officer of our Company
	•	Broad strategic vision for our Company
	•	Critical link between management and the Board

Dr. Altschuler	•	Leadership position as president and chief executive officer of The Children’s Hospital of Philadelphia, a leading institution in pediatric medicine
	•	Clinical and research experience in pediatric medicine
	•	Outside director of charitable organizations

Mr. Bernick	•	Global business experience as former president and chief executive officer of Alberto-Culver Company, a global branded consumer products company
	•	Outside board experience as a former director of Wm. Wrigley Jr. Company
	•	Private investment advisory experience as president of Bernick Advisory Limited

Mr. Cornelius	•	Global business experience as chairman and retiring chief executive officer of Bristol-Myers Squibb Company
	•	Global business experience as former chairman and chief executive officer of Guidant Corporation
	•	Outside board experience as a former director of The DIRECTV Group and current director of Given Imaging Ltd.

Ms. Casiano	•	Global business experience as a president and chief operating officer of the largest Hispanic-publisher of magazines and periodicals in the United States
	•	Global business experience managing her own company, Caribbean Marketing Overseas Corporation
	•	Outside board experience as a director of Ford Motor Company and Mutual of America

Ms. Catalano	•	Global business experience as president of the Amoco Orient Oil Company in China and group vice president marketing for BP plc
	•	Outside board experience as a director of Willis Group Holdings and U.S. Dataworks

Mr. Ratcliffe	•	Global business experience as former chief executive officer of the P&O Princess International division of Carnival Corporation and PLC
	•	Global business experience as former chief executive officer of Carnival PLC
	•	Outside board experience as a director of Carnival Corporation and PLC and BBA Aviation PLC

Dr. Sigal	•	Global business experience as executive vice president, chief scientific officer, and president, research and development for Bristol-Myers Squibb Company
	•	Industry and research experience in global clinical and pharmaceutical development for Bristol-Myers Squibb Company

Mr. Singer	•	Global business experience as former chief executive officer of Barilla Holding S.p.A
	•	Global business experience as former president and chief operating officer of Abercrombie & Fitch Co.
	•	Global business experience as former chief financial officer of Gucci Group NV
	•	Outside board experience as a former director of Fairmont Hotels & Resorts, Inc. and a current director of Benetton S.p.A

Prior to our IPO, our Board consisted entirely of senior executives of our former parent, BMS. In connection with the IPO, BMS retained an executive search firm to identify candidates to serve as directors on our Board who would be considered independent. As a result of that search, Messrs. Bernick, Ratcliffe and Singer were elected to our Board. After our IPO, we retained an executive search firm to identify an additional independent director. Dr. Altschuler was identified through that search and became a member of our Board in March 2009. Dr. Sigal was recommended to us by our former directors who were senior executives of BMS. The two new nominees for director standing for election at this Annual Meeting, Mmes. Casiano and Catalano, were also identified by an executive search firm engaged by us after our split-off from BMS.

The Board of Directors recommends a vote FOR the election of each of the director nominees.

Proposal 2—Approval of Mead Johnson Nutrition Company 2009 Amended and Restated Stock Award and Incentive Plan

The Board recommends approval of the Mead Johnson Nutrition Company 2009 Amended and Restated Stock Award and Incentive Plan (the “2009 Stock Award and Incentive Plan”).

Background

Prior to the IPO, the Board adopted the 2009 Stock Award and Incentive Plan and BMS, as the then-sole stockholder of MJN, approved the 2009 Stock Award and Incentive Plan. We have reserved 25 million shares of our common stock for delivery to participants under the 2009 Stock Award and Incentive Plan.

Section 162(m) of the Code provides that certain compensation in excess of $1 million that is paid to the chief executive officer and the next three most highly paid officers of a public company (other than the chief financial officer) is not deductible. Compensation which constitutes “performance-based compensation” within the meaning of Section 162(m) is generally not subject to the foregoing limitations. In order to constitute “performance-based compensation” the company’s stockholders must approve the material terms of the plan pursuant to which the compensation is granted and certain other requirements must be met. A transition rule under Section 162(m) has allowed us to grant “performance-based compensation” under the 2009 Stock Award and Incentive Plan since adoption and approval of the 2009 Stock Award and Incentive Plan as set forth above.

The transition rule will expire with the 2010 Annual Meeting of Stockholders. We have not made any changes to the material terms of the 2009 Stock Award and Incentive Plan since its adoption and we are not proposing any changes to the material terms at this time. Specifically, we are not requesting any increase to the number of shares of our stock that can be issued under the 2009 Stock Award and Incentive Plan, we are not changing any of the per-person award limits under the plan, the limitations on the number of shares reserved for the grants of incentive stock options or the eligibility provisions of the plan. We did, however, make changes to the 2009 Stock Award and Incentive Plan to reflect the split-off from BMS and to add additional language regarding the company’s policy on “clawbacks”. The principal change to reflect the split-off from BMS was to change the definition of change in control and certain other definitions to match those that are used for purposes of the Executive Change in Control Severance Plan and to reflect the treatment of awards in the event of a change in control. The sole purpose of requesting stockholder approval of the 2009 Stock Award and Incentive Plan by our stockholders at this time is to ensure that certain payments and awards made under the 2009 Stock Award and Incentive Plan will continue to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Purpose and Overview

The purpose of the 2009 Stock Award and Incentive Plan is to (a) attract, retain motivate and reward persons who are eligible to participate in the 2009 Stock Award and Incentive Plan; (b) provide equitable and competitive compensation opportunities; (c) recognize individual contributions and reward achievement of our goals; and (d) provide the creation of long-term value for our stockholders by closely aligning the interests of participants in the 2009 Stock Award and Incentive Plan with those of our stockholders.

Overview of 2009 Stock Award and Incentive Plan Awards

The 2009 Stock Award and Incentive Plan authorizes a broad range of awards, including:

•	stock options;

•	stock appreciation rights (“SARs”);

•	restricted stock, a grant of actual shares of stock subject to a risk of forfeiture and restrictions on transfer;

•	restricted stock units or stock units, a contractual commitment to deliver shares of stock at a future date, which may or may not be subject to a risk of forfeiture;

•	other awards based on common stock;

•	dividend equivalents;

•	performance shares or other stock-based performance awards;

•	cash-based performance awards tied to achievement of specific performance objections; and

•	shares of stock issued in lieu of rights to cash compensation.

Restriction on Repricing

The 2009 Stock Award and Incentive Plan includes a restriction providing that, without stockholder approval, we will not amend or replace options or SARs previously granted under the 2009 Stock Award and Incentive Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option or SAR at a time when its exercise price or base price is equal to or greater than the fair market value of the underlying stock in exchange for another option, SAR, restricted stock, other equity, cash or other property, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or base price or the number of shares subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Description of the 2009 Stock Award and Incentive Plan

The following is a brief description of the material features of the 2009 Stock Award and Incentive Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the 2009 Stock Award and Incentive Plan, a copy of which is attached to this Proxy Statement as Annex A.

Shares Available under the 2009 Stock Award and Incentive Plan

All of the 25 million shares reserved for delivery under the 2009 Stock Award and Incentive Plan would be available for incentive stock options (“ISOs”). Shares used for awards assumed in an acquisition do not count against the shares reserved under the 2009 Stock Award and Incentive Plan. The shares reserved may be used for any type of award under the 2009 Stock Award and Incentive Plan.

Only the number of shares actually delivered to participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2009 Stock Award and Incentive Plan. Thus, shares will remain available for new awards if an award expires or is forfeited, canceled or settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of an SAR than the number of shares covered by the SAR, or if shares that had been issued as restricted stock are forfeited. Under the 2009 Stock Award and Incentive Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2009 Stock Award and Incentive Plan so long as the Compensation and Management Development Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2009 Stock Award and Incentive Plan. Shares delivered under the 2009 Stock Award and Incentive Plan may be either newly issued or treasury shares.

On March 31, 2010, the last reported sale price of MJN common stock in composite transactions for NYSE-listed securities was $52.03 per share.

Per-Person Award Limitations

The 2009 Stock Award and Incentive Plan includes a limitation on the amount of awards that may be granted to any one participant in a given calendar year in order to qualify awards as “performance-based compensation” under Section 162(m) of the Code. Under this annual per-person limitation, no participant may, in any calendar year, be granted stock-denominated awards under the 2009 Stock Award and Incentive Plan relating to more than his or her “Annual Limit”. The Annual Limit equals 2.5 million shares plus the amount of the participant’s unused Annual Limit relating to stock-based awards as of the close of the previous calendar year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated awards, the 2009 Stock Award and Incentive Plan limits performance awards that may be earned by a participant for any calendar year to the participant’s defined Annual Limit, which for this purpose equals $6 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous calendar year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of stock-based awards, and vice versa. These limits apply only to awards under the 2009 Stock Award and Incentive Plan, and do not limit our ability to enter into compensation arrangements outside of the 2009 Stock Award and Incentive Plan.

Adjustments

The Compensation and Management Development Committee, in a manner that it determines to be equitable, is required to make adjustments to the number and kind of shares subject to the share limitations and specified in the stock-based Annual Limit, the number and kind of shares subject to or deliverable pursuant to outstanding awards and the exercise price, grant price or purchase price of any award (or, if deemed appropriate, the Compensation and Management Development Committee may make provision for payment of cash or property to the holder of an award) in the event of a large and non-recurring dividend or other distribution (whether in the form of cash or property other than shares of our stock), recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or similar corporate transaction or event affecting our stock in such a way that an adjustment is necessary to prevent dilution or enlargement of a participant’s rights. The Compensation and Management Development Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations or accounting principles, except that adjustments to awards intended to qualify as “performance-based compensation” generally must conform to requirements imposed by Section 162(m).

Eligibility

Executive officers and other employees of MJN and its subsidiaries and affiliates, non-employee directors of MJN, and others who provide substantial services to MJN or its subsidiaries or affiliates are eligible to be granted awards under the 2009 Stock Award and Incentive Plan. In addition, any person who has been offered employment by MJN or any of its subsidiaries or affiliates may be granted awards under the 2009 Stock Award and Incentive Plan, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services. For purposes of eligibility, the Compensation and Management Development Committee may determine that a joint venture in which MJN or one of its subsidiaries or affiliates has a substantial direct or indirect equity investment shall be deemed to be an affiliate. Holders of awards granted by a company or business acquired by us or one of our subsidiaries or affiliates, or with which we or one of our subsidiaries or affiliates combines, are eligible for substitute awards granted in assumption or in substitution for such outstanding awards in connection with such acquisition or combination transaction. BMS does not constitute an affiliate under the 2009 Stock Award and Incentive Plan. Under our current compensation program, approximately

780 employees are eligible on an annual basis to receive awards and in 2009, we granted equity awards of the type to be authorized in the 2009 Stock Award and Incentive Plan to approximately 190 persons.

Administration

The Compensation and Management Development Committee will administer the 2009 Stock Award and Incentive Plan, except that the Board may itself act to administer the 2009 Stock Award and Incentive Plan. References to the “Compensation and Management Development Committee” here mean the committee or the full Board exercising authority with respect to a given award. Subject to the terms and conditions of the 2009 Stock Award and Incentive Plan (including subject to limitations on re-pricing), the Compensation and Management Development Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, waive or amend the terms, conditions, restrictions and limitations of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2009 Stock Award and Incentive Plan, and make all other determinations that may be necessary or advisable for the administration of the 2009 Stock Award and Incentive Plan. Nothing in the 2009 Stock Award and Incentive Plan precludes the Compensation and Management Development Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2009 Stock Award and Incentive Plan.

Either the Compensation and Management Development Committee or another committee of the Board may perform the functions of the Compensation and Management Development Committee for purposes of granting awards under the 2009 Stock Award and Incentive Plan to non-employee directors, as the Board may at any time direct. The 2009 Stock Award and Incentive Plan authorizes the Compensation and Management Development Committee to delegate authority to one or more officers or managers of MJN or any of its subsidiaries or affiliates (or committees thereof) the authority to perform such functions as the Compensation and Management Development Committee determines provided that the delegation does not (a) authorize grants of awards to executive officers in a manner that would result in the loss of an exemption under Section 16 of the Exchange Act, (b) cause a performance-based award that is intended to be “performance-based compensation” for purposes of Section 162(m) of the Code to fail to be “performance-based compensation”, (c) result in certain related-person transactions that are required to be disclosed under applicable securities laws, or (d) otherwise violate applicable law. The 2009 Stock Award and Incentive Plan provides that the members of the Compensation and Management Development Committee and any of our officers or employees or officer or employees of any of our subsidiaries or affiliates acting at the direction or on behalf of the Compensation and Management Development Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the 2009 Stock Award and Incentive Plan and will be fully indemnified and protected by us with respect to any such action or determination.

Stock Options and SARs

The Compensation and Management Development Committee is authorized to grant stock options, including both ISOs and non-qualified stock options. ISOs may only be granted to employees of MJN and its subsidiaries (determined under applicable Code rules). SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share of our stock on the date of exercise over the SAR’s designated “base price”. The exercise price of an option and the base price of an SAR are determined by the Compensation and Management Development Committee, but generally may not be less than the fair market value of the underlying shares on the date of grant except for awards granted in substitution of an outstanding award granted by a company or business acquired by us or one of our subsidiaries or affiliates or with which we or one of our subsidiaries or affiliates combines. Options cannot be exercised with respect to less than 100 shares or, if less, the full number of shares subject to the award. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation and Management Development Committee. Options may be exercised by payment of the exercise price (and any related taxes) in cash, certified check, bank draft, wire transfer or express money order. In addition, the Compensation and Management Development Committee may permit the exercise price (and any related taxes) to be paid with shares of our stock having a fair market value equal to the exercise price or surrender of outstanding awards or the withholding of option shares to pay the exercise price if that would not result in additional accounting expense or through broker-assisted transactions. We may impose limits on any of these methods of exercise and settlement and implement other methods, for both options and SARs. SARs may be exercisable for shares or for cash, as determined by the Compensation and Management Development Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Section 409A of the Code (“Section 409A”), or with terms that cause those awards to be deferral arrangements subject to Section 409A.

Restricted Stock and Stock Units

The Compensation and Management Development Committee is authorized to grant restricted stock and stock units. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation and Management Development Committee will establish the restrictions on transferability, the risks of forfeiture, the length of the restricted period and other terms and conditions for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, and, except as otherwise provided by the Compensation and Management Development Committee, an award of restricted stock entitles the participant to the rights of a stockholder of MJN, including the right to vote the shares and to receive dividends, which dividends could be either forfeitable or non-forfeitable. Any of these rights may be limited by the Compensation and Management Development Committee.

Stock units give a participant the right to receive shares at the end of a specified deferral period. While subject to a risk of forfeiture, the award would constitute restricted stock units. The Compensation and Management Development Committee will establish the risks of forfeiture, the length of the restricted period and other terms and conditions for awards of stock units. Prior to settlement, stock units carry no voting or dividend rights or other rights associated with stock ownership, but the Compensation and Management Development Committee may choose to authorize payment of dividend equivalents, which may be forfeitable or non-forfeitable, in connection with these awards.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations

The 2009 Stock Award and Incentive Plan authorizes the Compensation and Management Development Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our stock. The Compensation and Management Development Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation and Management Development Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation and Management Development Committee may specify.

Performance-Based Awards

The Compensation and Management Development Committee may grant performance awards, which may be awards of a specified cash amount or may be stock-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation and Management Development Committee. If so determined by the Compensation and Management Development Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Compensation and Management Development Committee in establishing performance goals applicable to performance awards will be selected from among the following, determined on a consolidated basis and/or for specified subsidiaries, affiliates or other of our business units: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of MJN; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-created models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions and control of interest expense; stockholder equity; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures, market penetration, total market capitalization, business retention, new product generation, geographic business expansion goals, cost controls and targets (including cost of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls, and recruiting and retaining personnel.

The Compensation and Management Development Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. Performance goals may be based solely with respect to MJN’s performance or the performance of a subsidiary, division, business segment, product line or business unit, or based on such performance as compared to the performance of other companies or an index or industry measure of performance. The Compensation and Management Development Committee may also exclude certain unusual or extraordinary charges or items from the measurement of performance, including those relating to (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to our operations or not within the reasonable control of our management, or (c) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Other Terms of Awards

Awards may be settled in cash, shares, other awards or other property, or in any combination thereof, all as determined in the discretion of the Compensation and Management Development Committee. The Compensation and Management Development Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option or SAR subject to compliance with Section 409A, in accordance with such terms and conditions as the Compensation and Management Development Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Compensation and Management Development Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2009 Stock Award and Incentive Plan. The Compensation and Management Development Committee may condition awards on the payment of taxes, and may provide for mandatory withholding of a portion of the shares or other property to be distributed in order to satisfy tax withholding obligations, or may permit a participant to elect to satisfy these tax obligations by having us withhold shares. Awards granted under the 2009 Stock Award and Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation and Management Development Committee may permit transfers of awards other than incentive stock options on a case-by-case basis, but such transfers will be allowed only for estate-planning purposes and may not involve transfers to other third parties for value.

The 2009 Stock Award and Incentive Plan authorizes the Compensation and Management Development Committee to provide for forfeiture of awards and award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of our business. Awards under the 2009 Stock Award and Incentive Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. Subject to the requirement that any repricing of options or SARs be approved by stockholders, the Compensation and Management Development Committee may grant awards in substitution for, exchange for or as a buyout of other awards or rights to payment from us, and may exchange or buy out outstanding awards for cash or other property. The Compensation and Management Development Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Compensation and Management Development Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing of options or SARs must be approved by stockholders.

Dividend Equivalents

The Compensation and Management Development Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Compensation and Management Development Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable.

Vesting, Forfeitures and Related Award Terms

The Compensation and Management Development Committee will determine the vesting schedule of awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options and SARs, and the events resulting in acceleration of the right to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

Prior to the amendment and restatement of the 2009 Stock Award and Incentive Plan, the plan included certain provisions that would apply in the event of a change in control of BMS while MJN was an affiliate of BMS. Because a change in control of BMS did not occur while MJN was an affiliate of BMS, these provisions will not have any impact on awards outstanding under the 2009 Stock Award and Incentive Plan or granted in the future under the 2009 Stock Award and Incentive Plan. The 2009 Stock Award and Incentive Plan was amended to modify the definition of change in control following our split-off from BMS. Under the 2009 Stock Award and Incentive Plan, as amended, unless otherwise provided by the Compensation and Management Development Committee in an award agreement, if a participant’s employment with the Company and its subsidiaries and affiliates terminates in a qualifying termination (generally, a termination by the Company other than for cause or a termination by the participant for good reason (as defined in the 2009 Stock Award and Incentive Plan and consistent with our Executive Change in Control Severance Plan)) during the two-year period following the change in control, awards under the plan will be treated as follows:

•

In the case of an award other than a performance award, all forfeiture conditions and other restrictions applicable to such award will lapse and such award shall be fully payable as of the date of the participant’s termination without regard to vesting or other conditions, and any such award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the date of the participant’s termination, all deferral of settlement and similar restrictions applicable to such award shall lapse, and such award shall be fully payable as of the time of such termination without regard to deferral conditions.

•

In the case of a performance award, the award (or award opportunity relating thereto) for any performance period that was in effect at the time of the participant’s termination shall be deemed earned in its entirety as of the date of the participant’s termination, calculated as to such performance award assuming that any performance goal or business criteria will have been achieved (for the entire performance period) at the target level, except that any portion of the performance award (or award opportunity relating thereto) for any performance period that was completed as of the date of the termination shall be deemed earned based on actual performance for such period. Awards subject to accelerated vesting and/or settlement under these provisions may be settled in cash.

See, for example, the earlier discussion regarding the provisions of the Executive Change in Control Severance Plan and the discussion of changes to equity awards in connection with the split-off in “—Post Employment Benefits” starting on page 34 of the CD&A. The distribution of cash or shares in settlement of awards upon termination following a change in control may be limited by applicable restrictions under Section 409A of the Code. See also, the earlier discussion regarding our clawback policy on page 38 which is also incorporated into the 2009 Stock Incentive and Award Plan.

Amendment and Termination of the 2009 Stock Award and Incentive Plan

The Board may amend, suspend or terminate the 2009 Stock Award and Incentive Plan or the Compensation and Management Development Committee’s authority to grant awards thereunder without stockholder approval or consent of participants, except as required by law or regulation or under the Listed Company Manual of the New York Stock Exchange or if the amendment would materially increase the number of shares reserved for issuance and delivery under the 2009 Stock Award and Incentive Plan, change the types of awards available under the 2009 Stock Award and Incentive Plan, expand the class of persons eligible to receive awards under the 2009 Stock Award and Incentive Plan, extend the term of the 2009 Stock Award and Incentive Plan or decrease the exercise price at which options may be granted under the 2009 Stock Award and Incentive Plan. Unless earlier terminated, the authority of the Compensation and Management Development Committee to make grants under the 2009 Stock Award and Incentive Plan will terminate ten years after the latest date on which it has been approved by our stockholders and the 2009 Stock Award and Incentive Plan will terminate when no shares remain available and we have no further obligation with respect to any outstanding award.

U.S. Federal Income Tax Implications of the 2009 Stock Award and Incentive Plan

We believe that under current law the following United States Federal income tax consequences generally would arise with respect to awards under the 2009 Stock Award and Incentive Plan.

Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: the grant of an option or an SAR will create no federal income tax consequences for the participant or the company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of any option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR.

If a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In the usual case, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we will become entitled to claim a tax deduction at that time.

Generally awards that constitute deferral arrangements under Section 409A will be structured under the 2009 Stock Award and Incentive Plan to meet applicable requirements under Section 409A or the participant will be taxed at the time of vesting in accordance with Section 409A and will be responsible for payment of any additional taxes and penalties.

As discussed above, compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap of Section 162(m) of the Code, and therefore remains fully deductible by the company paying it. Generally, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant and performance awards to employees that the Compensation and Management Development Committee designates as “performance-based compensation” are intended to qualify as such “performance-based compensation”. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2009 Stock Award and Incentive Plan will be fully deductible under all circumstances. In addition, other awards under the 2009 Stock Award and Incentive Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by us as a result of Section 162(m). Compensation to certain employees resulting from the earning or vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2009 Stock Award and Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2009 Stock Award and Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2009 Stock Award and Incentive Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2009 Stock Award and Incentive Plan

Because future awards under the 2009 Stock Award and Incentive Plan will be granted in the discretion of the Compensation and Management Development Committee, the type, number, recipients and other terms of such awards cannot be determined at this time. Information regarding awards made under the 2009 Stock Award and Incentive Plan during 2009 is set forth in the table below:

Name and Position	Number of Shares Underlying Stock Options	Number of Performance Shares	Number of Restricted Stock Units
Stephen W. Golsby, President and Chief Executive Officer	175,000	70,000	75,813
Peter G. Leemputte, Senior Vice President and Chief Financial Officer	79,086	30,983	31,720
Peter Kasper Jakobsen, President, Americas	54,682	21,423	28,641
Charles M. Urbain, President, Asia and Europe	45,192	17,705	21,769
Christian Augustijns, Former Senior Vice President and Chief Marketing Officer	25,420	9,959	9,375
Lynn H. Clark, Senior Vice President, Human Resources	28,026	10,980	22,032
All current executive officers as a group	509,049	200,871	250,119
All current directors who are not executive officers as a group	—	—	13,026
All employees, including all current officers who are not executive officers, as a group	523,635	196,520	414,395

The Board of Directors recommends a vote “FOR” the approval of the 2009 Stock Award and Incentive Plan.

Proposal 3—Ratification of Independent Registered Public Accounting Firm

In accordance with its charter, the Audit Committee of the Board of Directors has appointed Deloitte & Touche as our independent registered public accounting firm for 2010. The Audit Committee requests that our stockholders ratify the appointment. Deloitte & Touche served as our independent registered public accounting firm in 2009. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will consider the selection of another independent registered public accounting firm for 2011 and future years.

One or more representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

The persons named as proxies intend to vote the shares represented by proxy in favor of the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm, except to the extent a stockholder votes against or abstains from voting on this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm in 2010.

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting, and our bylaws do not allow proposals to be presented at the meeting unless they were properly presented to us before February 11, 2010. If any other matters that require a vote properly come before the stockholders at the 2010 Annual Meeting, it is the intention of the proxy holders to vote the shares represented by proxy on such matters in accordance with the recommendation of the Board or, in the absence of such recommendation, in their best judgment.

OTHER INFORMATION

Security Ownership of Directors, Director Nominees and Executive Officers

The following table sets forth information as of March 22, 2010, regarding beneficial ownership of our common stock, in each case, by:

•	each of our Named Executive Officers;

•	each of our directors and director nominees; and

•	all of our directors, director nominees and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under the SEC’s rules and generally includes voting or investment power over shares. Under SEC rules, shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares and investment power includes the power to direct the disposition of the shares. Unless otherwise noted, shares listed below are owned directly or indirectly with sole voting and investment power. None of our directors, director nominees or executive officers, individually or as a group, beneficially owns greater than 1% of the outstanding shares of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)
Named Executive Officers:
Stephen W. Golsby	48,953	(2)
Peter G. Leemputte	37,089	(3)
Charles M. Urbain	11,298	(4)
Peter Kasper Jakobsen	13,670	(5)
Lynn Clark	7,275	(6)
Directors and Director Nominees:
James M. Cornelius	39,902
Howard B. Bernick	15,834
Elliott Sigal, M.D., Ph.D.	13,989	(7)
Robert S. Singer	10,634
Peter G. Ratcliffe	3,334
Steven M. Altschuler, M.D.	3,024
Kimberly A. Casiano.	—
Anna C. Catalano.	—
All directors, director nominees and executive officers as a group (17 persons)	231,495	(8)(9)

(1)	Includes shares credited to accounts of the executive officers under the Mead Johnson & Company Retirement Savings Plan and stock options that are currently exercisable or exercisable within 60 days.
(2)	Includes 43,750 shares underlying stock options that are currently exercisable or exercisable within 60 days.
(3)	Includes 19,771 shares underlying stock options that are currently exercisable or exercisable within 60 days and 2,318 shares held indirectly through the Mead Johnson & Company Retirement Savings Plan.
(4)	Includes 11,298 shares underlying stock options that are currently exercisable or exercisable within 60 days.
(5)	Includes 13,670 shares underlying stock options that are currently exercisable or exercisable within 60 days.
(6)	Includes 7,006 shares underlying stock options that are currently exercisable or exercisable within 60 days and 269 shares held indirectly through the Mead Johnson & Company Retirement Savings Plan.
(7)	Includes 1,039 shares held indirectly through the Mead Johnson & Company Retirement Savings Plan.
(8)	Excludes 1,100 shares of common stock known by us to be held by Mr. Augustijns, our former Senior Vice President and Chief Marketing Officer, as of October 22, 2009, the date he concluded his employment with us.

(9)	Includes 120,905 shares underlying stock options currently exercisable or exercisable within 60 days and 3,694 shares held indirectly through the Mead Johnson & Company Retirement Savings Plan, and 15 shares held indirectly by the spouse of one of our executive officers.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of March 22, 2010, regarding beneficial ownership of our common stock, by those persons known to us to be a beneficial owner of more than five percent of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned (%)
BlackRock, Inc.(1)	18,912,343	(1)	9.25%
Capital Ventures International group(2)	12,467,880	(2)	6.1%

(1)	As reported on Schedule 13G filed with the SEC on January 29, 2010, BlackRock, Inc. beneficially owned 18,912,343 shares of our common stock, representing 9.25% of our outstanding common stock as of December 31, 2009. The address of the principal business office of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
(2)	As reported on Schedule 13G/A filed with the SEC on February 12, 2010, Susquehanna Advisors Group, Inc., Susquehanna Securities, Susquehanna Capital Group and Susquehanna Investment Group, independent broker-dealers who, together with Capital Ventures International and Susquehanna Advisors Group, Inc., may be deemed a group, beneficially owned 12,467,880 shares of our common stock, representing 6.1% of our outstanding common stock as of December 31, 2009. Of such shares, Capital Ventures International, Susquehanna Advisors Group, Inc., Susquehanna Securities, Susquehanna Capital Group and Susquehanna Investment Group, have sole and investment voting power for 7,961,183 shares, 0 shares, 4,443,787 shares, 59,446 shares, 3,464 shares, and 12,467,880 shares, respectively, and each have shared voting and investment power for 12,467,880 shares. The address of the principal business office of Capital Ventures International is One Capital Place, P.O. Box 1787 CT, Grand Cayman, Cayman Islands, British West Indies. The address of the principal business office of each of Susquehanna Advisors Group, Inc., Susquehanna Securities, Susquehanna Capital Group and Susquehanna Investment Group is 401 City Avenue, Suite 220, Bala Cynwyd, Pennsylvania 19004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. Based solely on our review of the reports that have been filed by or on behalf of such persons in this regard and written representations from them that no other reports were required, we believe that all persons filed the reports required by Section 16(a) of the Exchange Act on a timely basis during or with respect to 2009.

Attending the Annual Meeting

The 2010 Annual Meeting of Stockholders will take place at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois, 60026, on May 11, 2010, at 9:30 a.m. Central Daylight Time. Directions to the 2010 Annual Meeting are included on the back cover of this Proxy Statement. If you have other questions about attending the Annual Meeting, please contact our Corporate Secretary.

If you plan to attend the Annual Meeting in person, you will need to request an admission ticket in advance. Please follow the instructions provided on page 4 of this Proxy Statement to request an admission ticket.

Stockholders Proposals for the 2011 Annual Meeting

Any stockholder who intends to present a proposal at our annual meeting to be held in 2011, and who wishes to have a proposal included in our proxy statement for that meeting, must deliver the proposal to our Corporate Secretary. All such proposals must be received by the Corporate Secretary no later than December 3, 2010 and must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting.

Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by our bylaws. Our bylaws require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposal to the Corporate Secretary not fewer than 120 and not more than 150 days before the anniversary date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be received not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting or 10 days following the day on which the public announcement of the date of such annual meeting is first made.

To be eligible for consideration at the 2011 annual meeting, proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by our Corporate Secretary on or after December 13, 2010 and on or before January 11, 2011. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting.

All submissions to, or requests from, the Corporate Secretary should be made to our principal executive offices at 2701 Patriot Boulevard, Glenview, Illinois, 60026.

Method and Cost of Soliciting and Tabulating Votes

We will bear the costs of soliciting and tabulating your votes. We have retained Broadridge Financial Solutions, Inc. to assist in distributing these proxy solicitation materials. Copies of proxy solicitation materials will be mailed to stockholders, and our directors, officers and employees may personally communicate with stockholders by telephone, email or otherwise to solicit your votes without additional compensation. Banks, brokers and others holding stock in their names, or in the names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and we will reimburse them for their expenses in doing so at the rates approved by the NYSE.

In addition, we have retained Georgeson, Inc., 199 Water Street, 26th Floor, New York, New York, 10038, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of our common stock. We will pay Georgeson, Inc. a fee of $12,500, plus its reasonable out-of-pocket expenses, for these services.

Reduce Duplicate Mailings

We have adopted a procedure approved by the SEC called “householding”. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials. This procedure will reduce our printing costs and postage fees.

If you or another stockholder of record with whom you share an address are receiving multiple copies of the Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, you can request to receive a single copy of these materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Attn. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement or Notice of Internet Availability of Proxy Materials, we will promptly deliver it to you if you request it by contacting Broadridge Financial Solutions, Inc. in the same manner as described above.

MEAD JOHNSON NUTRITION COMPANY

2009 AMENDED AND RESTATED

STOCK AWARD AND INCENTIVE PLAN

1.    Purpose. The purpose of this Mead Johnson Nutrition Company 2009 Amended and Restated Stock Award and Incentive Plan (the “Plan”) is to aid Mead Johnson Nutrition Company, a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non- employee directors, and other service providers of the Company or its Subsidiaries or Affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes Stock-based and cash-based incentives for Participants. The Plan is amended and restated effective as of the date it is approved by stockholders of the Company at the Company’s annual stockholder’s meeting occurring in 2010.

2.    Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)    “Affiliate” means a corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes of the Plan, an ownership interest of more than fifty percent (50%) shall be deemed to be a controlling interest.

(b)    “Annual Limit” shall have the meaning specified in Section 5(b).

(c)    “Award” means any Option, SAR, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(d)    “Award Agreement” means the document issued, either in writing or by electronic means, by the Company to a Participant evidencing the grant of an Award and setting forth the specific terms, conditions, restrictions and limitations applicable to the Award.

(e)    “Beneficiary” means the person, persons, trust or trusts designated as being entitled to receive the benefits under a Participant’s Award upon and following such Participant’s death. Unless otherwise determined by the Committee, a Participant may designate one or more individuals and/or one or more trusts as his or her Beneficiary, and in the absence of a designated Beneficiary the Participant’s Beneficiary shall be as specified in Section 11(b)(ii). Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse, or a trust in which the Participant’s spouse is the sole beneficiary, shall be subject to the written consent of such spouse.

(f)    “Board” means the Company’s Board of Directors.

(g) “Business Combination” shall have the meaning specified in Section 9(b)(ii).

(h) “Business Criteria” means, with respect to any Performance Award, the business criteria selected by the Committee to measure the level of Company performance during a Performance Period. The Committee may select as the Business Criteria for a Performance Period any one or combination of the following measures, on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units of the Company, as interpreted by the Committee:

—	net sales;

—	revenue;

—	revenue growth or product revenue growth;

—	operating income (before or after taxes);

—	pre- or after-tax income (before or after allocation of corporate overhead and bonus);

—	net income (before or after taxes);

—	return on equity;

—	total stockholder return;

—	return on assets or net assets;

—	appreciation in and/or maintenance of the price of the shares or any other publicly traded securities of the Company;

—	market share;

—	gross profits;

—	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

—	economic value-created models or equivalent metrics;

—	comparisons with various stock market indices;

—	reductions in costs;

—	cash flow or cash flow per share (before or after dividends);

—	return on capital (including return on total capital or return on invested capital);

—	cash flow return on investment;

—	improvement in or attainment of expense levels or working capital levels;

—	operating margins, gross margins or cash margins;

—	year-end cash;

—	debt reductions and control of interest expense;

—	stockholder equity;

—	regulatory achievements; and

—	implementation, completion or attainment of measurable objectives with respect to:

O	research,

O	development,

O	products or projects,

O	production volume levels,

O	acquisitions and divestitures,

O	market penetration,

O	total market capitalization,

O	business retention,

O	new product generation,

O	geographic business expansion goals,

O	cost controls and targets (including cost of capital),

O	customer satisfaction,

O	employee satisfaction,

O	agency ratings,

O	management of employment practices and employee benefits, and

O	supervision of litigation and information technology, implementation of business process controls, and recruiting and retaining personnel.

(i)    “Change in Control” and related terms shall have the meanings specified in Section 9(b) or, with respect to a Section 409A Award, in Section 11(k)(i)(D)(5).

(j)    “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(k)    “Committee” means the Compensation and Management Development Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder (subject to applicable requirements of New York Stock Exchange rules and Code Section 162(m)), in which case the term “Committee” shall refer to the Board.

(l)    “Covered Employee” means an Eligible Person who is a “covered employee,” as defined in Code Section 162(m)(3) and Internal Revenue Service Notice 2007-49, or in any subsequent guidance or pronouncement of the Department of the Treasury or Internal Revenue Service that defines or interprets the term “covered employee” for purposes of Code Section 162(m)(3).

(m)    “Deferral Account” means a hypothetical bookkeeping account established and maintained by the Company on behalf of a Participant pursuant to Section 11(k)(i)(C) to track the Participant’s Section 409A Award deferrals.

(n)    “Disability” means an event which results in the Participant being (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or any Subsidiary.

(o)    “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(p)    “Eligible Person” shall have the meaning specified in Section 5(a).

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(r)    “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock on a given day shall mean the last sale price of a share of stock before the 4 p.m. Eastern Time closing time (or equivalent earlier time for partial trading days) on that day or, if there was not trading on that day, on the last preceding day on which the Stock was traded, as reported on the composite tape for securities listed on the New York Stock Exchange. Fair Market Value relating to the exercise price or base price of any Option or SAR and relating to the market value of Stock measured at the time of exercise shall be determined in accordance with applicable requirements under Code Section 409A, including without limitation, the requirements specified in Treasury Regulation Section 1.409A-1(b)(5)(iv).

(s)    “Full-Value Award” means an Award relating to Stock other than (i) Options and SARs that are treated as exercisable solely for Stock under applicable accounting rules and (ii) Awards for which the Participant pays the intrinsic value directly or by forgoing a right to receive a cash payment from the Company.

(t)    “Incentive Stock Option” or “ISO” means an Option granted under Section 6(b) that meets the requirements of Code Section 422 and any regulations or rules promulgated thereunder, and is designated as an Incentive Stock Option in the Award Agreement.

(u)    “Nonqualified Stock Option” means any Option granted under Section 6(b) that is not an Incentive Stock Option.

(v)    “Option” means a right to purchase Stock granted under Section 6(b).

(w)    “Other Stock-Based Award” means an Award (other than an Option, SAR, Restricted Stock or Stock Units) granted to a Participant under Section 6(h) that consists of, or is denominated in, payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock or factors that influence the value of Stock.

(x)    “Outstanding MJN Common Shares” shall have the meaning specified in Section 9(b)(i).

(y)    “Outstanding MJN Voting Securities” shall have the meaning specified in Section 9(b)(i).

(z)    “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(aa)    “Performance Award” means a conditional right, granted to a Participant under Section 6(i) or 7, to receive cash, Stock or other Awards or payments.

(bb)    “Performance Goal” means an objectively determinable level of performance on one or more of the Business Criteria established by the Committee that must be attained during a Performance Period in order to earn a Performance Award, as described in Section 7(c)(ii).

(cc)    “Performance Period” means a period typically measured by one or more of the Company’s fiscal years over which the level of performance with respect to one or more Business Criteria shall be assessed; provided, however, that the Committee, in its discretion, may designate a Performance Period that is less than a full fiscal year.

(dd)    “Person” shall have the meaning specified in Section 9(b)(i).

(ee)    “Qualified Performance Award” means a Performance Award that is intended by the Committee to meet the requirements for “qualified performance-based compensation” within the meaning of Code Section 162(m) and Treasury Regulation Section 1.162-27(e).

(ff)    “Qualified Performance Award Determination Period” means the period within which Committee determinations regarding Business Criteria, targets and payout formulas in connection with a Qualified Performance Award must be made. The Qualified Performance Award Determination Period is the period beginning on the first day of a Performance Period and ending no later than ninety (90) days after commencement of the Performance Period; provided, however, that in the case of a Performance Period that is less than twelve (12) months in duration, the Qualified Performance Award Determination Period shall end no later than the date on which twenty-five percent (25%) of the Performance Period has elapsed.

(gg)    “Qualifying Termination” shall have the meaning specified in Section 9(c).

(hh)    “Restricted Stock” means Stock granted under this Plan that is subject to such restrictions and risks of forfeiture that the Committee, in its discretion, shall impose at the time of grant and set out in the Award Agreement.

(ii)    “Restriction Period” means the period of time during which Restricted Stock or Restricted Stock Unit Awards will remain subject to restrictions imposed by the Committee and set out in the Award Agreement.

(jj)    “Retirement” means a Participant’s termination of employment with the Company or a Subsidiary or Affiliate in the following circumstances:

(i)    At or after the Participant’s 65th birthday; or

(ii)    At or after the Participant’s 55th birthday having completed ten (10) years of service with the Company and/or any Subsidiary or Affiliate; or

(iii)    Such termination is by the Company or a Subsidiary or Affiliate not for cause and is not voluntary on the part of the Participant, at or after the Participant has attained age plus years of service (rounded up to the next higher whole number) which equals at least seventy (70) and the Participant has completed ten (10) years of service with the Company and/or its Subsidiaries and/or Affiliates, and the Participant has executed a general release and has agreed to be subject to covenants relating to noncompetition, nonsolicitation and other commitments for the protection of the Company’s business as then may be required by the Committee.

(kk) “Section 409A Award” shall have the meaning specified in Section 11(k)(i).

(ll) “Section 409A Specified Employee” means a “specified employee,” within the meaning of Code Section 409A(a)(2)(B)(i) and Treasury Regulation Section 1.409A-1(i), as determined by the Committee or its designee. For purposes of a distribution to which the requirements of Section 11 (k)(D)(2) apply, the status of a Participant as a Section 409A Specified Employee will be determined annually under the Company’s administrative procedure for such determination for purposes of all plans subject to Code Section 409A.

(mm) “Separation from Service” means the date of cessation of a Participant’s employment or service relationship with the Company and any Affiliate or Subsidiary for any reason, with or without cause, as determined by the Company. A transfer of a Participant between and among the Company or a Subsidiary or Affiliate shall not be deemed a Separation from Service for purposes of the Plan. Notwithstanding the forgoing, for purposes of Section 11(k), the date on which a participant incurs a Separation from Service shall be determined in accordance with Code Section 409A(a)(2)(A)(i) and Treasury Regulation Section 1.409A-1(h).

(nn) “Stock” means the Company’s common stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(oo) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

(pp) “Stock Unit” means a right, granted under this Plan, to receive Stock or other Awards, or a combination thereof, at the end of a specified period. Stock Units subject to a substantial risk of forfeiture may be designated as “Restricted Stock Units” as provided in Section 6(e)(iii).

(qq) “Stock Unit Account” means a hypothetical bookkeeping account established and maintained by the Company on behalf of a Participant pursuant to Section 6(e)(i) to track Stock Units awarded to the Participant pending the distribution of Stock or other Awards in settlement of such units.

(rr) “Subsidiary” means any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Code Section 424(f).

(ss) “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, and otherwise meeting the definition set forth in Treasury Regulation Section 1.409A-3(i)(3).

3.    Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority and discretion, in each case subject to and consistent with the provisions of the Plan and any applicable laws or regulations, to:

(i)    select Eligible Persons to become Participants;

(ii)    grant Awards under the Plan and determine the form of an Award, the amount of Stock subject to an Award, and all terms, conditions and other matters relating to an Award, including without limitation, the dates on which Awards may be exercised or become vested and the Restriction Period, if any, relating to an Award, the expiration date of an Award, and whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property;

(iii)    waive or amend any terms, conditions, restrictions or limitations on an Award, except that the prohibition on the repricing of Options, as described in Section 11(e), may not be waived;

(iv)    establish and interpret Performance Goals and Business Criteria in connection with Performance Awards, evaluate the level of performance over a Performance Period and, in the case of Qualified Performance Awards, certify the level of performance attained with respect to Business Criteria;

(v)    prescribe the terms of any Award Agreements evidencing Awards (such Award Agreements need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto;

(vi)    make any adjustments permitted by the Plan (including but not limited to adjustment of the number of shares of Stock available under the Plan or any Award) and any Award granted under the Plan as may be appropriate pursuant to Section 11(c);

(vii)    construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein; and

(viii)    make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b)    Committee Determinations. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, either the Board, the Committee, or another committee of the Board may perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, as the Board may at any time direct.

(c)    Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Qualified Performance Awards as performance-based compensation under Code Section 162(m), in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder.

(d)    Delegation of Authority. The Committee may delegate to one or more officers or managers of the Company or any Subsidiary or Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) will not cause Awards intended to be Qualified Performance Awards to fail to qualify as “performance-based compensation” under Code Section 162(m), (iii) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Securities and Exchange Act, and (iv) is permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

(e)    Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary or Affiliate, the Company’s independent auditors or consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a Subsidiary or Affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the fullest extent permitted by law and the Company’s By-Laws, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Stock Subject to Plan.

(a)    Overall Number of Shares Available for Delivery. Subject to adjustment as provided under Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be twenty-five (25) million shares; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed twenty-five (25) million shares. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)    Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan; and (ii) shares that are withheld from an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such Award shall be deemed to constitute shares not delivered and will be available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

5.    Eligibility; Per-Person Award Limitations.

(a)    Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means:

(i)    an employee of the Company or any Subsidiary or Affiliate, including any executive officer or employee director of the Company or a Subsidiary or Affiliate,

(ii)    any person who has been offered employment by the Company or a Subsidiary or Affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a Subsidiary or Affiliate,

(iii)    any non-employee director of the Company, and

(iv)    any person who provides substantial services to the Company or a Subsidiary or Affiliate.

An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary or Affiliate for purposes of eligibility to participate in the Plan. For purposes of the Plan, a joint venture in which the Company or a Subsidiary has a substantial direct or indirect equity investment shall be deemed an Affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a Subsidiary or Affiliate, or with which the Company or a Subsidiary or Affiliate combines, are eligible for substitute Awards granted in assumption of or in substitution for such outstanding awards in connection with such acquisition or combination transaction.

(b)    Award Limitations for Covered Employees. In each calendar year during which the Plan is in effect, a Participant whom the Committee determines is likely to be a Covered Employee may be granted an amount of Awards under the Plan that do not exceed his or her Annual Limit. A Covered Employee’s Annual Limit with respect to Awards that are paid in, or valued or denominated by reference to, Stock shall equal two and one half (2.5) million shares, plus the amount of the Covered Employee’s unused Stock-based Annual Limit as of the close of the previous year, subject to adjustment as provided in Section 11(c). A Covered Employee’s Annual Limit with respect to Awards that are not paid in, or valued or denominated by reference to, Stock, shall equal six (6) million, plus the amount of the Eligible Person’s unused cash-based Annual Limit as of the close of the previous year. The two and one half (2.5) million share Stock-based Annual Limit shall apply separately from and not be affected by, any Awards granted during such calendar year that are subject to the six (6) million cash-based Annual Limit. Each such Annual Limit is subject to Section 11(h)). For purposes of this Section 5(b),

(i)    the amount of a Qualified Performance Award shall be determined based on the amount that would become payable upon attaining the stated Performance Goals, without regard to whether it is to be paid currently or on a deferred basis (including amounts credited to a Deferral Account under Section 11(k)) or continues to be subject to any service requirement or other non-performance condition,

(ii)    any amount or number of shares that may be potentially earned or paid under an Award during a calendar year, regardless of whether such amount or shares are in fact earned or paid during such year, shall be counted towards a Participant’s Annual Limit for such year, and

(iii)    the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from, and not as a feature of, a Full-Value Award.

6.    Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee, in its sole discretion, shall determine, including terms requiring forfeiture of Awards in the event of Separation from Service by the Participant and terms permitting a Participant to make elections relating to his or her Award to the extent permitted under the Plan. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k) and the terms of the Award Agreement. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General

Corporation Law or other applicable law, and may otherwise require payment of consideration for an Award, except as limited by the Plan.

(b)    Options. The Committee is authorized to grant Options to those Eligible Persons whom the Committee may from time to time select, in the amounts and pursuant to such other terms and conditions that the Committee, in its discretion, may determine and set out in the Award Agreement, subject to the following provisions:

(i)    Form. Options granted under the Plan may, at the discretion of the Committee, be in the form of Nonqualified Stock Options, Incentive Stock Options or a combination of the two, subject to the restrictions set forth in paragraph (vii) below with respect to grants of Incentive Stock Options. The Committee shall designate the form of the Option at the time of grant and such form shall be specified in the Award Agreement. Where both a Nonqualified Stock Option and an Incentive Stock Option are granted to an Eligible Person at the same time, such Awards shall be deemed to have been granted in separate grants, shall be clearly identified, and in no event will the exercise of one such Award affect the right to exercise the other Award.

(ii)    Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and Nonqualified Stock Options) shall not be less than the Fair Market Value of a share of Stock on the date of grant of such Option. Notwithstanding the foregoing, any substitute Award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a Subsidiary or Affiliate, or with which the Company or a Subsidiary or Affiliate combines may be granted with an exercise price per share of Stock other than as required above, provided that exercise price set by the Committee for such substitute Award satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) so that the grant of such substitute Award will not be treated as the grant of a new Stock right or a change in the form of payment of the original outstanding award for purposes of Code Section 409A. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(iii)    Option Term. In no event shall the term of any Option exceed a period of ten years from the date of grant.

(iv)    Time of Exercise. The Committee shall determine and set out in the Award Agreement the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of Performance Goals and/or future service requirements); provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions or restrictions on exercise relating to Options will lapse in whole or in part in the event of a Separation from Service resulting from specified causes, such as Retirement, but only to the extent that such action will not cause the Option to become subject to the requirements of Code Section 409A.

(v)    Method of Exercise. Unless the Committee provides otherwise in an Award Agreement, an Option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by full payment of the exercise price plus applicable taxes, if any. No Option shall be exercised for less than the lesser of one hundred (100) shares or the full number of shares for which the Option is then exercisable. No Stock certificates shall be registered and delivered, and no Participant shall have any rights to dividends or other rights of a stockholder with respect to shares subject to the Option, until the Participant has given written notice of exercise and made full payment of the exercise price for such shares (including taxes). The Committee may set out in the Award Agreement such other conditions and limitations on the exercise of Options as it, in its sole discretion, shall determine.

(vi)    Payment of Exercise Price. Unless the Committee provides otherwise in an Award Agreement, payment of the exercise price of an Option may be made in cash or by certified check, bank draft,

wire transfer, or postal or express money order. In addition, at the discretion of the Committee, the Committee may provide in the Award Agreement that payment of all or a portion of the exercise price may be made by:

(A)    Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the exercise price being so paid;

(B)    Tendering (actually or by attestation) to the Company previously acquired shares of Stock that have been held by the Participant for at least six (6) months, subject to paragraph (D), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the exercise price being so paid, provided that the Board has specifically approved the repurchase of such shares (unless such approval is not required by the terms of the By-Laws of the Company) and the Committee has determined that, as of the date of repurchase, the Company is, and after the repurchase will continue to be, able to pay its liabilities as they become due; or

(C)    Provided such payment method has been expressly authorized by the Board or the Committee in advance and subject to any requirements of applicable law and regulations, instructing the Company to reduce the number of shares that would otherwise be issued on exercise by such number of shares having in the aggregate a Fair Market Value on the date of exercise equal to the applicable portion of the exercise price being so paid.

(D)    The Committee, in consideration of applicable accounting standards, may waive any holding period on shares required to tender pursuant to paragraph (B) above.

(vii)    Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations and restrictions.

(A)    Eligibility. Incentive Stock Options may be granted only to employees of the Company or an Affiliate or Subsidiary that is a “subsidiary” or “parent corporation,” within the meaning of Code Section 424, of the Company. In no event may an Incentive Stock Option be granted to an employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or such Affiliate or Subsidiary.

(B)    Timing of Grant. No Incentive Stock Option shall be granted under the Plan after the 10-year anniversary of the earlier of (1) the date the Plan is adopted by the Board or (2) the date the Plan is approved by the Company’s stockholders in accordance with Section 11(o).

(C)    Amount of Award. The aggregate Fair Market Value on the date of grant of the shares with respect to which such Incentive Stock Options first become exercisable during any calendar year under the terms of the Plan for any Participant may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all Plans maintained by the Company and any Affiliate and Subsidiary shall be aggregated. To the extent any Incentive Stock Option first becomes exercisable in a calendar year and such limit would be exceeded, such Incentive Stock Option shall thereafter be treated as a Nonqualified Stock Option for all purposes.

(D)    Timing of Exercise. In the event that an Incentive Stock Option is exercised by a Participant more than three (3) months after a Participant’s Separation from Service (or more than twelve (12) months after the Participant is Disabled), such Incentive Stock Option shall thereafter be treated as a Nonqualified Stock Option for all purposes. For this purpose, an employee’s employment relationship shall be treated as continuing intact while the employee is on military leave, sick leave or other bona fide leave of absence (such as temporary employment with the Government) duly authorized in writing by the Company if the period of such leave does not exceed three (3) months or, if longer, so long as the employee’s right to reemployment with the Company or an Affiliate or Subsidiary is guaranteed either by statute or by contract. If the period of leave exceeds three (3) months and the employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such three-month period.

(E)    Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option granted hereunder shall be exercisable, during his or her lifetime, only by the Participant.

(c)    Stock Appreciation Rights. The Committee is authorized to grant SARs to those Eligible Persons whom the Committee may from time to time select, in the amounts and pursuant to such other terms and conditions that the Committee, in its discretion, may determine and set out in the Award Agreement, subject to the following provisions:

(i)    Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of each SAR shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii)    Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten (10) years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of Performance Goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement (which may be either cash or Stock), method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not be treated as the grant of a new Stock right for purposes of Code Section 409A, within the meaning of Treasury Regulation Section 1.409A-1(b)(5), or result in additional accounting expense to the Company.

(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to those Eligible Persons whom the Committee may from time to time select, in the amounts and pursuant to such other terms and conditions that the Committee, in its discretion, may determine and set out in the Award Agreement, subject to the following provisions:

(i)    Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risks of forfeiture, Restriction Periods and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon; provided, however, that the Committee may require mandatory reinvestment of dividends in additional Restricted Stock, may provide that no dividends will be paid on Restricted Stock or retained by the Participant, or may impose other restrictions on the rights attached to Restricted Stock.

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon Separation from Service during the applicable Restriction Period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of a Separation from Service resulting from specified causes, such as Retirement.

(iii)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require and provide in the Award Agreement that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) subject to Section 11(k), deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in Stock Units, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect in accordance with Section 11(k). Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and risks of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Stock Units. The Committee is authorized to grant Stock Units to those Eligible Persons whom the Committee may from time to time select, in the amounts and pursuant to such other terms and conditions that the Committee, in its discretion, may determine and set out in the Award Agreement, subject to the following provisions:

(i)    Stock Unit Account. Stock Units awarded to a Participant shall be credited to a Stock Unit Account established and maintained by the Company on behalf of the Participant. No Participant shall be a stockholder with respect to any shares of Stock underlying Stock Units credited to his or her Stock Unit Account, nor shall the Participant (or the Participant’s Beneficiary) have any right to or interest in any specific assets of the Company or any Affiliate or Subsidiary, including any shares of Stock reserved for issuance under the Plan, until such shares are actually distributed to the Participant.

(ii)    Award, Restrictions and Payment. Issuance of Stock will occur upon expiration of the holding period specified for the Stock Units by the Committee (or, if permitted by the Committee, at the end of any additional deferral period elected by the Participant in accordance with Section 11(k)). In addition, Stock Units shall be subject to such restrictions on transferability, risks of forfeiture, Restriction Periods and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the holding period or at other specified times (including based on achievement of Performance Goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine and provide in the Award Agreement. Stock Units may be settled by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(l)), as determined by the Committee and provided in the Award Agreement. The Committee may provide in the Award Agreement that the Participant may elect to defer payment of his or her Stock Units, subject to Section 11(k) and Code Section 409A.

(iii)    Forfeiture. Except as otherwise determined by the Committee and provided in the Award Agreement, upon a Separation from Service during the applicable holding period or Restriction Period, or portion thereof to which forfeiture conditions apply, all Stock Units that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award

Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units will lapse in whole or in part, including in the event of a Separation from Service resulting from specified causes, such as Retirement. Stock Units subject to a substantial risk of forfeiture shall be designated as “Restricted Stock Units” unless otherwise determined by the Committee.

(iv)    Dividend Equivalents. Unless otherwise determined by the Committee and set out in the Award Agreement, Dividend Equivalents on the specified number of shares of Stock underlying Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) subject to Section 11(k), deferred with respect to such Stock Units, either as a cash deferral or as a number of additional Stock Units with a value equal to the value of the Dividend Equivalents or with such value otherwise deemed reinvested in additional Stock Units, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect in accordance with Section 11(k); provided, however, that the Committee may provide that no Dividend Equivalents will be paid on a given Award of Stock Units.

(f)    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to those Eligible Persons whom the Committee may from time to time select Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a Subsidiary or Affiliate to pay cash or deliver other property under the Plan, or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee and provided in the Award Agreement.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to those Eligible Persons whom the Committee may from time to time select, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify and provide in the Award Agreement.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to those Eligible Persons whom the Committee may from time to time select such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries or Affiliates or other business units. The Committee shall determine and provide in the Award Agreement the terms and conditions of such Awards, including without limitation, whether the Participant may, subject to Section 11(k) and Code Section 409A, elect to defer payment of his or her Other Stock-Based Award. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)    Performance Awards. The Committee may grant Performance Awards to those Eligible Persons whom the Committee may from time to time select, in such amounts and subject to such terms and conditions as the Committee, in its discretion, may determine in accordance with Section 7.

7.    Performance Awards.

(a)    Performance Awards Generally. Performance Awards that are not Qualified Performance Awards may be based on such Performance Periods, Performance Goals, Business Criteria and vesting or payout formulas (which may be the same as or different than those applicable to Qualified Performance Awards) as the Committee, in its discretion, may establish for such purposes. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) that may be earned upon achievement or satisfaction of the Performance Goals specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such Performance Goals as may be specified by the Committee. The Committee may use such Business Criteria as it may deem appropriate in establishing any Performance Goals, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award subject to Performance Goals, except as limited under Section 7(c) in the case of a Qualified Performance Awards.

(b)    Payment of Performance Awards. Performance Awards may be paid in cash, Options, Stock, Restricted Stock, Stock Units, Other Stock-Based Awards or any combination of the foregoing in such proportions as the Committee may determine, in its discretion, and provide in the Award Agreement. To the extent that a Performance Award is paid in Options, SARs, Restricted Stock, Stock Units, Stock and/or Other Stock-Based Awards, the amount of each such form of Award that is payable shall be based on the Fair Market Value of a share of Stock on the date of payment, subject to such reasonable Restricted Stock and Stock Unit discount factors and/or Option valuation methodologies as the Committee may, in its discretion, apply. Options, SARs, Restricted Stock, Stock Units and Other Stock-Based Awards granted in connection with a Performance Award shall be subject to the provisions of Sections 6(b), (c), (d), (e) and (h), respectively.

(c)    Qualified Performance Awards. A Performance Award granted to an Eligible Person whom the Committee determines is likely to be a Covered Employee may, at the discretion of the Committee, be designated as a Qualified Performance Award. Qualified Performance Awards under the Plan may be granted either separately or at the same time as Performance Awards that are not designated as Qualified Performance Awards; provided, however, that in no event may the payment of a Performance Award that is not a Qualified Performance Award be contingent upon the failure to attain a specific level of performance on the Business Criteria applicable to a Qualified Performance Award for the same Performance Period. In the event the Committee designates an Award as a Qualified Performance Award, any determinations of the Committee pertaining to selection of Participants, Performance Goals, Business Criteria and other terms and conditions of such Qualified Performance Award (other than a determination under paragraph 7(c)(iv) below to reduce the amount of the Award) shall be in writing and made within the Qualified Performance Award Determination Period. A Performance Award that the Committee designates as a Qualified Performance Award shall be subject to the following additional requirements.

(i)    Performance Periods. Qualified Performance Awards shall be awarded in connection with a Performance Period. The Committee shall determine the length of a Performance Period within the Qualified Performance Award Determination Period. In the event that the Committee determines that a Performance Period shall be a period greater than one (1) fiscal year, a new Qualified Performance Award may be granted and a new Performance Period may commence prior to the completion of the Performance Period associated with the prior Qualified Performance Award.

(ii)    Business Criteria; Performance Goals. Within the Qualified Performance Award Determination Period, the Committee shall establish, in writing, (A) the Business Criteria upon which the Performance Goals applicable to a Qualified Performance Award shall be based, and (B) the targeted level or levels of performance with respect to such Business Criteria that must be achieved during the Performance Period in order to meet the Performance Goals. The Performance Goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals that are “substantially uncertain.” The Committee may determine that such Qualified Performance Awards shall be granted, exercised and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Qualified

Performance Awards. Performance Goals may differ for Qualified Performance Awards granted to any one Participant or to different Participants. Performance Goals may be expressed in such terms as the Committee, in its discretion, may determine including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the relevant performance of one or more comparable companies or an index covering multiple companies. Such Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. In measuring the level of performance achieved in respect of the Business Criteria, the Committee may, in its discretion, exclude certain unusual or extraordinary charges or items including, for example, those relating to (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Performance Goals may be particular to a Participant, the Company or a division, Subsidiary, product line or other business segment of the Company, or may be based on the performance of the Company as a whole.

(iii)    Performance Award Pool. The Committee may establish a Qualified Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Qualified Performance Awards. The amount of such Qualified Performance Award pool shall be based upon the achievement of a Performance Goal or Goals based on one or more of the Business Criteria set forth in Section 2(h) during the given Performance Period, as specified by the Committee during the Qualified Performance Award Determination Period. The Committee may specify the amount of the Qualified Performance Award pool as a percentage of any of such Business Criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such Business Criteria.

(iv)    Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Qualified Performance Award subject to this Section 7(c) beyond the level of payment authorized based on the level of achievement of the Performance Goals specified under Section 7(c)(ii) and may not otherwise waive the requirement that the Performance Goals be achieved (except in the event of death or Disability or other special circumstances that will not result in loss of tax deductibility with respect to the Award). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Qualified Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Separation from Service by the Participant or other event (including a Change in Control) prior to the end of a Performance Period or settlement of such Performance Awards; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Performance Awards will lapse in whole or in part in the event of a Separation from Service resulting from specified causes, such as Retirement.

(v)    Committee Certification. No Qualified Performance Award shall vest or be paid to a Covered Employee under the Plan unless and until the Committee certifies in writing the level of attainment of the applicable Performance Goals and Business Criteria for the applicable Performance Period.

8.    Certain Provisions Applicable to Awards.

(a)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary or

Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards. Any transaction otherwise authorized under this Section 8(a) remains subject to the restriction on repricing under Section 11(e).

(b)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(iii), 6(c)(ii) and elsewhere in the Plan.

(c)    Payment of Awards; Award Deferrals. Except as otherwise provided in the Plan and subject to the terms of any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; except, however, the settlement of a Section 409A Award may be accelerated only to the extent permitted under Section 11(k) and Treasury Regulation Section 1.409A-3(j). Installment or deferred payment of Awards may (subject to Sections 11(e) and 11(k)) be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee and set out in the Award Agreement. An Award Agreement that provides for installment or deferred payment of an Award may include, without limitation, provisions for the payment or crediting of reasonable interest (at a rate or rates designated by the Committee for this purpose) on such installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of such installment or deferred payments denominated in Stock. Notwithstanding the foregoing, (i) any deferrals of Award payments in respect of an Award held by a Participant who is subject to United States federal income tax shall be subject to the restrictions and limitations set out in Section 11(k) and the applicable requirements of Code Section 409A and the Treasury Regulations promulgated thereunder and (ii) any deferrals of Award payments in respect of an Award held by a Participant who is not subject to United States federal income tax shall be subject to Section 11(l) and the applicable requirements of the laws and regulations of the jurisdiction under which such Participant’s Awards will be taxed.

(d)    Prohibition on Deferral of Option and SAR Gains. Notwithstanding Section 8(c) above, in no event shall the delivery of shares of Stock acquired on the exercise of an Option, or cash or shares or Stock acquired on the exercise of an SAR, be subject to deferral, either at the election of the Participant or at the Committee’s discretion, if inclusion of such deferral feature in the terms of the Option or SAR would cause such Option or SAR to become subject to the requirements of Code Section 409A.

9.    Change in Control.

(a)    Effect of Change in Control. In the event that there occurs a Change in Control, if the Participant’s employment with the Company and each of its Subsidiaries and Affiliates terminates in an event constituting a “Qualifying Termination” (as defined in Section 9(c)) during the two-year period following the Change in Control), the following provisions shall apply to the Participant’s Awards upon such Qualifying Termination, unless otherwise provided by the Committee in the Award Agreement):

(i)    In the case of an Award other than a Performance Award, all forfeiture conditions and other restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the date of the Participant’s Qualifying Termination without regard to vesting or other conditions, and any such Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the date of the Participant’s Qualifying Termination and, subject to Section 11(k) (including the required six-month distribution delay described in Section 11(k)(i)(D)(2) in the case of a Section 409A Specified Employee) and Section 11(a), all deferral of settlement and similar restrictions applicable to such Award shall lapse, and such Award shall be fully payable as of the time of such Qualifying Termination without regard to deferral conditions.

(ii)    In the case of a Performance Award, the Award (or award opportunity relating thereto) for any Performance Period that was in effect at the time of the Participant’s Qualifying Termination shall be deemed earned in its entirety as of the date of the Participant’s Qualifying Termination, calculated as to such Performance Period assuming that any Performance Goal or Business Criteria will have been achieved (for the entire Performance Period) at the target level, and any Award (or award opportunity relating thereto) for any Performance Period that was completed as of the date of the Participant’s Qualifying Termination shall be deemed earned based on actual performance for such period. Notwithstanding the foregoing, any additional forfeiture conditions in the nature of a “clawback” applicable to the Performance Award shall continue to apply to any payment under this Section 9(a)(ii). Any distribution hereunder shall be subject to Section 11(k) to the extent applicable (including the required six-month distribution delay described in Section 11(k)(i)(D)(2) in the case of a Section 409A Specified Employee) and Section 11(a).

(iii)    Notwithstanding the foregoing, in the case of any Section 409A Award, nothing in the foregoing shall cause an acceleration of payment or a further deferral of payment in violation of Code Section 409A or provide for payment upon a change in control that does not satisfy the definition of a change in control event for purposes of Code Section 409A and the payment terms applicable to such Award prior to the foregoing changes shall continue to apply (unless a change in payment timing is permitted under Code Section 409A) but the foregoing provisions shall apply for purposes of determining the Award holder’s vested interest in the Award.

(iv)    Awards subject to accelerated vesting and/or settlement under this Section 9(a) may be settled in cash, if and to the extent authorized by the Committee.

(v)    If, in connection with the Change in Control, the Award would be cancelled or otherwise cease to be outstanding as the result of the Change in Control, the foregoing provisions shall apply as of the date of the Change in Control without regard to whether the holder terminates employment in connection with the Change in Control.

The Company and any successor that has assumed an Award in connection with a Change in Control must acknowledge and agree to be bound by the provisions hereof during the two-year period following the Change in Control in a legally binding agreement with the Participant.

(b)    Definition of “Change in Control.” For purposes of the Plan, a “Change in Control” shall be deemed to have occurred upon the first to occur of any of the following:

(i)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) shall have become the direct or indirect beneficial owner of thirty percent (30%) or more of (i) the then outstanding shares of common stock of the Company (the “Outstanding MJN Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding MJN Voting Securities”)(other than, in each case, in connection with a merger or consolidation as a result of which (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company, (2) the direct or indirect holders of the common stock and the voting securities of such holding company immediately following the transaction are substantially the same as the holders of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities, as the case may be, immediately prior to the transaction, and (3) immediately following the transaction no Person is the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the common stock or the voting securities of such holding company);

(ii)    The consummation of a reorganization, merger, statutory share exchange, consolidation, or similar transaction involving the Company or any of its Subsidiaries or Affiliates, the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity surviving or resulting from such Business Combination (including an entity that, as a result of such transaction, owns all or substantially all of the common stock or the voting securities of the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities, as the case may be, (ii) no Person (excluding the Company or any employee benefit plan (or related trust) of the Company or such entity surviving or resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity surviving or resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such entity (or any parent thereof) entitled to vote generally in the election of members of the board of directors (or, for a non-corporate entity, equivalent governing body) and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity surviving or resulting from such Business Combination (or any parent thereof) were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination;

(iii)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv)    There shall have been a change in the composition of the Board within a two (2) year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company’s stockholders or, if earlier, initial appointment to the Board was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two (2) year period together with the directors who were previously so approved (either by a specific vote of approval or by approval of the Company’s proxy statement in which such person was named as a nominee for election as a director).

(c)    Qualifying Termination. For purposes of this Section 9, a “Qualifying Termination” shall be deemed to have occurred under the following circumstances:

(i)    A Company-initiated termination not for “cause” provided that the Participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company. For this purpose, “cause” means:

(A)    Willful and continued failure by the Participant to substantially perform his duties with the Company (except where the failure results from incapacity due to Disability) for a period of thirty (30) consecutive days after a written demand for substantial performance is delivered to the Participant by the Committee, which demand specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties;

(B)    Willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

(C)    The Participant is convicted of, or have entered a plea of nolo contendere to, a felony.

For purposes of paragraphs (A) and (B) next above, no act, or failure to act, on Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his act, or failure to act, was in the best interest of the Company. “Cause” will be interpreted by the Committee in its sole discretion and such interpretation will be conclusive and binding on all parties.

(ii)    The Participant resigns with good reason, for which purpose “good reason” means the occurrence of any one or more of the following events which occur without the Participant’s express written consent:

(A)    if applicable, the assignment to the Participant of any duties materially inconsistent with his status as an officer of the Company (e.g., no longer reporting to the CEO) or a substantial adverse alteration in the nature or status of his authorities, duties or responsibilities from those in effect immediately prior to the Change in Control (e.g., reduction in signing authority);

(B)    a material adverse change in the Participant’s reporting relationships;

(C)    a material reduction by the Company, its Subsidiaries or its Affiliates in the Participant’s base salary or bonus from the levels in effect immediately prior to a Change in Control or as the same may be increased from time to time after a Change in Control;

(D)    the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the location of such place of employment immediately prior to a Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations prior to the Change in Control or, if the Participant has consented to a relocation, the failure by the Company to provide the Participant with all of the benefits of the Company’s relocation policy as in operation immediately prior to a Change in Control;

(E)    the failure of the Company to pay to the Participant any material amount or portion of the Participant’s compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date on which such compensation was due; or

(F)    the failure by the Company to continue in effect any compensation or benefit plan which is material to the Participant’s compensation and in which the Participant participated immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of benefits provided and the level of his participation relative to other participants, as existed at the time of the Change in Control.

For a termination to qualify as a termination for good reason, the Participant must notify the Company in writing of termination for good reason, specifying the event constituting good reason, within ninety (90) days after he first becomes aware of the event that he believes constitutes good reason. Failure for any reason to give written notice of termination of employment for good reason in accordance with the foregoing will be deemed a waiver of the right to terminate his employment for that good reason event. The Company will have a period of thirty (30) days after receipt of the Participant’s notice in which to cure the good reason. If the good reason event is cured within this period, the Participant will not be entitled to terminate his employment for good reason. If the Company waives its right to cure or does not, within the thirty (30) day period, cure the good reason event, the Participant may terminate his employment for good reason within thirty (30) days following the earlier of the date on which the Company waives its right to cure or the end of the cure period. If the Participant does not terminate his employment within such thirty (30) day period, he will waive his right to terminate his employment for that good reason event.

A Participant’s death or voluntary resignation without good reason will not constitute a Qualifying Termination. For purposes of this Section 9(c), references to the Company shall include the Company’s Subsidiaries and Affiliates.

10.    Additional Award Forfeiture Provisions.

The Committee may provide in an Award Agreement that a Participant’s right to receive a grant of an Award, to exercise the Award, to receive a settlement or distribution with respect to the Award or to retain cash, Stock, other Awards, or other property acquired in connection with an Award, shall be conditioned upon the Participant’s compliance with specified conditions that protect the business interests of the Company and the Subsidiaries and Affiliates from harmful actions of the Participant, including, without limitation, conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non- disparagement of the Company, the Subsidiaries and Affiliates, and the officers and directors of the Company and the Subsidiaries and Affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following Separation from Service with the Company. Accordingly, an Award Agreement may include terms providing for a “clawback” or forfeiture from the Participant of the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award. Without limiting the generality of the preceding sentence, unless otherwise determined by the Committee in an Award Agreement, if the Board or an appropriate committee of the Board determines that, as a result of a restatement of the Company’s financial statements or an act of malfeasance of office, a Participant has received more compensation than would have been paid, absent the action(s) or the incorrect financial statements, the Board or its committee, as applicable, in its discretion, shall be permitted to take such action as it deems necessary or appropriate to address the events that gave rise to the restatement or improper action and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the Participant, causing the partial or full cancellation of restricted stock or deferred stock awards and outstanding stock options, adjusting the future compensation of such Participant, and dismissing or taking legal action against the Participant, in each case as the Board or its committee determines to be in the best interests of the Company and its stockholders.

11.    General Provisions.

(a)    Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate. The Committee may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)    Limits on Transferability; Beneficiaries.

(i)    No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary or Affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that, during a Participant’s lifetime, Awards and other rights (other than ISOs, SARs granted in tandem with ISOs, and Section 409A Awards described in Section 11(k)(i)) may be transferred to one or more of the following:

(A)    the Participant’s spouse, children (including adopted and step children) or grandchildren (including adopted and step grandchildren), parents, grandparents or siblings,

(B)    a trust for the benefit of one or more of the Participant or the persons referred to in clause (A),

(C)    a partnership, limited liability company or corporation in which the Participant or the Persons referred to in clause (A) are the only partners, members or stockholders, or

(D)    for charitable donations;

and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent (x) such transfers are approved by the Committee, (y) the Committee has determined that there will be no transfer of the Award to a third party for value, and (z) such transfers otherwise comply with such other terms and conditions as the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission).

(ii)    If a Participant has died and then or thereafter a payment or benefit becomes distributable under an Award, such payment or benefit will be distributed to the Participant’s Beneficiary; provided, however, that an individual or trust will be deemed a Beneficiary only if he, she or it is surviving or in existence on the date of death of the Participant and if the Participant has designated such individual or trust as a Beneficiary in his or her most recent written and duly filed Beneficiary designation (i.e., any new Beneficiary designation under the Plan cancels a previously filed Beneficiary designation). If no Beneficiary is living or in existence at the time of Participant’s death, any subsequent payment or benefit will be distributable to the person or persons in the first of the following classes of successive preference:

(A)    widow or widower, if then living,

(B)    surviving children, equally,

(C)    surviving parents, equally,

(D)    surviving brothers and sisters, equally,

(E)    executors or administrators;

and the term “Beneficiary” as used in the Plan shall include such individuals. This provision applies to payments and benefits distributable upon vesting or after expiration of any mandatory or elective deferral period, and also to the right to exercise any Option or SAR during any period in which the Award is outstanding and exercisable.

(iii)    A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)    Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock in such a way that an adjustment is appropriate or, in the case of any outstanding Award, which is necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of:

(i)    the number and kind of shares of Stock that may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4,

(ii)    the number and kind of shares of Stock by which Annual Limits are measured under Section 5,

(iii)    the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and

(iv)    the exercise price, grant price or purchase price relating to any Award,

or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and Performance Goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or Affiliate or other business unit, or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. Notwithstanding the forgoing, no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Qualified Performance Awards or Options or SARs granted under the Plan to Participants designated by the Committee as Covered Employees to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the Performance Goals relating to Options or SARs granted to Covered Employees. In furtherance of the foregoing, in the event of an “equity restructuring” as defined in FAS 123R that affects the Stock, a Participant shall have a legal right to an adjustment to the Participant’s Award, which shall preserve without enlarging the value of the Award, with the manner of such adjustment to be determined by the Committee in its discretion, and subject to any limitation on this right set forth in the applicable Award Agreement.

(d)    Tax Provisions.

(i)    Withholding. The Company and any Subsidiary or Affiliate is authorized to withhold from any Award or payment relating to an Award under the Plan, including, without limitation, from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with such Award or payment, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any such Award or payment. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an

Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(ii)    Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)    Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten (10) days thereof.

(e)    Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange, or if such amendment would either:

(i)    materially increase the number of shares reserved for issuance and delivery under the Plan,

(ii)    change the types of Awards available under the Plan,

(iii)    expand the class of persons eligible to receive Awards under the Plan,

(iv)    extend the term of the Plan, or

(v)    decrease the exercise price at which Options may be granted.

The Board may otherwise, in its discretion, submit other amendments to the Plan to stockholders for approval. The Committee is authorized to amend outstanding Awards, except as limited by the Plan. The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

—	lowering the exercise price of an Option or SAR after it is granted;

—	any other action that is treated as a repricing under generally accepted accounting principles;

—

canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Stock, in exchange for another Option or SAR, Restricted Stock, other equity, cash or other property;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11(c). With regard to other terms of Awards, the authority of the Committee to waive or modify an Award term after the Award has been granted does not permit waiver or modification of a term that would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f)    Right of Setoff. The Company or any Subsidiary or Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a Subsidiary or Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10. The Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f). The foregoing notwithstanding, no setoff is permitted against amounts credited to a Deferral Account prior to the distribution of such Deferral Account.

(g)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan, unless the Committee otherwise determines with the consent of each affected Participant.

(h)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards that do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)    Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and Qualified Performance Awards subject to Section 7(c) shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time an Award is granted. Accordingly, the terms of Section 7(c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award Agreement relating to a Qualified Performance Award does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance goals.

(k)    Compliance with Code Section 409A.

(i)    Awards Deferrals. Other provisions of the Plan notwithstanding, to the extent that the terms of any Award held by a Participant who is subject to United States federal income tax requires or permits installment or deferred payment of such Award resulting in a “deferral of compensation” within the meaning of Code Section 409A and regulations thereunder (a “Section 409A Award”), such Section 409A Award shall be subject to the following additional terms and conditions:

(A)    Deferral Elections. If a Participant is permitted to elect to defer an Award or any payment under an Award, such election must be in writing (on a form acceptable to the Committee) and must be received by the Company by the following election deadlines:

(1)    Awards Subject to a Substantial Risk of Forfeiture. In the case of an Award that is subject to forfeiture unless the Participant continues to provide services for a period of at least twelve (12) months after the date of grant, the deferral election must be received by the Company no later than the thirtieth (30th) day after the date of grant, provided that the election is made at least twelve (12) months before the earliest date at which the Award will no longer be subject to forfeiture.

(2)    Performance Awards. In the case of a Performance Award, the deferral election must be received by the Company no later than six (6) months before the end of the applicable Performance Period, provided that (i) the Participant was employed continuously from the later of the first day of the Performance Period or the date on which the Performance Goal was established through the date of election, (ii) the election to defer is made before such compensation has become readily ascertainable (i.e., substantially certain to be paid), and (iii) the Performance Period is at least twelve (12) months in length and the Performance Goal was established within the Qualified Performance Award Determination Period.

(3)    All Other Awards. In the case of all other Awards for which the Committee permits the Participant to make deferral elections, the deferral election must be received by the Company no later than December 31 of the calendar year prior to the calendar year that includes the date of grant.

(B)    Required Deferrals. In the event that the Committee determines that the payment of an Award shall be automatically deferred, without providing the Participant with the opportunity to elect the time and form of such payment, the Committee must set forth the time and form of payment of the Award in the Award Agreement or a related document no later than the later of (i) the date of grant or (ii) the date by which the Participant would have been required to submit his or her deferral election under Section 11(k)(i)(A) above had the Committee permitted such Participant to make such election.

(C)    Deferral Accounts. The Company will establish and maintain a Deferral Account in the name of each Participant whose payment of a Section 409A Award has been deferred in accordance with this Section 11(k)(i). Section 409A Award deferrals shall be credited to the Deferral Account as of the date that the underlying Award would otherwise have been paid if such payment had not been deferred. Awards that were otherwise payable in cash will be credited to the Deferral Account as an equivalent amount of cash and Awards that were otherwise payable in shares of Stock will be credited to the Deferral Account as an equivalent number of Share Units.

(D)    Distribution of Section 409A Award Deferrals. Except as provided in Section 11(k)(i)(F) hereof, no Section 409A Award shall be distributable to a Participant (or his or her Beneficiary) except upon the occurrence of one of the following dates or events (or a date related to the occurrence of one of the following dates or events), which must be specified either in the applicable Award Agreement or related document, or in the written deferral election submitted by the Participant in respect of such Section 409A Award:

(1)    Specified Time. A specified time or a fixed schedule;

(2)    Separation from Service. The Participant’s Separation from Service; provided, however, that if the Participant is a Section 409A Specified Employee as of the date of his or her Separation from Service and any of the Company’s Stock is publicly traded on an established securities market or otherwise, the Company shall withhold payment of any Section 409A Award deferral that becomes payable to such Section 409A Specified Employee on account of his or her Separation from Service until the first day of the seventh (7th) month following such Separation from Service or, if earlier, the date of his or her death. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period;

(3)    Death. The death of the Participant. Unless a specific time otherwise is stated for payment of a Section 409A Award deferral upon death, such payment shall occur during the calendar year in which falls the thirtieth (30th) day after death;

(4)    Disability. The date the Participant incurs a Disability; and

(5)    Change in Control. The occurrence of a Change in Control.

(E)    Changes in Distribution Terms. The Committee may, in its discretion, require or permit on an elective basis a change in the time and/or form of payment of Section 409A Awards after the dates specified in Sections 11(k)(i)(A) and (B) above, subject to the following conditions, which may not be waived by the Committee:

(1)    Such election or Committee determination must in writing and must be made, if at all, no less than twelve (12) months prior to the originally scheduled payment date set out in the applicable Award Agreement or the Participant’s most recent payment election;

(2)    Such election or Committee determination shall not be valid and take effect until at least twelve (12) months after the date on which the election or determination is made; and

(3)    Except with respect to an election to receive payment upon Disability, death or an Unforeseeable Emergency, the first scheduled payment must be deferred pursuant to the election for a period of at least five (5) years from the original payment date set out in the applicable Award Agreement or the Participant’s most recent payment election.

(F)    No Acceleration. The distribution of a Section 409A Award deferral may not be accelerated prior to the time specified in accordance with Section 11(k)(i)(D) hereof, except in the case of one of the following events:

(1)    Unforeseeable Emergency. The Committee may permit accelerated payment of a Section 409A Award deferral upon the occurrence of an Unforeseeable Emergency, but only if the net amount payable upon such settlement does not exceed the amounts necessary to relieve such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the settlement, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of Section 409A Award deferrals under the Plan. Upon a finding that an Unforeseeable Emergency has occurred with respect to a Participant, any election by the Participant to defer payment of an Award that will be earned and vested in whole or part in connection with services performed during the year in which the Unforeseeable Emergency occurred or is found to continue will be immediately cancelled, as provided in Treasury Regulation Section 1.409A-3(j)(4)(viii).

(2)    Domestic Relations Order. The Committee may permit accelerated payment of a Section 409A Award deferral to the extent necessary to comply with the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B) of the Code), as provided in Treasury Regulation Section 1.409A-3(j)(4)(ii).

(3)    Conflicts of Interest. The Committee may permit accelerated payment of a Section 409A Award deferral to the extent necessary to comply with a Federal, state, local or foreign ethics law or conflict of interest law, as provided in Treasury Regulation Section 1.409A-3(j)(4)(iii)(B).

(4)    Payment of Employment Taxes. The Committee may permit accelerated payment of a Section 409A Award deferral to the extent necessary to enable the Participant to satisfy applicable federal employment tax obligations, as provided in Treasury Regulation Section 1.409A-3(j)(4)(iv).

(5)    Other Permitted Accelerations. The Committee may exercise the discretionary right to accelerate the vesting of any unvested Award deemed to be a Section 409A Award upon a Change in Control, as defined in Section 11(k)(i)(D)(5), or to terminate the Plan upon or within twelve (12) months after such Change in Control and make distributions to the extent permitted under Treasury Regulation Section 1.409A-3(j)(4)(ix), or accelerate payment of any Section 409A Award deferral in any other circumstance permitted under Treasury Regulation Section 1.409A-3(j)(4).

(G)    Timing of Distributions. Except as otherwise provided in Section 11(k)(i)(D)(3) with respect to Section 409A Award deferrals that become payable on account of a Participant’s death, unless the applicable Award Agreement or related document, or written deferral election submitted by the Participant in respect of such Section 409A Award provides a specific date following any of the other permissible payment events set out in Section 11(k)(i)(D) upon which payment of a Section 409A Award deferral shall be made or commence, such payment shall be made or commence within sixty (60) days after the occurrence of the applicable payment event; provided, however, that where such sixty (60) day period begins and ends in different tax years, the Participant shall have no right to designate the tax year in which payment will be made (other than pursuant to an election that satisfies the requirements of Section 11(k)(i)(E)).

(ii)    Distributions upon Vesting. In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the risk of forfeiture lapsed, and if a determination is to be made promptly following the end of a Performance Period (as in the case of Performance Awards), then the determination of the level of achievement of the applicable performance goals and the distribution shall be made between January 1 and March 15 of the year following the end of such Performance Period. In all cases, the Participant shall have no right to designate the tax year in which distribution will be made (other than pursuant to an election that satisfies the requirements of Section 11(k)(i)(E)).

(iii)    Limitation on Adjustments. Any adjustment under Section 11(c) shall be implemented in a way that complies with applicable requirements under Code Section 409A so that Options or SARs do not, due to the adjustment, become Section 409A Awards, and otherwise so that no adverse consequences under Code Section 409A result to Participants.

(iv)    Release or Other Separation Agreement. If the Company requires a Participant to execute a release, non-competition, or other agreement as a condition to receipt of a payment upon or following a Separation from Service, the Company will supply to the Participant a form of such release or other document not later than the date of the Participant’s Separation from Service, which must be returned within the time period required by law and must not be revoked by the Participant within the applicable time period in order for a Participant to satisfy any such condition. If any amount payable during a fixed period following Separation from Service is subject to such a requirement and the fixed period would begin in one tax year and end in the next, the Company, in determining the time of payment of any such amount, will not be influenced by the timing of any action of the Participant, including execution of such a release or other document and expiration of any revocation period. In particular, the Company will be entitled in its discretion to deposit any such payment in escrow during either tax year comprising such fixed period, so that such deposited amount is constructively received and taxable income to the Participant upon deposit, but with distribution from such escrow remaining subject to the Participant’s execution and non-revocation of such release or other document.

(v)    Special Disability Provision. In case of a Disability of a Participant, for any Award or portion thereof that constitutes either a short-term deferral for purposes of Code Section 409A or a Section 409A Award deferral, the Company shall determine whether the Participant’s circumstances are such that the Participant will not return to service, in which case such Disability will be treated as a Separation from Service for purposes of determining the time of payment of such Award or portion thereof then subject only to service- based vesting. In each case, the Participant shall be accorded the benefit of vesting that would result in the case of Disability in the absence of this provision, so that the operation of this provision, intended to comply with Code Section 409A, will not disadvantage the Participant. The Company’s determination hereunder will be made initially within thirty (30) days after the Disability and each March and December thereafter.

(vi)    Scope and Application of this Provision. For purposes of this Section 11(k), references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the Section 409A Award deferral prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

(l)    Awards to Participants Outside the United States. Other provisions of the Plan to the contrary notwithstanding, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws and customary business practices in other countries in which the Company or any Subsidiary or Affiliate operates or has employees, the Committee shall have the power and authority to (i) determine which Participants employed outside the United States or subject to non-United States tax laws are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to or held by such Participants, (iii) establish subplans, modify exercise procedures and other terms and procedures relating to Awards granted or held by such Participants to the extent such actions may be necessary or advisable, and (iv) take such other actions as the Committee may deem necessary or appropriate so that the value and other benefits of an Award to such a Participant, as affected by foreign tax laws and other applicable restrictions, shall be comparable to the value of such an Award to a Participant who is resident or employed in the United States. An Award may be modified under this Section 11(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(m)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary or Affiliate, (ii) interfering in any way with the right of the Company or a Subsidiary or Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award. Except as expressly provided in the Plan and an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary or Affiliate and shall not affect any benefits under any other benefit plan under which the availability or amount of benefits is related to the level of compensation (unless required by applicable law, or by any such other plan or arrangement with specific reference to Awards under this Plan).

(n)    Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or Award Agreement or other document relating thereto.

(o)    Plan Effective Date and Termination. The Plan was originally effective as of December 5, 2008. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan will terminate on the date that is ten (10) years after the latest date upon which stockholders of the Company have approved the Plan (except that, for Qualified Performance Awards under Section 7(c), such authority will terminate earlier at the date five (5) years after the latest stockholder approval of the Business Criteria set out in Section 2(h) for such Awards, and the Plan will remain in effect until such time as the Company has no further rights or obligations with respect to outstanding Awards or otherwise under the Plan.

(p)    Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles, and applicable provisions of federal law.

MAP AND DIRECTIONS TO

2010 ANNUAL MEETING OF STOCKHOLDERS OF MEAD JOHNSON NUTRITION COMPANY

The Glen Club

2901 W. Lake Avenue

Glenview, IL 60026

From Downtown Chicago

I-90/I-94 West approximately 7 miles; I-90 and I-94 split at this point—Continue on I-94 West approximately 8 miles—Exit Lake Ave. West—Drive west 3 miles to Patriot Blvd.—Turn right (north)—Drive north 1 mile (past stop sign at Chestnut) to West Lake Ave—Turn left (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From O’Hare Airport

I-190 East to I-294 North toward Wisconsin—Continue on I-294 North approximately 8 miles—Exit Willow Rd. East—Drive east 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive west on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From the West

I-90 East to I-294 North toward Wisconsin—Continue on I-294 North approximately 8 miles—Exit Willow Rd. East—Drive east 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From the North

I-94 East—Keep right and merge on to I-294 South toward Indiana/O’Hare—Continue on I-294 South approximately 3.5 miles—Exit Willow Rd. towards Northbrook/Glenview—Turn left (east) and continue on for approximately 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From the South

I-294 North toward Wisconsin—Exit Willow Rd. East—Drive east 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

MEAD JOHNSON NUTRITION COMPANY 2701 PATRIOT BOULEVARD GLENVIEW, IL 60026

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time, Monday, May 10, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS    PROXY    CARD    IS    VALID    ONLY    WHEN    SIGNED    AND     DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees

01	Stephen W. Golsby 02 Dr. Steven M. Altschuler 03 Howard B. Bernick 04 James M. Cornelius 05 Peter G. Ratcliffe
06	Dr. Elliott Sigal 07 Robert S. Singer 08 Kimberly A. Casiano 09 Anna C. Catalano

The Board of Directors recommends you vote FOR the following proposal(s):						For	Against	Abstain

2.	Approval of Mead Johnson Nutrition Company 2009 Amended and Restated Stock Award and Incentive Plan.					☐	☐	☐

3.	The Ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (Independent Auditors) in 2010.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No			Yes	No
Please indicate if you plan to attend this meeting		☐	☐		HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000061218_1     R2.09.05.010

April 2, 2010

Dear Fellow Stockholder:

We are pleased to invite you to attend our Annual Meeting of Stockholders on May 11, 2010, at 9:30 a.m. Central Daylight Time, at The Glen Club, 2091 W. Lake Avenue, Glenview, Illinois 60026.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend in person, you can ensure that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by Internet or by telephone or by signing, dating and returning your proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Sincerely,

James M. Cornelius	Stephen W. Golsby
Chairman of the Board of Directors	President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Combined Document is/are available at www.proxyvote.com.

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MEAD JOHNSON NUTRITION COMPANY
This Proxy and Voting Instruction Card is solicited on
behalf of the Board of Directors for the Annual Meeting of
Stockholders on May 11, 2010.

The stockholder(s) hereby appoint(s) Eryk Spytek and Rebecca Reeves, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MEAD JOHNSON NUTRITION COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m., CDT on May 11, 2010, at the The Glen Club, 2901 W. Lake Avenue, Glenview, IL 60026, and any adjournment or postponement thereof.

This card also provides voting instructions for any common shares held on the undersigned’s behalf in the benefit plans of Mead Johnson Nutrition Company, Bristol-Myers Squibb Company and ConvaTec Inc.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations FOR Items 1, 2, and 3.

  Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000061218_2      R2.09.05.010